EXHIBIT 10.28

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ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT

Between

US Geothermal, Inc.

And

Ormat Nevada, Inc.

Dated as of December 5, 2005

CONFIDENTIAL

*Certain portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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LIST OF EXHIBITS

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ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT

          THIS ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT (“Contract”) dated as of December 5, 2005, is made by and between:

(1)	US GEOTHERMAL, INC., an Idaho corporation, with its principal place of business at 1509 Tyrell Lane, Suite B, Boise, Idaho 83706 (“Company”); and

(2)	ORMAT NEVADA, INC., a Delaware corporation, with its principal place of business at 980 Greg Street, Sparks, NV 89431-6039 (“Contractor”).

RECITALS

          A.      Company is developing a thirteen (13) MW geothermal power plant in the Raft River Known Geothermal Resource Area in the State of Idaho and desires to retain Contractor to provide certain construction related services and to supply equipment in relation to such power plant.

          B.      Contractor desires to be retained by Company to provide construction related services and supply equipment in relation to Company’s power plant.

AGREEMENT

     THEREFORE, Company and Contractor (each individually, a “Party” and together, the “Parties”) agree as follows:

ARTICLE 1.      DEFINITIONS, INTERPRETATION AND CONTRACT DOCUMENTS

          1.1      Definitions

          In addition to the terms defined elsewhere in this Contract, the definitions of certain terms used in this Contract with initial letters capitalized are as set forth herein.

          “Affiliate” means, with respect to any person or entity, any other person or entity (including any officer, director, shareholder, partner, employee, agent or representative of such person or entity) that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first person or entity. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, partnership or other ownership interests, by contract, by Law or otherwise.

          “Approved Vendors” means the vendors set forth in Exhibit F, as amended from time-to-time pursuant to Section 17.3.

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          “As-Built Drawings” has the meaning given to it in Section 9.3.

          “Capacity Test” has the meaning given to it in Exhibit D.

          “Certificate of Final Completion” means the certificate issued by Contractor to Company under this Contract, pursuant to Section 4.4.

          “Certificate of Substantial Completion” means the certificate issued by Contractor to Company under this Contract, pursuant to Section 4.3.

          “Change in the Work” means a change to the Work as provided in Article 8.

          “Change of Law” means any Law, official interpretation thereof or manner of interpretation thereof, that is amended or modified, is enacted, adopted, promulgated or otherwise becomes effective or is repealed, revoked, suspended or not renewed after the Effective Date and which increases Contractor’s cost of performing the Work, delays Contractor’s performance of the Work or otherwise adversely affects Contractor’s performance of its obligations under this Contract.

          “Change Order” means a written change order based on the form set forth in Exhibit L describing the Change in the Work and its effect, if any, on the Contract Price, the Milestone Payment Schedule, the Schedule and any other provision of this Contract that is affected.

          “Commencement Date” has the meaning given to it in Section 4.2.

          “Company” has the meaning set forth in the introductory paragraph to this Contract.

          “Company Default” means the failure or delay of Company or its representatives, agents, subcontractors or suppliers (other than Contractor and its Subcontractors and their agents and employees) to meet Company’s material obligations under this Contract, including the obligations identified in Section 3.1.

          “Company Indemnified Party” has the meaning set forth in Section 15.1.

          “Company Permits” means the Permits to be obtained by Company as described in Exhibit G and, other than the Contractor Permits, any Permits otherwise necessary for the construction, operation and maintenance of the Project.

          “Company’s Representative” has the meaning given to it in Section 3.2.

          “Contract” means this Engineering, Procurement and Construction Contract together with the Exhibits attached hereto, as the same may be amended or otherwise modified from time-to-time as permitted herein.

          “Contract Price” means the total aggregate price payable to Contractor by Company as set forth in Exhibit B, and as adjusted pursuant to the provisions of this Contract.

          “Contractor” has the meaning given to it in the Preamble.

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          “Contractor Hazardous Materials” has the meaning given to it in Section 2.2(h) .

          “Contractor Permits” means the Permits to be obtained by Contractor as described in of Exhibit G.

          “Contractor’s Representative” has the meaning given to it in Section 2.3.2.

          “Correction Curves” has the meaning(s) given to it in Exhibit D and shall be used to adjust Facility performance from variations from the Design Conditions and/or other specified factors (e.g., degradation) as provided therein.

          “Day” means a twenty-four (24) hour period beginning and ending at 12:00 midnight.

          “Defect” or “Defective” means any Work, including any part or component thereof, that: (i) contains improper or inferior workmanship; (ii) fails to conform in any material respect with the relevant Drawings or Specifications, including any Change in the Work; (iii) is not manufactured in any material respect with the applicable Drawings and the Specifications; and (iv) is not free from defects in material and workmanship.

          “Defect Remedy Work” means Contractor’s repair or replacement of any Defect or Work that is Defective.

          “Delay Liquidated Damages” has the meaning given to it in Section 4.6.1.

          “Delayed Payment Rate” means a per annum rate of interest equal to the lesser of (i) twelve percent (12%) and (ii) the maximum rate permitted by applicable Law.

          “Design Conditions” means the design operating conditions for the Facility as set forth in Exhibit C.

          “Documents” means any design, drawing (including the Drawings), certificate, specification (including the Specifications), report, studies, model, program, record, pattern, sample, written information and data and other document of whatever nature (including a record thereof in software form).

          “Dollars” or “$” means the lawful currency of the United States of America.

          “Drawings” means the Facility drawings set forth in Exhibit C or otherwise provided by Contractor to Company pursuant to Article 9 or other terms of this Contract, including the As-Built Drawings.

          “Effective Date” means the date of this Contract.

          “Facility” means the unit number one geothermal power plant and related infrastructure to be located the Raft River Known Geothermal Resource Area in Cassia County in the State of Idaho to be constructed as part of the development of the Project on the Site, all as more particularly described in Exhibits A and C, but for avoidance of doubt excludes the

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interconnection facilities, geothermal production, re-injection and cooling tower make-up water wells, the gathering system and other portions of the Project outside of the power plant island.

          “Final Completion” means the satisfaction or deemed satisfaction of each of the following: (a) Substantial Completion has occurred; (b) Contractor has delivered final lien waivers and releases from Contractor and Contractor’s Subcontractors to Company; (c) all Documents which are to be delivered to Company, by Contractor on or before the Final Completion Date pursuant to this Contract have in-fact been delivered to Company; (d) all of Contractor’s supplies, personnel, rubbish and Contractor Hazardous Materials have been removed from the Site; and (e) all Work other than Punch List Items have been completed in accordance with this Agreement.

          “Final Completion Date” means the earlier of (a) the date upon which the Certificate of Final Completion was issued by Contractor to Company pursuant to Section 4.7 (provided that such Certificate of Final Completion has been subsequently countersigned by Company pursuant to Section 4.8) or (b) the date upon which Final Completion is deemed to have occurred under this Contract pursuant to Section 4.8 or Section 6.4.3.

          “Financing Parties” means (a) any and all lenders providing senior or subordinated construction, interim or long-term debt financing or refinancing; and (b) any and all equity investors providing leveraged lease-financing or refinancing, and in each case any trustee or agent acting on their behalf, for the Facility. Company shall provide written notice to Contractor of the names of all of the Financing Parties.

          “Force Majeure” means any war, declared or not, invasion, armed conflict or act of public enemy, blockage, embargo, revolution, insurrection, riot, civil commotion, act of terrorism, or sabotage provided that any such event occurs within or directly involving the United States or any individual state, or any other country from which machinery, equipment or material for the Facility are procured or transported through, an act of God, including, but not limited to, lightning, fire, earthquakes, volcanic activity, floods, storms or unusual weather conditions, cyclones, typhoons, or tornadoes, labor disputes including strikes, or slowdowns, or lockouts that extend beyond the Facility or are widespread or nationwide, or any other event or circumstances or combination of event(s) or circumstances beyond the reasonable control of a Party, that have a real, quantifiable and adverse impact on cost or performance of the Work.

          “Gross Invoice Amount” has the meaning given to it in Section 5.3.1.

          “Governmental Authority” means any local, state, regional, central or national government administrative, judicial or executive organs, but excluding any similar foreign or multinational entity, that has or purports to have or asserts or attempts to assert, jurisdiction to legislate, decree, adjudicate or enforce any decision related to, or bearing on, the Facility or the Work.

          “Guaranteed Final Completion Date” means the Guaranteed Final Completion Date identified in the Schedule, as the same may be amended from time-to-time in accordance with this Contract.

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          “Guaranteed Substantial Completion Date” means the Guaranteed Substantial Completion Date identified in the Schedule, as the same may be amended from time-to-time in accordance with this Contract.

          “Hazardous Materials” means any hazardous or toxic substances, materials and wastes which are regulated or are classified as hazardous or toxic by any Governmental Authority having jurisdiction over the Site, including, but not limited to, those substances included in the definitions of “Hazardous Substances,” “Hazardous Materials,” “Toxic Substances,” “Hazardous Waste,” “Solid Waste,” “Pollutant,” or “Contaminant~~"~~” in any federal, state, local or other Law pertaining to public or worker health, welfare or safety or the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. § 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. § 6901 et seq.; the Federal Clean Air Act, 42 U.S.C. § 7401-7626; the Federal Water Pollution Control Act and Federal Clean Water Act of 1977, as amended, 33 U.S.C. § 1251 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 135 et seq.; the Federal Environmental Pesticide Control Act, the Federal Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Federal Safe Drinking Water Act, 42 U.S.C. § 300(f) et seq.; the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. § 11001 et seq.; and the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 et seq. and in the regulations promulgated pursuant to those laws.

          “Information” means any Drawings, Specifications or other information furnished directly or indirectly by the other Party hereto in connection with the Contract and the Facility and the Project whether such Information has been furnished prior to, during or following termination of the Contract in connection with the performance of this Contract.

          “Insolvency Event” means the bankruptcy, insolvency, liquidation, administration or other receivership or dissolution of a Party and any equivalent or analogous Proceedings by whatever name known and in whatever jurisdiction and any step taken (including the presentation of a petition or the passing of a resolution) for or with a view to any of the foregoing.

          “Law” means any federal, state, commonwealth, local or other constitution, charter, act statute, law, ordinance, treaty, resolution, directive (to the extent having the force of law), code, rule, regulation, order, specified standards or objective criteria contained in any applicable permit or approval, which standards or criteria must be met in order for the Facility to be constructed and operated lawfully, and other legislative or administrative action of any Governmental Authority, or a final decree, judgment or order of a court, or any applicable engineering, construction, safety or electrical generation code.

          “Letter of Credit” means a stand-by letter of credit procured: (i) by Company, or (ii) through one or more of the Financing Parties for the benefit of Company and in favor of Contractor, and which shall be sufficient to pay Contractor any balance of sums owed to Contractor by Company pursuant to this Contract (as such Letter of Credit may be updated from

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time-to-time), but in particular with respect to the payment terms set forth in Section 5.3.1 and the Schedule.

          “Liability” or “Liabilities” means any fine, penalty, damage, loss, cost, claim or expense or other liability (including any related fees, expenses and disbursements of a Party’s counsel).

          “Liquidated Damages” means Delay Liquidated Damages, Performance Liquidated Damages, Shortfall Generation Liquidated Damages and Net Performance Liquidated Damages.

          “Major Vendor” means any vendor engaged directly by Contractor to provide equipment for incorporation into the Work at the Site, whose Work is valued in excess of One Million Dollars ($1,000,000).

          “Materials” means all equipment, supplies, apparatus, instruments, machinery (including the OEC), parts, tools, components, appliances, spare parts and appurtenances thereto to be supplied under this Contract by Contractor as described in or required by the Scope of Work.

          “Milestone Payment Schedule” means the payment schedule for payment of the Contract Price as set forth in Exhibit B.

          “Minimum Payment” has the meaning given to it in Section 5.3.1.

          “Month” means a period beginning at 12:00 midnight on the last Day of the preceding calendar month and ending at 12:00 midnight on the last Day of the calendar month.

          “MW” means megawatts.

          “Net Deliverable Capacity” has the meaning given to it in Exhibit D.

          “Net Performance Liquidated Damages” means the Performance Liquidated Damages less the amount of Shortfall Generation Liquidated Damages paid or payable by Contractor to Company pursuant to Section 4.10.

          “Notice to Proceed” means the notice issued by Company to Contractor authorizing Contractor to commence the Work under this Contract.

          “O&M Manual” means the operation and maintenance manual to be provided by Contractor to Company pursuant to Section 9.6.

          “OEC” means the Ormat Energy Converter.

          “Party” and “Parties” have the meanings given to them in the Preamble.

          “Performance Bonus” has the meaning given to it in Section 11.1.3.

          “Performance Guarantee” means the guaranteed minimum level of Net Deliverable Capacity to be attained as specified in Exhibit D.

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          “Performance Liquidated Damages” has the meaning given to it in Section 11.1.1.

          “Performance Tests” means the Synchronization Test, the Trip Test, the Capacity Test, the Reliability Test, and the Turbine Run Back Test (all as are defined in Exhibit D) to be carried out to determine whether the Facility satisfies the performance requirements set forth in this Contract.

          “Permits” means the permits, approvals and licenses required from Governmental Authorities necessary for the construction, operation and maintenance of the Facility and the performance of the Work.

          “PPA” means the Firm Energy Sales Agreement in effect between Idaho Power Company and US Geothermal Inc. under which the output from the Facility would be delivered and bought.

          “Proceeding” means any claim, suit, demand, allegation, arbitration, dispute or other action process, or proceeding whether actual or threatened.

          “Project” means the geothermal power generation project unit number one to be constructed in the Raft River Known Geothermal Resource Area in Cassia County in the State of Idaho, including the Facility and the related substation, geothermal production and re-injection wells and the gathering system, all as more particularly described in the Power Plant Design Criteria document included in Exhibit C.

          “Prudent Industry Practices” means those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time-to-time, as are commonly used in operations of privately-owned geothermal electric power generation facilities similar to the Facility, which in the exercise of reasonable judgment and in light of the facts known at the time the decision was made, are considered good, safe and prudent practice in connection with the operation and maintenance of geothermal electric power generation facilities similar to the Facility. Prudent Industry Practices are not intended to be limited to the optimal practices, methods, equipment, specifications and standards, but rather to be the practices, methods, equipment, specifications and standards generally accepted in the privately-owned geothermal electric power industry.

          “Punchlist Items” means unfinished items of Work (such as Spare Parts, painting, fine-finish grading or clean-up, updating of Drawings, manuals or other Documents) the lack of which or the failure of which to complete (considered individually or in the aggregate of all Punchlist Items) does not or will not adversely affect the, safety or integrity of the Facility and does not impact the performance of the Facility.

          “Safety Plans” has the meaning given to it in Section 2.3.4.

          “Safety Report” has the meaning given to it in Section 2.3.4.

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          “Schedule” means Exhibit B, as it may be amended from time-to-time as set forth in this Contract, which sets forth the Work performance and payment milestone schedule for the Facility.

          “Schedule Bonus” has the meaning given to it in Section 4.6.2.

          “Scope of Work” means the specific delineation of items of Work to be performed by Contractor as set forth in Exhibit A, which may be modified pursuant to a Change Order pursuant to Article 8, and which shall conform to the Drawings and the Specifications.

          “Shortfall Generation Liquidated Damages” has the meaning given to it in Section 4.10.3.

          “Site” means the site more specifically described in Exhibit C, together with spaces, surface water, ground water, diversion weirs, roads, easements, privileges, access rights, rights-of-way and other rights and interests in land and water acquired or to be acquired by Company to develop, engineer, build, own, operate or maintain the Facility and appurtenant facilities, including any associated working and laydown areas for Contractor.

          “Spare Parts” means the spare parts for the Facility to be provided by Company as described in Exhibit C.

          “Specifications” means the system descriptions, technical specifications and performance specifications and standards for the Facility and the performance of the Work as set forth in Exhibit C.

          “Synchronization Test” means a test whereby the Facility OEC is synchronized to the power grid, as described in Exhibit D.

          “Subcontract” means an agreement between Contractor and a Subcontractor for the performance of any portion of the Work.

          “Subcontractor” means any person or entity, other than Contractor’s employees, engaged by Contractor to perform services relating to the Work.

          “Substantial Completion” means the performance of the Work requirements specified in Section 4.3.

          “Substantial Completion Date” means the earlier of (a) the date upon which the Certificate of Substantial Completion was issued by Contractor to Company pursuant to Section 4.3 (provided that such Certificate of Substantial Completion is subsequently countersigned by Company pursuant to Section 4.4) or (b) the date upon which Substantial Completion is deemed to have occurred under this Contract pursuant to Section 4.5.

          “Tax” means any present or future tax, charge, levy, impost or duty of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing,

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imposed by any Governmental Authority together with any penalties, additions, liens, surcharges and interest relating thereto.

          “Trip Test” has the meaning given to it in Exhibit D.

          “Warranty Period” has the meaning given to it in Section 10.2.

          “Work” means all of the work, services and other duties, obligations and responsibilities that are to be carried out by or under the direction of Contractor pursuant to this Contract, including that work specifically described as Contractor liabilities in the Scope of Work.

          1.2      Interpretation

                      1.2.1      Where the context requires, words importing the singular shall include the plural and vice versa, and words importing persons shall include entities.

                      1.2.2      A reference in this Contract to any Article, Section, Exhibit, Clause or Paragraph is, except where it is expressly stated to the contrary, a reference to such article, section, exhibit, clause or paragraph in this Contract.

                       1.2.3      Headings are for convenience of reference only.

                       1.2.4      Each reference to this Contract shall include a reference to each agreed variation of or supplement to this Contract as may be amended, varied or supplemented from time-to-time.

                       1.2.5      Where the context requires, any reference to a person, entity or Party shall include such person’s, entity’s or Party’s successors and permitted assigns.

                      1.2.6      References to the word “include” or “including” are to be construed without limitation.

          1.3      Documents Included

          This Contract shall consist of this document and the following Exhibits, which are specifically incorporated herein and made a part hereof by this reference.

Exhibit A	Scope of Work Allocation and Interface Points

Exhibit B	Contract Price, Milestone Payment Schedule and Work Milestone Schedule

Exhibit C	Power Plant Design Criteria, Drawings and Specifications

a)	Power Plant Design Criteria, dated December 5, 2005;

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b)	Design Point Heat and Mass Balance Diagrams (Guaranteed, Design, Winter Average, Summer Average), drawing numbers 0.002.95.873.0, sheets 1 through 4, Rev 0.

c)	The Process Flow Diagram number 7.011.00.981.0, rev P5;

d)	P&ID drawing numbers (not a complete list of all drawings required for the Facility):

Drawing Number	Rev.
7.011.00.969.0	P5
7.011.00.973.0	P3
7.011.00.974.0	P5
7.011.00.977.0	P2
7.011.00.978.0	P2
7.011.00.979.0	P4
7.011.00.982.0	P1
7.011.00.983.0	P1
7.011.00.984.0	P1
7.011.00.985.0	P1
7.011.00.986.0	P2
7.011.00.987.0	P2
7.011.00.988.0	P1
7.011.00.989.0	P1

e)	Electrical 1-line and other control, and protection drawings numbers.

Drawing Number	Rev.
7.002.25.853.0	P1
7.002.25.887.0	B
7.002.25.888.0	_ (0)

f)	Site Plan drawing number 7.011.00.970.0, rev P5.

Exhibit D	Performance Tests and Correction Curves

Exhibit E	Warranty Claim Procedures

Exhibit F	Approved Vendors List

Exhibit G	Permits

Exhibit H	Certificate of Substantial Completion

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Exhibit I	Certificate of Final Completion

Exhibit J	Form of Final Lien Waiver

Exhibit K	Liquidated Damages and Bonuses

Exhibit L	Change Order Form

Exhibit M	Change Order Request Form

ARTICLE 2.      CONTRACTOR RESPONSIBILITIES

          2.1      General Responsibilities

                      2.1.1      Except as otherwise expressly set forth in this Contract, Contractor, in consideration of the Contract Price, shall provide, furnish and perform, or cause to be provided, furnished or performed, engineering and design services, Materials, consumables and utilities, and supervision, labor and services required for the development, design, engineering, procurement, manufacturing, transport to Site, quality assurance, inspection, erection, construction, commissioning and performance testing of the Facility as specified in the Scope of Work and in accordance with the provisions of this Contract.

                      2.1.2      Contractor shall diligently prosecute the Work in a good and workmanlike manner in accordance with the Schedule and in accordance with the provisions of this Contract.

          2.2      Specific Responsibilities

          Without limiting the generality of Section 2.1.1 and subject to the terms and conditions set forth in this Contract, Contractor shall at its own expense furnish, undertake, provide or cause to be furnished, undertaken or provided the following:

                    (a)      preparation of the conceptual design and integrated detail design and engineering for the Facility such that the Facility conforms to the Scope of Work and meets the performance and other requirements described in this Contract;

                    (b)      obtain the Contractor Permits from the applicable Governmental Authorities;

                   (c)      coordinate its activities pursuant to this Contract with those activities of Company’s other contractors as requested by Company; provided, however, that such coordination does not delay or otherwise unreasonably interfere with Contractor’s performance of the Work in accordance with the Schedule;

                    (d)      clearing, excavation, backfilling, compaction, consolidation and removal or importation of related materials required with respect to preparation of the Site in accordance with the Scope of Work;

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                    (e)      procurement, supply and transportation to the Site of all Materials necessary to complete the Facility;

                    (f)      supervision and direction of construction and other Work activities on the Site, including construction by Subcontractors, and the coordination of the Work under this Contract;

                    (g)      keep the Site from waste materials or rubbish caused by Contractor’s activities and in a reasonably presentable condition given the nature of the Work. Contractor may store all rubbish and construction debris in an authorized disposal area furnished by Company as provided in Section 3.1(i) . Contractor shall be responsible for the containment of any such material within such area. All rubbish and construction debris caused by Contractor’s activities shall be disposed through a licensed waste hauler, or in a licensed waste disposal site.

                    (h)      remediate and dispose of in accordance with applicable Law any Hazardous Materials generated, transported or released by Contractor or any Subcontractor on or about the Site (“Contractor Hazardous Materials”);

                    (i)      training, in the operation and maintenance of the Facility, of a reasonable number of operating and maintenance personnel furnished by Company pursuant to Section 3.1(f) . Such training shall be carried out in conjunction with the normal commissioning, start-up operations and testing activities of Contractor;

                    (j)      provide periodic reports to Company, not less frequently than monthly, regarding the progress of the Work, including a Gantt Chart in MS Project format in sufficient detail to allow a reasonably experienced engineer to evaluate the progress of the Work;

                    (k)      commission and test the Facility as detailed in Exhibit D; and

                    (l)      clearance of the Site of temporary structures, surplus Materials and tools that were delivered or created by Contractor through the course of the Work, upon completion of field work; provided that Contractor shall offer to sell to Company at cost any such temporary structures, surplus Materials and tools that Contractor does not want to retain.

          2.3      Contractor’s Personnel and Labor Relations

                      2.3.1      Contractor shall ensure that there are at all times at the Site while the Work is being performed at the Site there are sufficient suitably qualified and experienced personnel to supervise and perform such Work.

                      2.3.2      Contractor shall designate, by written notice to Company, a representative who shall act as a single point of contact with Company in all matters relating to the Work (“Contractor’s Representative”). Contractor’s Representative shall have full authority to act on behalf of Contractor for all purposes in connection with this Contract.

                      2.3.3      Company shall be entitled by written notice to Contractor to object to any representative or person employed by Contractor (including Contractor’s Representative) or any

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Subcontractor in the execution of the Work who, in the reasonable opinion of Company, is incompetent or negligent, or engaged in misconduct, and Contractor shall promptly remove such person from the Work and appoint a suitable replacement, or ensure that the relevant Subcontractor does so.

                      2.3.4      Contractor shall develop, present to Company and implement a safety plan for its own construction activities on the Site and for emergency situations prior to the commencement of Work at the Site (“Safety Plans”). During performance of the Work, Contractor shall publish work safety rules for the Site in compliance with the Safety Plan, which safety rules shall apply to any and all visitors to the Site, including representatives of Company. Each week (or other interval mutually agreeable to Company and Contractor), Contractor shall prepare and provide to Company a written report (“Safety Report”) listing (i) any breaches or violations of the Safety Plan, (ii) a description of any incidents resulting therefrom, (iii) incidents related to safety issues at the Site, (iv) the cause of any such incident, (v) the nature of such incident, (vi) the severity of such incident, and (vii) the remedial actions planned to remedy such incident and prevent such incident from occurring in the future.

                      2.3.5      Contractor shall be responsible for the security and protection (i) of its equipment, supplies and tools used in connection with the Work through the Final Completion Date, and (ii) for all of the other property owned or leased by Contractor or any of its Subcontractors located at the Site at areas thereon provided by Company or stored or warehoused off the Site through the Final Completion Date. Contractor shall use due care to protect any of Company’s property at any time in its possession or under its control while performing the Work which shall not be less than the care exercised by Contractor with its own property and Contractor shall be responsible for any damage to such property resulting from its failure to use such care.

                      2.3.6      Contractor shall conduct all of its activities within the boundaries of the Site. Contractor, its Subcontractors, agents and employees shall observe all pertinent and reasonable regulations and rules issued by Company to Contractor which are in effect at the Site, as the case may be, regarding passes, badges and proper conduct on such Site. Company may issue reasonable modifications to such regulations and rules from time-to-time.

                      2.3.7      Company and its agents, employees and other contractors shall observe all pertinent and reasonable regulations and rules issued by Contractor, including the Safety Plan, which are in effect at the Site, as the case may be, regarding passes, badges and proper conduct on such Site. Contractor may issue reasonable modifications to such regulations and rules from time-to-time.

          2.4      Representations and Warranties of Contractor

          Contractor represents and warrants to Company that:

                    (a)      Contractor is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has the requisite legal power and authority to execute, deliver and perform this Contract;

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                    (b)      the execution, delivery and performance by Contractor of this Contract has been duly authorized by all requisite action of Contractor, and there is no provision in its charter documents requiring further consent for such action by any other person or entity; and

                    (c)      this Contract constitutes the legal, valid and binding obligation of Contractor, enforceable against Contractor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, moratorium or similar laws affecting or limiting creditors’ rights generally or by equitable principles relating to enforceability.

          2.5      Use of Spare Parts

          Spare parts may be withdrawn by Contractor from the Spare Parts for the purposes of the Work. Contractor shall be responsible, at its cost, for replacing any such withdrawn Spare Parts as soon as reasonably practicable and in any event no later than the expiration of the Warranty Period.

ARTICLE 3.      COMPANY RESPONSIBILITIES

          3.1      General Responsibilities

          Company shall, at Company’s expense, furnish, undertake, provide or cause to be furnished, undertaken or provided the following:

                    (a)      make available to Contractor and its Subcontractors by the time specified in the Schedule, and continuing until the end of the Warranty Period, the Site, including space for all construction facilities, laydown and storage areas, and roads and other means of access to and from the Site in a timely manner and in accordance with Contractor’s reasonable requirements regarding amount, weight and dimensions of equipment to be transported and the size and layout of the laydown and storage areas;

                    (b)      obtain and maintain in effect all Company Permits from the Governmental Authorities in a timely manner as required to permit Contractor and its Subcontractors to proceed with the Work in accordance with the Schedule;

                    (c)      prepare and/or obtain all environmental impact assessments, studies and statements and geotechnical reports required in connection with the ownership, financing, construction, operation and maintenance of the Facility and the performance of this Contract;

                    (d)      furnish to Contractor copies of any environmental impact assessment, studies and statements and geotechnical reports prepared or obtained as provided in Section 3.1(c) and any information, a power of attorney (if required) and any other items reasonably necessary for Contractor to obtain the Contractor Permits or perform the Work in a timely manner as required to permit Contractor and its Subcontractors to proceed with the Work in accordance with the Schedule;

                    (e)      arrange for electricity, water and other utilities to be available to Contractor at then current market terms for the same for use in the construction, start-up, testing

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and commissioning of the Facility, in a timely manner as required to permit Contractor and its Subcontractors to proceed with the Work in accordance with the Schedule;

                    (f)      provide a reasonably sufficient number of operating personnel, including their supervisors, for training by Contractor as provided in Section 2.2(i), and for participating in the start-up, testing, commissioning, maintenance and upkeep of the Facility through to Final Completion. Each person designated for training by Company shall be a qualified technician and said trainees shall not be deemed employees or Subcontractors of Contractor;

                    (g)      provide the geothermal heat resource in the quantity and quality detailed in the Design Conditions, and in the time frame as required to permit Contractor and its Subcontractors to proceed with the Work in accordance with the Schedule;

                    (h)      provide or make arrangements for the tie-in point to the electricity grid (or any other defined electricity consumer) to be ready in a timely manner in accordance with the Schedule;

                    (i)      provide to Contractor a rubbish and construction debris (but not for Contractor Hazardous Materials) storage area on or adjacent to the Site. Disposal of such Contractor materials stored therein shall be the responsibility of the Contractor, pursuant to Section 2.2 (g).

                    (j)      any removal or disposal of the existing transite pipe on the Site exposed during the Work; and

                    (k)      remediate and dispose of in accordance with applicable Law any Hazardous Materials that are found or are uncovered on or about the Site other than Contractor Hazardous Materials that are the responsibility of Contractor as provided in Section 2.2(h) .

          3.2      Company’s Representative

          Company shall designate by written notice to Contractor a representative who shall act as a single point of contact with Contractor in all matters relating to the Work (“Company’s Representative”). Company’s Representative shall have full authority to act on behalf of Company for all purposes in connection with this Contract.

          3.3      Representations and Warranties of Company

          Company represents and warrants that:

                    (a)      Company is a corporation duly organized and validly existing under the Laws of the State of Idaho and has all requisite legal power and authority to execute, deliver and perform this Contract;

                    (b)      the execution, delivery and performance by Company of this Contract have been duly authorized by all requisite corporate action of Company and there is no provision

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in its charter documents requiring further consent for such action by any other person or entity; and

                    (c)      this Contract constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, moratorium or similar laws affecting or limiting creditors’ rights generally or by equitable principles relating to enforceability.

          3.4      Sale of Project

          If prior to the expiry of the Warranty Period (or any extension thereof) Company elects to convey or otherwise transfer its right, title and interest in and to the Project or in and to the owner of the Project, Company shall provide written notice of such intent to Contractor. Transfer to any third party shall not relieve Company of any obligation hereunder, whether such obligation arises prior to or after the transfer.

          3.5      Future Projects

          In the event that Company or its Affiliates elect to pursue up to two (2) additional geothermal power plants in its expansion of the Project, Company or its Affiliates shall have the option to acquire from Contractor, and Contractor shall have the option to provide to Company or its Affiliates, the services and equipment of the type provided by Contractor under this Contract for a lump-sum payment for each power plant equal to the Contract Price subject to adjustment as follows. The Contract Price, for purposes of this Section 3.5, may be adjusted to reflect changes in applicable materials and labor prices as determined from relevant published cost indices from the Effective Date of this Contract, to the effective date of the subsequent contract(s). The services and equipment provided by Contractor with respect to the power plants described above shall be provided and subject to an EPC agreement with terms and conditions substantially the same as set forth in this Contract.

          In the event that Company elects to pursue the installation of the two such additional power plant in its expansion of the Project at the same time, Company or its Affiliates shall have the option to acquire from Contractor and Contractor shall have the option to provide to Company or its Affiliates the services and equipment of the type provided by Contractor under this Contract with respect to such power plant for a lump-sum payment equal to (a) two (2) times the Contract Price subject to adjustment as provided above minus, (b) a reasonable discount, determined by Contractor in its sole discretion, that reflects the economies of scale in performing EPC contract services and equipment for the simultaneous supply of the two geothermal power plants. The option provided to each of Company (and its Affiliates) and Contractor if such parties have not entered into a definitive EPC agreement or EPC agreements reflecting such terms and conditions on or before December 31, 2007.

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ARTICLE 4.      COMMENCEMENT OF WORK

          4.1      Notice to Proceed

          Company shall issue a Notice to Proceed to Contractor only at such time as Company has arranged financing reasonably satisfactory to Contractor as being sufficient for Company to be able to meet its obligations under this Contract and to develop the Project and pays to Contractor simultaneously with the issuance of such Notice to Proceed the amount specified for the first payment milestone set forth in the Schedule. The Notice to Proceed shall not be issued by Company prior to February 1, 2006 and Contractor shall have the right to terminate this Contract if the Notice to Proceed has not been provided by June 1, 2006.

          4.2      Commencement

          Subject to Section 4.1, Contractor shall commence performance of the Work promptly upon receipt of a Notice to Proceed from Company (“Commencement Date”). Contractor shall thereafter proceed diligently to perform the Work and furnishing sufficient forces, construction plant and equipment to perform the Work in accordance with the Schedule.

          4.3      Substantial Completion

          Contractor shall achieve Substantial Completion of the Facility on or before the Guaranteed Substantial Completion Date. When all of the following conditions have been met with respect to the Facility, Contractor shall issue to Company a Certificate of Substantial Completion in substantially the same form as that set forth in Exhibit H:

                    (a)      all of the Work, except for completion of insulation, painting, final grading, the As-Built Drawings, training and any other portion of the Work not affecting the operability, safety, mechanical and/or electrical integrity of the Facility, have been properly constructed, installed, correctly adjusted and tested, are mechanically, electrically and structurally sound and comply with the Drawings and the Specifications, and can be used safely;

                    (b)      all Documents which are to be delivered to Company by Contractor on or before the Substantial Completion Date pursuant to this Contract have, in fact, been delivered to Company (including, but not limited to, a waiver and release of Contractor’s and all of its Subcontractor’s mechanics’ liens through such date (which may be conditioned upon payment by Company));

                    (c)      Contractor has made training available to Company’s personnel (or other nominees of Company) and written operating procedures sufficient to safely start-up and continuously operate the Facility; and

                    (d)      the Synchronization Test has been satisfactorily completed.

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          4.4      Substantial Completion Certificate

          Within ten (10) Days following the receipt of the Certificate of Substantial Completion, Company shall inspect the Facility and review all Work and services performed by Contractor with respect thereto, and shall either (i) deliver to Contractor the Certificate of Substantial Completion countersigned and certifying that the requirements of this Contract applicable to Substantial Completion have been fully satisfied for the Facility and Substantial Completion of the Facility has accordingly been achieved or (ii) if reasonable cause exists for doing so, notify Contractor in writing that Substantial Completion of the Facility has not been achieved, stating in detail the reasons therefore. In the event that Company determines that Substantial Completion has not been achieved and Contractor has not disputed Company’s determination, Contractor shall promptly take such corrective action or perform such additional Work or other services as shall achieve Substantial Completion of the Facility and shall issue to Company another Certificate of Substantial Completion. Such procedure shall be repeated until Substantial Completion of the Facility has been achieved; provided, however, that Company shall respond to any such subsequent Certificate of Subsequent Completion within five (5) Days following the receipt thereof.

          4.5      Deemed Substantial Completion

          Deemed completion may occur under one (1) or both of two (2) circumstances, when: (a) Company fails to provide the countersigned Certificate of Substantial Completion as contemplated in Section 4.4 within the period referenced therein; or (b) Contractor’s conduct or completion of the Synchronization Test is delayed from the date on which such test would otherwise have commenced, been conducted or completed due to a Company Default and Contractor has completed all of the other requirements set forth in Section 4.3. In the event of (b), Contractor shall notify Company of having achieved deemed Substantial Completion pursuant to Section 4.4.

          4.6      Delay Liquidated Damages and Bonus

                      4.6.1      The Parties agree that it would be extremely difficult and impracticable under the presently known and anticipated facts and circumstances to ascertain and fix the actual damages that Company would incur should Contractor fail to achieve Substantial Completion by the Guaranteed Substantial Completion Date, and accordingly, the Parties hereby agree that if Contractor fails to so achieve Substantial Completion by the Guaranteed Substantial Completion Date, then Company shall be entitled to recover from Contractor as liquidated damages for such delay, and not as a penalty, the amounts set forth in Section 1 of Exhibit K (“Delay Liquidated Damages”). The Delay Liquidated Damages are, subject to Section 4.10 and Article 19, Company’s sole and exclusive remedy in the event Contractor fails to achieve any of the milestones for the Facility, including Substantial Completion, by the dates set forth in the Schedule. Company and Contractor further agree that the Delay Liquidated Damages are a good faith estimate of the damages Company would suffer.

                      4.6.2      If the Substantial Completion Date occurs prior to the Guaranteed Substantial Completion Date, Company shall pay to Contractor a bonus, for each Day which

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shall elapse between the Substantial Completion Date and the Guaranteed Substantial Completion Date, the amounts set forth in Section 2 of Exhibit K (“Schedule Bonus”).

          4.7      Final Completion

          When all of the following conditions have been met with respect to the Facility, Contractor shall issue to Company a Certificate of Final Completion in substantially the same form as that set forth in Exhibit I:

                    (a)      except for the Punchlist Items and As-Built Drawings, the Facility and Work has been completed and complies with the Scope of Work, the Drawings, the Specifications and applicable Laws, and Contractor has made training available to Company’s personnel (or other nominees of Company);

                    (b)      the Facility has satisfied or, pursuant to Sections 6.4.2, 6.4.3 or 6.7 is deemed to have satisfied, the checks and tests under Exhibit D, including the Performance Guarantee or, if the Performance Guarantee was not met, the Performance Liquidated Damages have either been paid or agreed and shall be deducted from the final payment of the Contract Price;

                    (c)      any amount finally determined due for Delay Liquidated Damages has either been paid or agreed and shall be deducted from the final payment of the Contract Price;

                    (d)      the list of Punchlist Items (if any) for the Facility have been identified by Contractor and provided to Company as provided in Section 4.9;

                    (e)      all other deliverables identified in this Contract with respect to the Facility (except for the As-Built Drawings or deliverables appearing in the Punchlist Items provided by Contractor), including the O&M Manual and other documents and materials described in Article 9, have been completed in accordance with the provisions hereof and have been provided to Company~~.~~; and

                    (f)      all rubbish accumulated by Contractor in the Company-designated disposal area has been removed and disposed in accordance with Section 2.2(g) .

          4.8      Final Completion Certificate

          Within fifteen (15) Days following the receipt of the Certificate of Final Completion, Company shall inspect the Facility and review all Work and services performed by Contractor with respect thereto, and shall either (i) deliver to Contractor the Certificate of Final Completion countersigned and certifying that the Work requirements of this Contract (other than the Punchlist Items identified by Contractor and the As-Built Drawings) have been fully satisfied for the Facility and Final Completion of the Facility has accordingly been achieved, or (ii) if reasonable cause exists for doing so, notify Contractor in writing that Final Completion of the Facility has not been achieved, stating in detail the reasons therefore. In the event that Company determines that Final Completion has not been achieved and Contractor has not disputed Company’s determination, Contractor shall promptly take such corrective action or perform such

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additional Work or other services as shall achieve Final Completion of the Facility and shall issue to Company another Certificate of Final Completion. Such procedure shall be repeated until Final Completion of the Facility has been achieved; provided, however, that Company shall respond to any such subsequent Certificate of Final Completion within five (5) Days following the receipt thereof. If Company fails to provide the Certificate of Final Completion or as contemplated in (ii) above within the aforementioned period, Final Completion of the Facility shall be deemed to have been achieved.

          4.9      Punchlist

          Contractor shall provide to Company a list of all Punchlist Items and the estimated cost thereof prior to the issuance of the Certificate of Final Completion. Within fifteen (15) Days following the receipt of this list of Punchlist Items, Company shall notify Contractor in writing whether Company has any objections to that list or the estimates thereof. If Company has any objections, including additions, the Parties shall use good faith efforts to resolve such objections. If no agreement can be reached, the provisions of Article 14 shall be invoked to resolve the dispute. Two hundred percent (200%) of the estimated value of such Work, as reasonably decided by Company, shall be retained or deducted from the Contract Price by Company or, at Contractor’s option, paid to Company by Contractor pending satisfactory rectification and/or completion. Contractor shall rectify or complete to the reasonable satisfaction of Company within the time stated in the Certificate of Final Completion any such Punchlist Items listed. In the event Contractor fails to rectify or complete any Punchlist Items listed, Company may arrange for the outstanding work to be done and the cost thereof shall be certified by Company and deducted from the Contract Price or, at Contractor’s option, paid to Company by Contractor. Upon satisfactory rectification and/or completion of such Work, the money retained, deducted or paid under this Section 4.9 in relation thereto shall be reimbursed to Contractor by Company. During the period after Final Completion, Contractor and Company shall cooperate to ensure that the performance of the Work does not unreasonably interfere with the commercial operation of the Facility and at the same time allowing the remaining Work to be performed in a prompt and efficient manner. As soon as practicable after the completion of all Punchlist Items, Contractor shall remove all of its equipment and Materials and complete the removal of all Work-related waste material and rubbish from and around the Site.

          4.10     Failure to Achieve Final Completion by the Guaranteed Final Completion Date

                      4.10.1      If the Final Completion Date has not occurred on or before the Guaranteed Final Completion Date and if the Net Deliverable Capacity is less than the Performance Guarantee, and Contractor elects to make corrections to the Facility and continue repeating Performance Tests pursuant to Exhibit D, then Contractor shall be liable for liquidated damages to the Company for the shortfall in generation in the amount calculated as described below until such time that Contractor has performed the final Capacity Test pursuant to Exhibit D so that there can be a determination as to whether Performance Liquidated Damages or a Performance Bonus is payable as provided in this Contract.

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                      4.10.2      The shortfall in generation for purposes of Section 4.10.1 shall be calculated as the lesser of: (a) the Net Deliverable Capacity Deficiency, as defined in Schedule A of Exhibit D; and (b) the difference between what the Facility would have been able to generate and sell to Idaho Power Company had the Facility met the Performance Guarantee, and that which it was actually able to sell as a result of the Facility not meeting the Performance Guarantee. The shortfall in generation shall be calculated between the Guaranteed Final Completion Date and the actual Final Completion Date. Any shortfall generation attributable to the Company, whether because the Facility was unable to operate or to only operate at a reduce power output, shall not be included in the shortfall generation for which the Contractor is liable.

                      4.10.3      The Shortfall in Generation liquidated damages that the Company shall be entitled to recover from Contractor, and Contractor shall pay to Company, shall be calculated as the shortfall in generation calculated as provided in Section 4.10.2 multiplied by the PPA rate for the power (“Shortfall Generation Liquidated Damages”).

ARTICLE 5.      COMPENSATION AND PAYMENT

          5.1      Contract Price

                      5.1.1      As compensation for the performance of the Work, Company shall pay Contractor, in the manner and at the times hereinafter specified, the Contract Price, which amount may be subject to adjustment in accordance with the terms of this Contract.

                      5.1.2      The Contract Price includes any and all Taxes imposed directly or indirectly by any Governmental Authority including export taxes, importation duties and income Taxes imposed on Contractor, but excludes State of Idaho and local sales and use taxes.

                      5.1.3      Contractor shall be responsible for paying all State of Idaho sales and use taxes due as a result of the Work in the construction of the Facility to the State of Idaho on behalf of the Company. Company shall reimburse Contractor for any such taxes so paid. The State of Idaho sales and use taxes paid by Contractor since the previous invoice shall be stated separately and shown on all invoices as a separate line item and shall be paid by Company to Contractor.

                      5.1.4      Upon request of Company, Contractor shall:

                    (a)      promptly provide to Company evidence of its remittance to the applicable Governmental Authority of all state and local sales and use taxes that Contractor collects from Company under this Contract; and

                    (b)      provide Company with sufficient level of detail such that Company is able to claim any State of Idaho sales and use tax refund for geothermal energy projects for which it may be eligible under State of Idaho law.

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          5.2      Payment Milestones

          Exhibit B sets forth the payment installments payable by Company in respect of Work performed by Contractor. The Schedule shall be used as the basis for preparation of invoices and for payments. Any cumulative acceleration of the Milestone Payment Schedule of more than fourteen (14) Days must reflect a reciprocal acceleration in the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date.

          5.3      Payment

                      5.3.1      Upon the completion of any of the payment milestones described in the Schedule, Contractor shall present to Company the invoice and any other Documents described for payment of such milestone in the Schedule. Except as provided below in this Section 5.3, invoices that are presented for payment shall be paid within thirty (30) Days of Company’s receipt of such invoice. All invoices presented for payment by Contractor to Company shall set forth the following information, the: (i) aggregate Contract Price related committed costs for the period represented by such invoice as provided in the Milestone Payment Schedule (“Gross Invoice Amount”); (ii) minimum cash payment required to be paid by Company pursuant to such invoice as provided in the Milestone Payment Schedule (“Minimum Payment”); and (iii) aggregate payments made by Company to Contractor as of the invoice date. Contractor agrees to forebear the requirement for payment of the Gross Invoice Amount and shall accept payment of the Minimum Payment with respect to such invoice; provided, that Company shall provide to Contractor a Letter of Credit in a form, and issued by a financial institution, acceptable to Contractor, for the: (a) aggregate of the Gross Invoice Amount less the Minimum Payment, and (b) any outstanding balances owed to Contractor by Company in relation to prior invoices where Company paid Contractor a Minimum Payment.

                      5.3.2      Within ten (10) Days of its receipt of an invoice and such Documents, Company’s Representative shall give written notice to Contractor of any objections that Company’s Representative has with regard to the accomplishment of such milestone. If Company’s Representative fails to provide such notice within such ten (10) Day period, the milestone shall be deemed accomplished and Contractor shall be entitled to payment. If Company’s Representative provides written notice of objection to the accomplishment of such milestone and said Documentation within the period described above, and the contents of Company’s Representative’s notice is not in dispute, Contractor shall resubmit the corrected invoice and/or Documentation, and the above-described approval process shall reapply except that the response time shall be five (5) Days rather than ten (10) Days.

                       5.3.3      If pursuant to Section 5.3.2, Company’s Representative disputes any amounts invoiced by Contractor within the specified time period, Company shall promptly pay to Contractor the undisputed amount of such invoice in the manner provided in Section 5.3.1, and any disputed amount that is ultimately determined to have been payable shall be paid with interest from the date the item was payable to and including the date of payment, in accordance with the provisions of Section 5.8. The Parties shall resolve their differences regarding the disputed amount in accordance with the dispute resolution procedures set forth in Article 14.

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                    5.3.4      The Letter of Credit will provide that Contractor is entitled to draw under the Letter of Credit the amount of the applicable Minimum Payment upon presentation of a certificate signed by Contractor stating that Company has failed to pay to Contractor a Minimum Payment when due and that such payment is not subject to a bona fide dispute subject to the dispute resolution procedures set forth in this Contract. The Letter of Credit will also provide that Contractor is entitled to draw the full amount of the Letter of Credit upon presentation of a certificate signed by Contractor stating that one of the events described in Section 19.2.1 of this Contract has occurred and Company has failed to cure such default within the time periods specified in Section 19.2.1.

          5.4      Final Completion Payment for the Facility

          No later than thirty (30) Days after the Final Completion Date, Contractor shall submit to Company a statement summarizing and reconciling all previous invoices, payments and Changes in the Work, with respect to the Work, and a waiver of liens as provided in Section 5.7 from Contractor for the Facility and such other data as Company may reasonably request establishing payment of or surety for payment of such unpaid Contractor obligations. Within thirty (30) Days of the receipt of such statements and lien waiver, Company shall pay Contractor the remaining portion of the Contract Price (except with respect to amounts remaining to be paid by Company under the Contract for Punchlist Items and less any unpaid Liquidated Damages owing by Contractor). Any disputes regarding a final payment shall be handled in accordance with the procedure set forth in Article 14.

          5.5      Payments Not Acceptance of Work

          No payment made by Company to Contractor shall be considered or deemed to represent that Company has inspected the Work or checked the quality or quantity of the Work and shall not be deemed or construed as an approval or acceptance of any Work or as a waiver of any claim or right Company may have hereunder.

          5.6      Payment of Subcontractor

          Contractor shall promptly pay, in accordance with the terms and conditions set forth in the respective Subcontract, each Subcontractor the amount to which said Subcontractor is entitled. Contractor shall, by an appropriate agreement with each Subcontractor, require each Subcontractor to make timely payments to its laborers, suppliers and subcontractors in a similar manner.

          5.7      Waiver of Liens

          As a condition precedent to the making of the final Milestone Payment Schedule payment by Company hereunder, Contractor shall be required, upon request by Company, to supply Company with a waiver and release of liens and security interests to the extent of such payment in the form attached as Exhibit J, duly executed by Contractor.

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          5.8      Interest

          Amounts not paid by either Party to the other when due under any provision of this Contract, including the provisions of this Article 5, shall bear interest, from the date payment was due to and including the date of payment, at the Delayed Payment Rate. For the purposes of this Agreement, interest shall not accrue on sums owed to Contractor by Company that are secured by a Letter of Credit pursuant to Section 5.3.1.

          5.9      Security Interest

          Notwithstanding anything to the contrary herein, Contractor hereby reserves and Company hereby grants Contractor, a purchase money security interest in the Work as security for the due and punctual performance of all of Company’s obligations hereunder. The security interest referred to above shall be satisfied by payment in full of the Contract Price and any other amounts payable to Contractor hereunder. Company hereby agrees to execute such documents to evidence and perfect such security interest as Contractor may reasonably request from time-to-time. Company hereby appoints each of Contractor’s officers as Company’s duly authorized agent for the purpose of taking any and all such action, including execution of financing statements on Form UCC-1 and other documents deemed reasonably necessary by Contractor for the perfection and enforcement of the security interest granted hereby.

ARTICLE 6.      TESTING

          6.1      General

          Development and implementation of tests procedures shall be the responsibility of Contractor. Contractor shall be responsible for providing all supplies required for carrying out such tests, except to the extent heat resource, testing power and water is required to be supplied by Company in accordance with this Contract. Company may, at its expense, require independent calibration of any and all instruments used by Contractor and/or supply Company’s own instruments to be used in addition to those of Contractor.

          6.2      Test Procedures

          The Performance Tests shall be performed under normal operating conditions as described in Exhibit D hereto and in accordance with all applicable Laws in effect on the date thereof, and the test results shall be adjusted pursuant to the Correction Curves for deviations from the Design Conditions and shall be adjusted for other deviations as set forth in Exhibit D. Contractor may conduct the Performance Tests after the Substantial Completion Date.

          6.3      Notice of Testing

          Contractor shall notify Company at least fourteen (14) Days in advance of the actual date that Contractor shall start conducting the initial Performance Test. Company’s Representative shall be entitled to attend at the time and place appointed and Company shall instruct its operating personnel to follow the directions of Contractor in connection with the performance of the Performance Tests. If Company’s Representative fails to attend at the time and place

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appointed for the Performance Tests, Contractor shall be entitled to proceed with the Performance Tests in their absence. The Performance Tests shall then be deemed to have been made in the presence of Company’s Representative.

          6.4      Delayed Tests; Deemed Completion

                      6.4.1      In the event that Contractor’s conduct or completion of the Performance Tests is delayed for less than sixty (60) Days from the date on which such test would otherwise have commenced, been conducted or completed due to the failure of Company to fulfill any of its obligations under this Contract, then Company shall issue a Change Order extending the Schedule Day-for-Day for each Day of delay for those Schedule items that are affected by the Company’s failure to fulfill its obligations and compensating Contractor for its additional costs incurred as a result of such delay.

                      6.4.2      In the event that Contractor’s conduct or completion of the Performance Test is delayed for thirty (30) Days from the Substantial Completion Date due to a Company Default, then Company shall pay to Contractor fifty percent (50%) of the payment milestone set forth in the Milestone Payment Schedule for the Final Completion payment milestone.

                      6.4.3      In the event that Contractor’s conduct or completion of the Performance Test is delayed for sixty (60) Days from the Substantial Completion Date due to a Company Default, then the Facility shall then be deemed to be completed for all purposes under this Contract, Company shall pay to Contractor the remainder of the Contract Price less only the amounts withheld for Punchlist Items pursuant to Section 4.10 and Final Completion shall be deemed to have occurred.

                      6.4.4      Subject to Section 6.4.5, prior to the commencement of the Performance Tests or, if the Performances Tests have been delayed as provided in this Section 6.4, if and when the events that prevented the commencement of the Performance Tests cease, the Parties shall inspect the Facility and:

(a)

if geothermal fluid and or cooling water have been run through any part of the Facility or the Facility has otherwise been operated by Company, for a cumulative period of more than two (2) weeks, or based on shortfall in the test results, Contractor may require that the parties jointly open and inspect the Facility prior to the Performance Tests being carried out or prior to repeating of the test as the case may be; and

(b)	if the Facility is in good, clean and as-installed condition, Contractor will proceed within a reasonable period of time to conduct the Performance Tests not previously completed; or

(c)

if the Facility is not in good, clean and as-installed condition, prior to the conduct of the Performance Tests, Company will within a reasonable period of time clean and repair the Facility (as Contractor reasonably deems appropriate) at Company’s expense and then Contractor will conduct such Performance Tests; or

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(d)

if the Facility can not be cleaned and/or repaired to a standard to enable the Performance Tests to be carried out, the testing protocols and requirements shall be revised accordingly to adjust for the constraints which prevent such tests from being performed as originally defined and within a reasonable period of time Contractor shall conduct such revised Performance Tests.

Subject to the foregoing, such Performance Test(s) shall be conducted in accordance with the terms of this Contract and the results of the final Capacity Test conducted during such period, if any, shall be subject to the payment of Net Performance Liquidated Damages or Performance Bonus in accordance with the terms set forth in Article 11. Contractor shall be paid all additional costs and expenses, if any, from those costs and expenses anticipated in the Contract Price that arise directly from such prevention and delay, including without limitation those costs and expenses reasonably incurred for demobilization and remobilization and increased costs and expenses incurred for rescheduling of the testing.

                      6.4.5      Subject to extension as provided elsewhere in this Agreement, Contractor’s obligations under this Section 6.4 shall cease one hundred eighty (180) Days from the Substantial Completion Date if Contractor has not been able to commence the Performance Tests before the end of that period.

          6.5      Facilities

          Except as expressly set forth in Section 3.1, Section 6.3 and the Scope of Work, Contractor shall be responsible for the provision of all necessary labor, supervision, consumables, materials and equipment necessary to carry out properly the Performance Tests.

          6.6      Repeat Performance Tests

          The terms governing the repetition of the Performance Tests are provided in Exhibit D, Section 4.

          6.7      Certification or Disagreement as to Test Results

          The terms governing the certification of the Performance Tests and resolution of disputes thereof pursuant to Article 14 of the Contract are provided in Exhibit D, Section 6.

ARTICLE 7.      INTENTIONALLY OMITTED

ARTICLE 8.      CONSTRUCTION SUSPENSION AND ACCELERATION; CHANGE ORDER

          8.1      Construction Suspension and Acceleration

                      8.1.1      Company may order Contractor to suspend the Work, or any part thereof, for such a time and in such a manner as Company may consider necessary or desirable. Contractor, during such a suspension, shall properly protect and secure the Work, or such part

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thereof, so far as is necessary in the opinion of Company. In the event of such order to suspend the Work, or any part thereof, and such suspension is not the result of a Contractor default, Contractor shall be entitled to a Change Order for adjustments pursuant to this Article 8 in the Contract Price and the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date) as may be affected by such suspension.

                      8.1.2      Company may order Contractor to accelerate the progress of the Work, or any part thereof, for such a time and in such a manner as Company may consider necessary or desirable provided that such acceleration is reasonably practicable. In the event of such order to accelerate the Work, or any part thereof, and such acceleration is not the result of Contractor’s default, Contractor shall be entitled to a Change Order for adjustments pursuant to this Article 8 in the Contract Price as may be affected by such acceleration.

          8.2      Change Orders

          Company, without invalidating this Contract, may order Change in the Work that are reasonably related to and do not materially reduce or increase the Scope of Work, in which event one or more of the Contract Price, the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date) and other such parts of the Contract as may be affected by such Change in the Work shall be adjusted as necessary. If Company decides not to issue a Change Order after having requested a Change in the Work, unless such Change Order request is issued in response to a Contractor Change Order notice as set forth in Section 8.3.2, Contractor shall be entitled to reasonable compensation for providing engineering services necessary to respond to Company’s Change Order request. Such reasonable compensation is defined to mean Contractor’s actual direct cost of providing such engineering services plus a fifteen percent (15%) mark-up for overhead and profit. All Changes in the Work shall be authorized by a Change Order and only Company or Company’s Representative may issue Change Orders.

          8.3      Procedure for Change Orders.

                      8.3.1      As soon as reasonably possible, but in no event later than fourteen (14) Days after Contractor becomes aware, through the exercise of reasonable diligence, of any circumstances which Contractor has reason to believe may constitute a Change in the Work, Contractor shall issue to Company a Change Order notice using the Change Order Request form set forth in Exhibit M. All Change Order notices shall include preliminary documentation sufficient to enable Company to determine (i) the factors necessitating the possibility of a Change Order; (ii) the impact which the Change Order is likely to have on the Contract Price; and (iii) the impact which the Change Order is likely to have on the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date). Failure to give such proper and timely Change Order notice shall, to the extent Company is prejudiced by such failure, constitute a waiver of Contractors right to an adjustment.

                      8.3.2      If Company desires to make a Change Order in response to a Change Order notice, it shall submit a Change Order request to Contractor using the Change Order Request form set forth in Exhibit M. Contractor shall promptly review the Change Order request and notify Company promptly in writing of the options for implementing the proposed Change

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Order (including, if possible, any option that does not involve an extension of time) and the effect, if any, each such option would have on the Contract Price, the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date), or any other such part of the Contract as may be affected. The preparation and provision of information to Company in response to a Change Order request shall be at Contractor’s expense if such Change Order request is issued in response to a Change Order notice issued by Contractor pursuant to this Section 8.3.2 and otherwise Contractor shall be reimbursed for such expense as provided in Section 8.2.

                      8.3.3      If Company agrees that a Change Order is in order and accepts Contractor’s statement of the effect of such Change Order on any one or more of the Contract Price, the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date), or any other such part of the Contract as may be affected, Company shall issue a Change Order. In the event Company disagrees with Contractor’s statement of the effect of such Change Order on any one or more of the Contract Price, the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date), or any other such part of the Contract as may be affected, Company may proceed to issue the Change Order in accordance with Section 8.8.

          8.4      Change Orders Due to Contractor Error

          Except as provided in Sections 8.5, 8.6 or 8.7, no Change Order shall be issued and no adjustment of any one or more of the Contract Price or the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date) shall be made to the extent resulting from any delay, failure of performance, correction of errors, and flaws or errors in design, omissions, deficiencies or improper or defective Work, machinery, equipment, materials, systems, supplies or other items on the part of Contractor or any Subcontractor in the performance of the Work or provisions of, or delay in provisions of Materials or other items of the Work where such delay was within the reasonable control of Contractor or any Subcontractor, or any failure of Contractor or any Subcontractor to comply with the Contract. To the extent any delay or failure of performance was concurrently caused by Company and Contractor, Contractor shall be entitled to an adjustment of the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date) for that portion of the delay or failure of performance that was concurrently caused, but Contractor shall not be entitled to any adjustment of Contract Price for such concurrent delay.

          8.5      Change Orders Due to Changes in Law

          Any Change in the Work necessitated by any Change of Law enacted after the Effective Date (excluding therefrom any change in applicable Law relating to taxation of Contractor’s income) shall be treated as a Change Order under Section 8.3.

          8.6      Effect of Force Majeure; Excused Performance

          If Contractor’s performance hereunder is wholly or partially prevented due to the occurrence of a Force Majeure affecting Contractor and such Force Majeure has caused an extension of the Guaranteed Substantial Completion Date or any other date under the Schedule,

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Contractor shall provide to Company a written description of Contractor’s plan to make-up Days lost under the Schedule due to the occurrence of such Force Majeure, including an estimate of the costs of such plan. In the event of the occurrence of a Force Majeure, Contractor shall be entitled to a Change Order for adjustments pursuant to this Article 8 in the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date) and other such parts of the Contract as may be affected by such Force Majeure; provided, however, that there shall be no adjustment in the Contract Price for the first two (2) events of Force Majeure declared by a Party or any event of Force Majeure that arises from a failure of Contractor’s vendor, Ormat Systems Ltd., to timely perform its obligations that are being performed outside of the United States of America under its OEC supply agreement with Contractor. To the extent that Company desires to pay for the costs of acceleration of the Work or change to the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date) set forth in Contractor’s proposal in order to compensate for delays in the work caused by such Force Majeure, Company shall authorize a Change Order increasing the Contract Price and adjusting the Schedule (in addition to any automatic adjustments of the Guaranteed Substantial Completion Date). To the extent Contractor (a) is compensated for the effect of a Force Majeure by insurance maintained pursuant to this Contract, or (b) would have been so compensated, but for Contractor’s failure to provide such insurance as required under this Contract, Contractor shall not be entitled to a Change Order to the Contract Price in connection with such Change Order issued for such Force Majeure. Except for the obligations of either Party to make any required payment then due and owing under this Contract, if either Party is rendered wholly or partially unable to perform its obligations under this Contract because of a Force Majeure, then such Party’s obligations that are so affected shall be excused and suspended to the extent and during the continuance of the Force Majeure. If the Force Majeure continues for six (6) consecutive months or more, this Contract may be terminated by either Party pursuant to Section 19.3. This Section 8.6 is subject to and conditioned upon the following:

                    (a)      the non-performing Party, by exercise of due foresight, could not reasonably have been expected to avoid, or that by the exercise of reasonable due diligence could not have been able to overcome, such Force Majeure;

                    (b)      the non-performing Party gives the other Party notice describing the particulars of the occurrence, with notice given promptly after the occurrence of the Force Majeure, and in no event more than fifteen (15) Days after the affected Party becomes aware of such occurrence; within thirty (30) Days after such occurrence, the non-performing Party shall give the other Party written notice estimating the expected duration and probable impact on the performance of such Party’s obligations hereunder, and continues to furnish timely regular reports with respect thereto during the continuation of the Force Majeure;

                    (c)      the non-performing Party shall forecast the duration of its non-performance, provided that it shall be no more than is reasonably required by the Force Majeure;

                    (d)      the non-performing Party shall exercise all reasonable efforts to mitigate or limit damages to the other Party;

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                    (e)      the non-performing Party shall exercise all reasonable efforts to continue to perform its obligations hereunder and to correct or cure the event or condition excusing performance; and

                    (f)      when the non-performing Party is able to resume performance of its obligations under this Contract, that Party shall give the other Party written notice to that effect and shall promptly resume performance hereunder.

          8.7      Company-Caused Changes

          In the event and to the extent (a) a failure of Company to perform, or cause performance of, its obligations in accordance with the Contract; or (b) damage to or destruction of any Work caused by Company cause a delay in Contractor’s performance of the Work which impairs Contractor’s ability to meet the Schedule, or impacts Contractor’s cost of performance of the Work, an equitable adjustment in the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date) or the Contract Price or any other such part of this Contract as may be affected shall be made pursuant to this Article 8. To the extent Contractor cannot reasonably redeploy labor or equipment, reasonable standby and mobilization/remobilization costs incurred by Contractor resulting from any such delay shall be reimbursed to Contractor monthly as such costs are incurred.

          8.8      Price Change

                      8.8.1      An increase or decrease in Contract Price, if any, required pursuant to this Article 8 as a result of a Change Order shall be determined by the mutual agreement of the Parties, and shall be paid (or reimbursed) in one or more payments in accordance with the following:

                     (a)      as a fixed price lump-sum, in an amount proposed by Contractor (properly itemized and supported by sufficient substantiating data to permit evaluation) and accepted by Company; or

                     (b)      if the method set forth in Section 8.1(a) is not agreed upon by the Parties, Contractor shall perform the Work on a time and material basis.

                 8.8.2      Change Order Pricing – Time and Material Prices.

                    (a)      Whenever Company authorizes Contractor to perform Work contemplated under a Change Order on a time and material basis, Company’s authorization shall clearly state:

                              (i).      scope of Work to be performed; and

                              (ii).     type of reimbursement including pre-agreed rates, if any, for material quantities or labor.

                    (b)      Contractor shall:

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                              (i).      cooperate with Company and assist in monitoring the Work being performed. As requested by Company, identify workers assigned to the Work and areas in which they are working;

                              (ii).     identify on daily time sheets all labor, equipment and materials furnished in accordance with this authorization. Submit copies of daily time sheets within two (2) Days for Company’s review;

                              (iii).    leave access as appropriate for quantity measurement;

                              (iv).   efficiently perform all Work in accordance with this Section 8.8.2;

                              (v).    not be required to perform time and material work past the established not to exceed limit(s) without Company’s prior written approval.

                              (vi).   Submit costs in accordance with Section 8.8.1, plus profit and overhead of fifteen percent (15%) on the sum of such costs and additional verification supported by:

                                        (1)      labor priced at Contractor’s then current burdened direct labor rates, detailed on daily time sheets;

                                        (2)      invoices for equipment and material; and

                                        (3)      invoices for construction equipment rental costs.

          8.9      Effectiveness; Continued Performance Pending Resolution of Disputes

          If a Change in the Work is initiated under this Article 8, then the Change Order and the modifications made pursuant to such Change Order shall be effective upon Company’s issuance of a Change Order with respect thereto. Notwithstanding a dispute regarding any proposed or requested Change Order, or any adjustment of one or more of the Contract Price, the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date), or any other such part of this Contract as may be affected with respect to a Change Order, Contractor shall proceed with the performance of such Change Order promptly following Company’s execution of the corresponding Change Order.

          8.10      Documentation

          All claims by Contractor for adjustments pursuant to a Change Order to one or more of the Contract Price, the Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date), or any other such part of this Contract as may be affected as a result of Change Orders under this Article 8 shall be supported by such documentation as is reasonably sufficient for Company to determine the accuracy thereof. Within thirty (30) Days of Contractor’s knowledge of Contractor’s need to provide additional supporting data for the

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Change Order notice, unless Company agrees in writing to allow an additional period of time to ascertain more accurate data, Contractor shall supplement the Change Order notice with additional supporting data. Such additional data shall include, to the extent known, or through the exercise of reasonable diligence should be known at the time, at a minimum (a) the amount of compensation or delay claimed, itemized in accordance with procedures set forth herein; (b) specific facts, circumstances; (c) analysis that confirms not only that Contractor suffered the damages or delay claimed, but that the damages or delay claimed were actually a result of the act, event, or condition complained of, and that the Contract provides entitlement to an equitable adjustment in Contract Price or Schedule (including the Guaranteed Substantial Completion Date and the Guaranteed Final Completion Date) for such act, event or condition; and (d) supporting documentation sufficiently detailed to permit an informed analysis of the request by Company. Failure to provide such additional information and documentation, to the extent such information and documentation was reasonably available to Contractor, within the time allowed or within the format required shall, to the extent Company’s interests are prejudiced, constitute a waiver of Contractor’s right to an adjustment.

          8.11      Continue Work

          Pending final resolution of any request in accordance with this Article 8, unless otherwise agreed in writing, Contractor shall proceed diligently with performance of the Work.

          8.12      Critical Path Schedule Updates

          If there is any change in the Schedule covered by a Change Order, or based on a Change Order notice, Contractor shall provide Company with an updated version of Contractor’s critical path schedule reflecting the change attributable to the Change Order or event(s) giving rise to the request for adjustment.

          8.13      Change Order Constitutes Complete Relief

          Except for aggregate impacts which are either unknown, or despite the exercise of reasonable diligence would not be known at the time of execution of a Change Order, any Change Order signed by Company and Contractor shall constitute full compensation to Contractor for all claims for cost for direct, indirect, labor, temporary construction failures, job site, or home office overhead, stacking of trades, inefficiencies, impacts or any other cost of any kind or nature; and in the event the Change Order adjusts the Schedule, the Change Order signed by Company and Contractor constitutes complete relief to Contractor for schedule impacts for all events giving rise to the Change Order.

          8.14      Effect of Changes on Warranties and Safety

          8.14.1 If Contractor reasonably believes that a proposed Change in the Work may negatively affect any warranty or performance commitments with regard to any Work, Contractor shall serve Company notice within fourteen (14) Days of Contractor’s receipt of such proposal of its belief and the believed effect. If Company insists, despite Contractor’s notice, upon requiring the execution of such proposal and Contractor acquiesces to Company’s request and executes the proposal, the affected warranties or performance commitments shall be adjusted

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to the extent agreed between the Parties or as already determined in accordance with the provisions of Article 14, but only to the extent related to or derived from Company’s proposal.

                      8.14.2      If Contractor reasonably believes that a proposed Change in the Work may negatively affect safety of the Work or persons in its vicinity or would violate any applicable Laws, Contractor shall serve Company notice within fourteen (14) Days of Contractor’s receipt of such proposal of Contractor’s belief and the believed effect, and Contractor shall not be required to perform such proposal.

ARTICLE 9.      DESIGN AND DOCUMENTATION

          9.1      Ownership of and Responsibility for Design

                      9.1.1      Contractor retains legal title to and ownership of the design and engineering of the Facility and Contractor remains entitled to freely use, modify, license or otherwise dispose of the same at its discretion without any obligation to account to Company.

                      9.1.2      Contractor shall be responsible for the development of the technical data (other than the technical interface data which is being developed and provided by Company), design and other documentation required for the performance of the Work.

          9.2      Inspection of Work

          At Company’s sole expense, Company and Company’s Representative shall have the right to inspect any item of the Work to be provided hereunder. Company and Company’s Representative shall have access to those portions of the Site then under Contractor’s control, at reasonable times and upon reasonable notice. While at the Site, Company and the Company’s Representative shall comply with all of Contractor’s safety rules and other job site rules and regulations.

          9.3      As-Built Drawings

          Within three (3) months following the Final Completion Date, Contractor shall furnish to Company two (2) reproducible sets of full sized construction drawings of the Facility on which are marked any and all material deviations from those Drawings that were issued for construction (“As-Built Drawings”). In addition, Contractor shall provide a complete set of the “As-Built” Drawings in electronic media compatible with AutoCAD – Release 2002 or newer, or substitute as approved by Company.

          9.4      License to Use

          Subject to Section 9.1.1, Company shall have a non-exclusive, transferable license and right to use and reproduce all Drawings, Specifications, Facility manuals and any other Documents provided or to be provided by Contractor hereunder, including the O&M Manual for the Facility and the reproducible Drawings furnished by Contractor pursuant to Section 9.3, solely for the purpose of operating, maintaining and repairing the Facility. Company shall not use any such Documents for any other purpose.

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          9.5      Use of Documents After Termination

          If this Contract is terminated by Company pursuant to Section 19.1 prior to completion of the Facility, Company may, in its sole discretion, use any Drawings, Specifications, Facility manuals or other Documents prepared hereunder solely for the purpose of completing the Facility. If this Contract is terminated by Contractor and full payment of the Contract Price is not received, Company shall not be entitled to use or continue using the documents thereafter.

          9.6      O&M Manual

          At least sixty (60) Days prior to the start-up of the Facility or any portion thereof, Contractor shall deliver to Company four (4) copies of the preliminary draft of the O&M Manual for the Facility as provided in the Scope of Work. The O&M Manual shall include the information for that manual described in the Scope of Work. Such preliminary draft shall be as reasonably complete as available information shall allow and at a minimum with sufficient information to permit the training of Company’s operation and maintenance personnel and the normal operation and maintenance of the Facility by persons generally familiar with facilities and plants similar to the Facility. Contractor thereafter shall provide to Company four (4) copies of the final and complete O&M Manual for the Facility prior to Final Completion.

ARTICLE 10.      WARRANTIES

          10.1      Warranty

          Contractor warrants to Company that:

                    (a)      the Work shall conform in all material respects to the Drawings, the Specifications and the other requirements set forth in this Contract;

                    (b)      the Work shall be of good quality, free from any Defect and shall be performed in a workmanlike and skilful manner;

                    (c)      the equipment and all Materials and other items incorporated in the Work shall:

                              (i)      be new and shall be of a suitable grade of its respective kind for its intended use;

                              (ii)     be free from any Defect;

                              (iii)    meet the requirements of this Contract;

                              (iv)    be free from any charge, encumbrance, lien or other security interest; and

                              (v)     comply with current applicable Laws.

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                    (d)      title and ownership to the Work shall pass to and vest in Company, as described in Section 12.1, free and clear of any and all liens, claims, charges, security interests, encumbrances and rights of other persons arising as a result of any actions or failure to act of Contractor, its Subcontractors, or their employees or representatives; and

                    (e)      the Work has been and shall be designed and engineered with all the skill, care and diligence to be expected of appropriately qualified and experienced professional designers and engineers with experience in carrying out works of a similar, type, nature and complexity to the Work.

          10.2      Warranty Period

          The warranties set forth in Section 10.1 shall extend for a period of twelve (12) Months from the Final Completion Date; provided, however, that such period with respect to any item of the Work that is repaired, replaced, modified, or otherwise altered by Contractor pursuant to Section 10.3 shall be extended for twelve (12) Months from the date of completion of such repair, replacement, modification or alteration, but in no event shall such period exceed twenty-four (24) Months from the Final Completion Date for the subject item of the Work (for such item, the “Warranty Period”). Upon the expiration of the Warranty Period, Contractor will assign to Company, to the extent assignable, the warranties relating to the Work from any Subcontractors or vendors that extend beyond the Warranty Period, if any.

          10.3      Defect Remedy Work

                       10.3.1      Company shall notify Contractor promptly (but not longer than forty-eight (48) hours) upon discovery of any Defect. A written “failure report,” which includes available technical and logistic information to assist Contractor to assess the damage to the equipment and to evaluate appropriate corrective action, shall be provided to Contractor as soon as reasonably practicable upon discovery of the Defect. If Contractor requests, Company shall supply all relevant information relating to past maintenance, repair and operational data relating to the failed Work.

                       10.3.2      Contractor’s responsibility for any such warranty claim shall be limited to Contractor’s performance of Defect Remedy Work on the Defect and Contractor shall perform such Defect Remedy Work as soon as reasonably possible following Contractor’s receipt of notice and the relevant failure report from Company applicable to such Work. Only direct costs and expenses of Defect Remedy Work shall be borne by Contractor. Contractor shall have the obligation in connection with the performance of any Defect Remedy Work to provide any special rigging, cranes or heavy equipment or any labor required in connection with operating such equipment, except where such items or labor are readily available at the Site, in which case such items or labor shall be provided by Company or Company’s operator, at Contractor’s request, and Contractor shall pay reasonable compensation therefore.

                       10.3.3      All costs associated with the performance of any repair and maintenance work which is not Defect Remedy Work, including the costs of the replacement of any parts or other portions of the Work which are not defective but which are replaced in conjunction with Defect Remedy Work at the request of Company, shall be the responsibility of Company.

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Company shall provide Contractor with access to the Facility and to utilities, tools and equipment available at the Site for Contractor’s performance of any Defect Remedy Work. If Contractor elects not to carry out such Defect Remedy Work and requests Company to perform the same under this Article 10 instead of Contractor, Company may cause the Defect Remedy Work to be effected and Contractor shall reimburse Company the costs Company has reasonably incurred as a result.

                       10.3.4      The warranty and the liabilities and obligations of Contractor under this Contract shall not extend to replacement of normal consumables or apply to any failure to comply with the warranty that has been caused by (i) any erosion or derosion or normal wear and tear in operation of the subject Work; (ii) any failure of Company or a third party, other than Contractor or Subcontractor, to properly store, install, operate and/or maintain the subject Work in accordance with good industry practices and the O&M Manual; (iii) any modifications made to the subject Work by any person other than personnel of Contractor or Subcontractor without Contractor’s express written consent prior to such modifications; (iv) any neglect, abuse, malicious mischief, vandalism or event of Force Majeure (other than a warranty failure) affecting the subject Work; (v) any other negligent act of Company or Company’s operator; (vi) operation of the Facilities under conditions (including composition of the geothermal fluid) outside of the range specified in the Design Conditions; or (vii) operation of the Facility, other than by personnel of Contractor or Subcontractor, without Contractor’s prior express written consent, outside the Facility’s defined operation range.

          10.4      Implementation of Warranty

          The warranty claims and related Work shall be implemented in accordance with the Warranty Claim Procedures in Exhibit E.

          10.5      Disclaimer and Release

          THE WARRANTIES, CONDITIONS, OBLIGATION AND LIABILITIES OF CONTRACTOR AND RIGHTS AND REMEDIES OF COMPANY SET FORTH IN THIS CONTRACT ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND COMPANY HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER PRESENT AND FUTURE WARRANTIES, CONDITIONS, OBLIGATIONS, REPRESENTATIONS AND LIABILITIES OF CONTRACTOR, TOGETHER WITH ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF COMPANY AGAINST CONTRACTOR, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, (A) ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE; (B) ANY IMPLIED WARRANTY OR CONDITION ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (C) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF CONTRACTOR OR ITS SUBCONTRACTORS, ACTUAL, PASSIVE OR IMPUTED; OR (D) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE FACILITY, WORK OR ANY

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PORTION THEREOF OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES.

ARTICLE 11.      PERFORMANCE AND PERFORMANCE RELATED REMEDIES; EXCLUSIVITY; LIMITATION OF LIABILITY

          11.1      Performance Liquidated Damages and Performance Bonus

                       11.1.1      In the event that, upon completion of the Capacity Test, the Net Deliverable Capacity result is less than the Performance Guarantee, Contractor shall have the option for the period specified in Exhibit D to undertake any necessary actions to increase the Net Deliverable Capacity of the Facility to satisfy the Performance Guarantee at its own cost. If, upon the expiration of such period, the Net Deliverable Capacity of the Facility as determined by the last Capacity Test is below such Performance Guarantee, then Contractor shall, within thirty (30) Days, pay to Company as liquidated damages, and not as penalty, the amounts set forth in Section 3 of Exhibit K (“Performance Liquidated Damages”); provided, however, that if Contractor has made any payments of Shortfall Generation Liquidated Damages to Company pursuant to Section 4.10, Contractor shall be obligated to only pay Net Performance Liquidated Damages to Company.

                       11.1.2      Notwithstanding anything to the contrary herein, Performance Liquidated Damages as provided in this Section 11.1 or the payments described in Section 4.10 shall not be payable if failure to achieve the Performance Guarantee is due to Force Majeure, Company Default or any other reason not attributable to Contractor.

                       11.1.3      If the Facility, as determined by the last Capacity Test, exceeds the Performance Guarantee in respect of Net Deliverable Capacity, Company shall pay Contractor within thirty (30) Days of Contractor’s invoice, as a bonus and in addition to the Contract Price, the amounts set forth in Section 4 of Exhibit K (“Performance Bonus”).

          11.2 Exclusivity

          The Liquidated Damages payable under this Contract shall, without duplication, be the sole and exclusive remedy and measure of damages with respect to any delay in completion of the Facility or any failure to meet the Performance Guarantee. Once payment of Liquidated Damages and other amounts has been made, or the limits set forth in Section 11.5 have been met, and Contractor has performed all other Work required hereunder with respect to the Facility, Contractor shall be relieved of any further Liability with respect to such failures.

          11.3      General Limitation of Liability

                       11.3.1      Notwithstanding any other provision to this Contract, Contractor’s maximum aggregate Liability under this Contract (including for Liquidated Damages) from any and all causes shall in no case exceed the sum of: the lower of one hundred percent (100%) of the Contract Price (as the same may be adjusted in accordance with this Contract) or one hundred percent (100%) of the amount of the actual payments for the Work received by Contractor hereunder.

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                       11.3.2      Except to the extent of the Liquidated Damages, Performance Bonus, Schedule Bonus or the termination payments described in Article 19, in no event shall either Party be liable to the other for any indirect, special, incidental, consequential or exemplary damages (which includes loss of profit, revenues or savings), or for costs of procurement of substitute goods whether arising in contract, equity, tort, or other basis for Liability, even if it has been advised of the possibility of such damages.

                       11.3.3      The foregoing limitations on Liability in this Section 11.3 shall:

                    (a)      not limit Company’s right to receive proceeds of Contractor’s insurance required to be maintained pursuant to Article 13 of this Contract;

                    (b)      not apply to limit, nor shall they include, the costs of Contractor’s or Company’s indemnification obligations under Article 15; or

                    (c)      exclude any Liability of Contractor or Company stemming from the fraud or willful misconduct of Contractor, any Subcontractor, or their respective employees or Company or its employees, respectively.

          11.4      Other Provisions

          The Parties acknowledge and agree that because of the unique nature of the Facility and the unavailability of substitute facilities, it is difficult or impossible to determine with precision the amount of damages that would or might be incurred by Company as a result of Contractor’s failure to complete the Work so that Substantial Completion is accomplished by the Guaranteed Final Completion Date and the Facility is completed by the Guaranteed Final Completion Date or so that the Facility meets the Performance Guarantee. It is understood and agreed by the Parties that Company shall be damaged by the failure of Contractor to meet such obligations and that (i) it would be impracticable or extremely difficult to fix the actual damages resulting therefrom; (ii) any Liquidated Damages that are payable under this Contract are in the nature of liquidated damages, and not a penalty, and are fair and reasonable; and (iii) such payments represent a reasonable estimate of fair compensation to Company for the losses that may reasonably be anticipated from such failure. The Parties hereby acknowledge that Section 4.6, Section 4.10 and this Article 11 represent a reasonable allocation of risk.

ARTICLE 12.      TITLE; CARE OF THE WORK

          12.1      Passage of Title

          Subject to the provisions of Sections 9.1.1 and 9.4, legal title to and ownership of all Work and Materials provided hereunder shall pass to and vest in Company the later of (i) delivery to the Site; or (ii) upon payment of the respective milestone payment pursuant to the Milestone Payment Schedule.

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          12.2      Risk of Loss

          Contractor shall be responsible to assure safe delivery of all Materials to the Site. Except to the extent caused by the negligence or willful misconduct of Company, Contractor shall bear the risk of physical loss or destruction of or damage to the Materials and the Work, whether or not incorporated in the Facility at the Site or located on or off the Site, until the Substantial Completion Date. Notwithstanding the passage of title as provided in Section 12.1, Contractor assumes the risk of loss with respect to, and shall be obligated to replace, repair or reconstruct, any portion or all of the Materials or the Work that is lost, damaged or destroyed prior to turning over care, custody and control of such Material or Work to Company as provided in this Contract, irrespective of how such loss, damage or destruction shall have occurred. In the event of a termination of this Contract in accordance with the provisions hereof prior to such turnover, the risk of loss with respect to such Materials and Work shall pass to Company upon the effective date of termination, whether by Company or by Contractor.

          12.3      Care, Custody and Control

          Upon the Substantial Completion Date, Contractor shall turn over to Company the care, custody and control of the Facility. Company, at its expense, shall properly operate and maintain such portions of the Facility turned over to it by Contractor in accordance with applicable Laws, Prudent Industry Practices, the O&M Manual and the instructions and specific recommendations provided by Contractor to Company. Contractor may conduct periodic inspections of the turned-over equipment to ensure that Company is complying with such obligations. It is further acknowledged and agreed that Company shall provide Contractor, at all times, free and clear access to the Facility in order to allow Contractor to perform its obligations under the Contract (including completion and/or repetition of testing, Punchlist Items and warranties).

ARTICLE 13.      INSURANCE

          13.1      Contractor Provided Insurance

          Contractor shall:

                    (a)      obtain and maintain in full force and effect from the Commencement Date through Final Completion, at its own cost, the following policies of insurance:

           (i)      Builders All Risk insurance in an amount equal to cover the replacement cost of the Facility, including transit coverage for purchased plant and equipment;

           (ii)      Public Liability insurance with bodily injury and property damage combined single limits of at least One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate. Such insurance shall cover liability for bodily injury to third parties or damage to property to third parties arising in connection with the performance of the Work;

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           (iii)      Excess Liability insurance with a single limit of at least Five Million Dollars ($5,000,000) per occurrence in excess of the limits of the insurance provided in paragraph (ii) above;

          (iv)      Workers Compensation insurance providing statutory limits of liability, and Employers Liability limits of One Million Dollars ($1,000,000) per disease/accident/ employee, covering Contractor; and

          (v)      Marine transit insurance for Materials and/or Equipment procured and to be delivered pursuant to this Contract and to provide that Company is named as the additional named insured; and

                    (b)      procure and maintain such further coverages as Contractor is required to have by any applicable Law.

In the event this insurance or any portion of it becomes commercially unavailable, Company and Contractor shall cooperate to obtain such replacement insurance as may be available and this Contract shall be modified accordingly.

13.2 Company Provided Insurance

Company shall:

                    (a)      obtain and maintain in full force and effect, at its own cost, the following policies of insurance:

          (i)      All risks property insurance with a limit in an amount not less than the replacement cost of the Facility plant and equipment the care, custody and control of which has been turned over to Company by Contractor pursuant to this Contract;

          (ii)      Public Liability insurance with bodily injury and property damage combined single limits of at least One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate. Such insurance shall cover liability for bodily injury to third parties or damage to property to third parties arising in connection with the Site or the Facility; and

          (iii)      Excess Liability insurance with a single limit of at least Ten Million Dollars ($10,000,000) per occurrence in excess of the limits of the insurance provided in paragraph (ii) above; and

                    (b)      procure and maintain such further coverages as Company is required to have by any applicable Law.

In the event this insurance or any portion of it becomes commercially unavailable, Company and Contractor shall cooperate to obtain such replacement insurance as may be available and this Contract shall be modified accordingly.

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          13.3      Policies

                       13.3.1      Contractor’s insurance shall:

                    (a)      name Company and its directors, officers, representatives, employees and agents and any identified Financing Parties as additional insureds;

                    (b)      include the following cross-liability clause:

“Where more than one party comprises the “Insured,” each of the parties shall, for the purpose of such insurance, be considered as a separate and distinct unit/entity, and the words “the Insured” shall be considered as applying to each party in the same manner as if a separate policy has been issued to each of the said parties. The insurer shall provide indemnity to each in the same manner and to the same extent as if a separate policy has been issued to each, provided that the total amount payable in respect of compensation shall not exceed the limits of indemnity”;

                    (c)      provide that such Contractor’s insurance may not be cancelled, non-renewed or materially changed by the insurer without giving thirty (30) Days’ prior written notice to Company;

                    (d)      waive any and all rights of subrogation against Company and its respective directors, officers, representatives, agents and employees, and waive any other right of the insurers to any offset or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any Liability of Company or its directors, officers, representatives, agents and employees; and

                    (e)      provide that any other insurance maintained by Company and its respective directors, officers, representatives, agents and employees is in excess of such Contractor’s insurance and not contributory with it.

                            13.3.2      Company’s insurance shall:

                    (a)      name Contractor, Subcontractors and their respective directors, officers, representatives, employees and agents and any identified Financing Parties as additional insureds;

                    (b)      include the following cross-liability clause:

“Where more than one party comprises the “Insured,” each of the parties shall, for the purpose of such insurance, be considered as a separate and distinct unit/entity, and the words “the Insured” shall be considered as applying to each party in the same manner as if a separate policy has been issued to each of the said parties. The insurer shall provide indemnity to each in the same manner and to the same extent as if a separate policy has

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been issued to each, provided that the total amount payable in respect of compensation shall not exceed the limits of indemnity”;

                    (c)      provide that such Company’s insurance may not be cancelled, non-renewed or materially changed by the insurer without giving sixty (60) Days’ prior written notice to the Contractor;

                    (d)      waive any and all rights of subrogation against Contractor, Subcontractors and their respective directors, officers, representatives, agents and employees, and waive any other right of the insurers to any offset or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any Liability of Contractor, Subcontractors or their respective directors, officers, representatives, agents and employees; and

                    (e)      provide that any other insurance maintained by Contractor, any Subcontractors and their respective directors, officers, representatives, agents and employees is in excess of such Company’s insurance and not contributory with it.

          13.4      Payment of Deductibles

          If any of the insurance described above shall have any deductibles, the Party obligated to procure such insurance shall be solely responsible for payment of all such deductible amounts associated with such insurance.

          13.5      Evidence of Insurance

          Within thirty (30) Days of the Commencement Date (or with regard to the Builders All Risk coverage described in Section 13.1(a)(i), prior to the commencement of Work at the Site), each Party shall cause its insurers or agents to provide to the other Party for the other Party’s review and approval certificates of insurance evidencing the policies and terms specified in this Article 13. Notwithstanding the foregoing, Contractor shall be entitled to cause its insurers or agents to provide to Company the certificates of insurance evidencing its builders all risk policy only when the relevant risk arises. Failure by a Party to obtain the insurance coverage or certificates of insurance required by this Article 13 shall not in any way relieve or limit such Party’s obligations and liabilities under this Contract, nor shall the failure of any insurance company for any reason to pay claims accruing with respect to such Party’s insurance, affect, negate or release such Party from any of the provisions of this Contract, including such Party’s indemnity obligations. The insurance coverage to be provided by each Party pursuant to this Article 13 are not intended to, and shall not in any manner, limit or modify such Party’s obligations under this Contract, except to the extent any proceeds of such insurance are applied in satisfaction of such Party’s obligations. If a Party shall fail to procure or maintain its insurances, then the other Party shall have the right (but shall not be obligated) to provide and maintain such insurance at the defaulting Party’s expense and to deduct the cost thereof from any amount or amounts due to the other Party or in the event there are no such amounts due and payable, the defaulting Party shall reimburse the other Party for such costs on demand.

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ARTICLE 14.      DISPUTE RESOLUTION

          14.1      Settlement by Mutual Agreement

          Company and Contractor desire that this Contract operate between them fairly and reasonably. If during the term of this Contract a dispute arises between Company and Contractor, or one Party perceives the other as acting unfairly or unreasonably, or a question of interpretation arises hereunder, then the Parties shall cause the Company’s Representative and Contractor’s Representative to promptly confer and exert their good faith efforts to reach a reasonable and equitable resolution of the issue. If Company’s Representative and Contractor’s Representative are unable to resolve the issue within fourteen (14) Days (within five (5) Days if a payment dispute), the matter shall be referred within two (2) Days of the lapse of such period to the Parties’ responsible officers for resolution. Neither Party shall seek resolution by mediation or arbitration of any dispute arising in connection with this Contract until both Parties’ responsible officers, who shall be identified by each Party from time-to-time, have had at least fourteen (14) Days (seven (7) Days if a payment dispute) to resolve the dispute following referral of the dispute to such responsible officers. If the Parties fail to settle such dispute within such period (including a failure to identify their respective responsible officers and make necessary referrals within such period), the provisions of Section 14.2 shall apply unless the Parties agree that the dispute is to be resolved according to the provisions of Section 14.3.

          14.2      Mediation

          If a dispute under this Contract is not resolved by the Parties pursuant to Section 14.1, upon the request of either Party the Parties shall try in good faith to settle the dispute by nonbinding mediation administered by the American Arbitration Association under its Commercial Mediation Rules before resorting to arbitration. Unless otherwise agreed upon by the Parties, the mediation shall be held in King County, Washington. Each Party shall bear the cost and expense of preparing and presenting its own case (including, but not limited to, its own attorneys’ fees and costs of witnesses). Payment of the mediator and other costs and expenses of the mediation shall be divided equally among the Parties.

          14.3      Pending Disputes

          Notwithstanding any provision of this Article 14 to the contrary, either Party may commence litigation within thirty (30) Days prior to the date after which the commencement of litigation could be barred by any applicable statute of limitations or other law, rule, regulation, or order of similar import or in order to request injunctive or other equitable relief in connection with any bankruptcy or insolvency proceeding or otherwise necessary to prevent irreparable harm. In such event, the Parties shall (except as may be prohibited by judicial order) nevertheless continue to follow the procedures set forth herein. While any disputes under this Contract are pending, including the commencement and pendency of any of the dispute resolution procedures set forth in this Article 14, the Parties shall abide by all their obligations under this Contract without prejudice to a final determination in accordance with the foregoing provisions of this Article 14.

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ARTICLE 15.      INDEMNIFICATION

          15.1      General

          Contractor shall defend, indemnify and hold harmless Company, the Financing Parties, each of their parent company and affiliates, and the directors, officers, members, agents, employees, successors and assigns of each of them (each, a “Company Indemnified Party”), from and against any and all claims, demands, and causes of action asserted by any Governmental Authority or other third party against any Company Indemnified Party (other than as a result of a breach of this Contract by such person) and any Liabilities, including reasonable attorneys’ fees, incurred by such Company Indemnified Party in connection therewith to the extent and as a result of Contractor’s performance (or that of its Subcontractors, agents, employees or consultants) under this Contract, including, but not limited to (a) on account of any violation of any Law or Permit to be complied with by Contractor hereunder; and (b) in respect of any Taxes imposed on or attributable to performance of Contractor (other than sales or use taxes in the State of Idaho except to the extent that Company has not made payment to Contractor when due hereunder Taxes in the State of Idaho; in each case other than to the extent caused by or arising from the negligence or willful misconduct of such Company Indemnified Party not attributable to Contractor or any affiliate or Subcontractor of Contractor.

          15.2      Indemnification for Bodily Injury or Property Damage

          Company, as one Party, and Contractor, as the other Party, shall defend, indemnify and hold each other, and each other’s lenders, Financing Parties, parent company, affiliates, officers, directors, members, agents and employees, owners of the real property comprising the Site, harmless from and against any loss, damage or liability (including, but not limited to, reasonable attorneys’ fees and other costs but excluding consequential damages) on account of any claim by a third party for bodily injury or property damage against the indemnified party caused by the negligent act or omission of the indemnifying party or the indemnifying party’s employees, contractors, subcontractors or agents, in connection with the performance of their respective undertakings under this Contract.

          15.3      Indemnity from Liens

          Contractor shall defend, indemnify and hold each of the Company Indemnified Parties harmless from and against (i) all liens arising from the performance of the Work by Contractor or otherwise caused by any Subcontractor or any employee, agent or Affiliate of Contractor or any of its Subcontractors or anyone else entitled to file a lien under Law; and (ii) any loss, damage or liability (including, but not limited to, reasonable attorneys’ fees and other costs) in connection with any and all mechanics’ liens filed in connection with Contractor’s Work hereunder. This Section 15.3 shall not apply to Liens of Contractor which result from non-payment by Company.

          15.4      Contractor’s Infringement Indemnity

          Contractor shall indemnify and keep indemnified and hold harmless Company Indemnified Party(ies) from and against any and all third-party suits, actions claims of any type

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of character, type or description, based upon any claim of infringement of any patent or other license or intellectual property right (whether by way of trademark or otherwise) resulting directly or indirectly from furnishing of the Work pursuant to this Contract asserted by any third party against any Company Indemnified Party and any Liabilities, including reasonable attorneys’ fees, incurred by such Company Indemnified Party in connection therewith. Each Party agrees to notify the other as soon as reasonably possible of any material matters with respect to which the foregoing indemnity is likely to apply and of which the notifying Party has actual knowledge. If notified in writing of any action or claim for which the Contractor may be liable to provide indemnity, the Contractor shall, without limitation, defend (subject to reasonable consultation with Company) such action or claim at their expense and pay the cost and damages and attorneys’ fees awarded against Company in such action or claim; provided, however, that the Contractor shall have the right to control the defense and settlement of all such actions or claims, which settlement shall be subject to the consent of Company, if applicable, not to be unreasonably withheld. This Section 15.4 shall not be applicable to any suit, claim or proceeding based on infringement or violation of a patent or copyright (i) relating solely to a particular process or product of a particular manufacturer specified by Company and not offered or recommended by Contractor; or (ii) arising from modifications to the Work by Company after Final Completion of the Facility. If a suit, claim or proceeding is based upon the events set forth in the preceding sentence, Company shall defend, indemnify and hold harmless Contractor to the same extent as Contractor is obligated to indemnify Company.

          15.5      Company’s Indemnity

          Company shall defend, indemnify and hold harmless Contractor and its Subcontractors and their respective joint venture partners, directors, officers, agents, employees, shareholders and affiliates from any and all Liability or Proceedings arising out of:

                    (a)      any actual or alleged injury or death of persons or damage to property arising out of the negligence, willful misconduct or default of Company (except only to the extent that the same have been caused by the negligence or default of Contractor or its Subcontractors);

                    (b)      any and all environmental related liability or cost arising from or related to the Site, including any actual or alleged injury to persons or property related thereto or any remedial activity (except to the extent the same was caused by the negligence or default of Contractor or its Subcontractors in connection with their performance of the Work); or

                    (c)      on account of any violation of any Law or Permit to be complied with by Company hereunder.

          15.6      Notice and Settlement of Claims

          A Party seeking the benefit of an indemnity under this Article 15 shall give the other Party written notice of any claim giving rise to the indemnity promptly after such Party learns of the same. The indemnifying Party may, at its own cost, conduct negotiations for the settlement of such claim and any litigation that may arise therefrom. The Party claiming the benefit of the indemnity shall not make any admission that might be prejudicial to the indemnifying Party

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unless the indemnifying Party fails to take over the conduct of the negotiations or litigation within a reasonable time after having been so requested. The indemnifying Party shall not settle any indemnified claim without the indemnified Party’s prior written approval (not to be unreasonably withheld or delayed). The Party claiming the benefit of the indemnity shall, at the request of the other Party, provide reasonable assistance for the purpose of contesting any such claim or action, and shall be paid all reasonable costs incurred in doing so and shall have the right to have its own counsel, at its expense, participate in the defense and negotiation of the claim or action.

ARTICLE 16.      ASSIGNMENT

          16.1      Assignment by Company

          Company may not assign any or all of its obligations, rights, title and/or interest in and to or arising out of or in connection with the Contract without the prior written approval of Contractor, which approval shall not be arbitrarily or unreasonably withheld or delayed. Notwithstanding the foregoing, Company may assign its obligations, rights, title and/or interest in and to or arising out of or in connection with the Contract to an Affiliate who is a special purpose entity wholly owned by Company whose sole assets relate to the Facility, without Contractor’s consent. No assignment of Company’s obligations, rights, title and/or interest in and to or arising out of or in connection with the Contract shall relieve Company of any obligation hereunder.

          16.2      Assignment by Contractor

          Contractor may not assign any or all of its obligations, rights, title and/or interest in and to or arising out of or in connection with the Contract without the prior written approval of Company, which approval shall not be arbitrarily or unreasonably withheld or delayed. Notwithstanding the foregoing, Contractor may assign its obligations, rights, title and/or interest in and to or arising out of or in connection with the Contract to an Affiliate, without Company’s consent. No assignment of Contractor’s obligations, rights, title and/or interest in and to or arising out of or in connection with the Contract shall relieve Contractor of any obligation hereunder.

          16.3      Succession

          This Contract shall inure to the benefit of and be binding upon the successors and permitted assigns (as provided for by Sections 16.1 and 16.2) of the Parties.

ARTICLE 17.      SUBCONTRACTORS

          17.1      Subcontracts

          Subject to Section 17.2, Contractor may enter into Subcontracts for the performance of the Work and shall be solely responsible for the satisfactory performance of the Work and the acts, defaults and omissions of any Subcontractor notwithstanding any review, approval or other action taken by Company with regard to the selection of a Subcontractor hereunder. Contractor

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shall be responsible for the actions of the Subcontractors in their performance of the Work as if such actions were those of Contractor. The issuance of any Subcontract shall not relieve Contractor of any of its obligations under this Contract. All Subcontracts shall be consistent with and in no way contrary to or inconsistent with any of the terms or provisions of this Contract. No contractual relationship shall exist between Company and any Subcontractor with respect to the Work to be performed hereunder, and no Subcontractor is intended to be or shall be deemed a third-party beneficiary of this Contract. Except as expressly set forth in Section 17.2, nothing contained herein shall (a) create any contractual relationship between any Subcontractor and Company or (b) obligate Company to pay or arrange for the payment of any Subcontractor.

          17.2      Subcontract Provisions

          Contractor shall ensure that Subcontracts made with Subcontractors having a value of Two Million Dollars or more are made in writing. Contractor shall make reasonable efforts to require that each such Subcontract shall provide that the rights and obligations of Contractor under each such Subcontract are assignable to Company, its successors and assigns upon Company’s written request accompanied by proof of source of payment to such Subcontractor’s satisfaction, following any termination of this Contract.

          17.3      Approved Vendors

          Contractor shall not subcontract the supply of any equipment for a price of in excess of One Million Dollars ($1,000,000), except to Major Vendors approved by Company, which approval shall not be arbitrarily or unreasonably withheld. The vendors appearing on the Approved Vendors List set forth in Exhibit F have been approved by Company. The Approved Vendors List attached as Exhibit F is preliminary and may be amended in the following manner. In the case the need arises for Contractor to add a Major Vendor to the Approved Vendors List, in Contractor’s opinion, Contractor shall propose such addition to the Company’s Representative in writing identifying the type of equipment that could be purchased from such Major Vendor. Within five (5) Days after receipt of Contractor’s proposal, the Company’s Representative shall have the right to advise Contractor of any such potential Major Vendors to which it reasonably objects, together with the reasons for objection. Contractor shall not add any potential Major Vendor to the list to which the Company’s Representative so reasonably objects. If the Company’s Representative fails to respond within such five (5) Day period, Contractor shall have the right to add said potential Major Vendor to the list.

          17.4      Exclusion

          The provisions of this Article 17 shall not apply to the suppliers of equipment for the OEC.

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ARTICLE 18.      SUSPENSION

          18.1      Right of Company to Suspend Work

          Company may suspend performance of the Work by Contractor hereunder as provided in Section 8.1.1.

          18.2      Initial Payments to Contractor

          Contractor shall be entitled to payment for Work that has been completed as of the effective date of such suspension or concerning which delivery has been suspended if such suspension has not ceased within ten (10) Days of the effective date of such suspension within thirty (30) Days of the issuance of an invoice therefore by Contractor.

          18.3      Extended Suspension

          In the event that the duration of the suspensions by Company exceed ninety (90) Days in the aggregate, then Contractor may give notice to the Company’s Representative requesting permission to proceed. If permission is not granted within twenty (20) Days of the delivery of such notice, Contractor may terminate its obligations under the Contract by so notifying Company in writing, and Contractor shall be entitled to payments as described in Section 19.2.2.

          18.4      Right of Contractor to Suspend

          Contractor may suspend performance of the Work hereunder, in whole or in part, upon ten (10) Days’ prior written notice to Company of such suspension (i) where Company has withheld from payment any amount invoiced by Contractor unless within fifteen (15) Days of the Company’s Representative’s receipt of any such invoice Company has released such payment or such withheld payment has been deposited into the joint bank account of Company and Contractor with Bank of America or other bank acceptable to Company and Contractor or otherwise set aside for payment to Contractor in a form acceptable to Contractor pending resolution of the dispute in accordance with the dispute resolution procedures set forth in Article 14; (ii) the aggregate amount of the Contract Price payments being withheld by Company, whether or not deposited in the above-referenced account, equals Two Hundred Thousand Dollars ($200,000); or (iii) Company breaches or is in default under any financing obligations with any Financing Parties. Such suspension shall continue for the period specified in the suspension notice.

          18.5      Additional Changes Resulting From Suspensions

          Provided that suspension is not necessary by reason of a default on the part of Contractor that has not been corrected, in the event of suspension pursuant to this Article 18 the Contract Price shall be increased by the amount equal to the additional costs reasonably incurred by Contractor as a result of the suspension (including costs for the purpose of safeguarding, storage, personnel, Subcontractors or rented equipment costs, demobilization and re-mobilization costs and increased costs or charges incurred for rescheduling) and the scheduled dates specified in this Contract, the Schedule, and all other dates and milestones herein by which Contractor’s

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responsibilities are measured shall be adjusted to reflect any delays resulting from such suspension (including a period equal to the suspension period, a period for demobilization and re-mobilization plus any additional period required). If Contractor shall, solely in consequence of such suspension, be required to perform any obligations under its warranty at a time which exceeds the original schedule for warranty obligations that would have been applied if there were no suspension, the additional cost of complying with the warranty obligations shall be added to the Contract Price.

          18.6      Resumption of Work

          Upon receipt of notice to resume the Work in accordance with this Contract, Contractor shall examine the Facility and the Work affected by the suspension. Contractor shall make good any deterioration or defect in or loss of such Facility or Work that may have occurred during suspension, and costs incurred in making such examinations and making good and resuming Work shall be added to the Contract Price, all of which Work shall be at Company’s expense unless such suspension occurred by reason of a default on the part of Contractor that was not corrected within the time period specified in Section 19.1.

ARTICLE 19.      TERMINATION

          19.1      Termination by Company

                       19.1.1      Company may terminate the Work and this Contract after the occurrence of one or more of the following events of default and if, following a written notice from Company to cure such event of default, said event of default continues to exist for ten (10) Days in the circumstances described in (a) below, and thirty (30) Days in the circumstances described in (b) below:

          (a)      the occurrence of an Insolvency Event involving Contractor; or

           (b)      Contractor defaults in its performance under a material provision of this Contract; provided, however, that Company may not terminate this Contract if, after notice of such default and prior to expiration of the thirty (30) Day period set forth above, Contractor has commenced and is diligently pursuing efforts to cure such breach.

                       19.1.2      In the event of termination as provided in Section 19.1.1, Company shall compensate Contractor for all payment milestones achieved plus a pro rata portion of the payment milestone amounts for payment milestones partially achieved as of termination, but Company shall not compensate Contractor for any other costs associated with the termination of the Work. Upon termination and such payment, Contractor shall deliver to Company possession of the Work in its then condition, including Drawings and Specifications and contracts with Subcontractors, and construction supplies dedicated solely to construction of the Facility.

                       19.1.3      In the event of termination as provided in Section 19.1.1: (a) Company shall have the right, at its sole option, to assume and become liable for any reasonable written obligations and commitments that Contractor may have in good faith undertaken with third parties in connection with the Work, which obligations and commitments are by Law or by their

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terms assumable by Company and are not covered by the payments made to Contractor under Section 19.1.2; and (b) Contractor shall be entitled to draw the full amount of the Letter of Credit as of the date of such event of termination. If Company elects to assume any obligation of Contractor as described in this Section 19.1.3, then as a condition precedent to Company’s compliance with any subsection of this Article 19, Contractor shall execute all papers and take all other reasonable steps requested by Company that may be required to vest in Company all rights, set-offs, benefits and titles necessary to such assumption by Company of such obligations. Company agrees to indemnify and hold Contractor harmless against any Liability under any obligations assumed by Company pursuant hereto.

          19.2      Termination by Contractor

                       19.2.1      Contractor may terminate the Work and this Contract after the occurrence of one or more of the following events of default and if, following a written notice from Contractor to Company to cure such event of default, said event of default continues to exist for ten (10) Days in the event of a payment default, and thirty (30) Days in the event of any of the other defaults described below:

          (a)      the occurrence of an Insolvency Event involving Company;

          (b)      Company defaults in its performance under a material provision of this Contract, including the obligation to make any payment hereunder; provided, however, that Contractor may not terminate this Contract if, for all cases except for the obligation to make or complete any payment, after notice of such default and prior to expiration of the thirty (30) Day period set forth above, Company has commenced and is diligently pursuing efforts to cure such breach; or

          (c)      Company breaches or is in default under any financing obligations with any Financing Parties and fails to cure such breach or default within the cure or other period provided in the applicable agreement or instrument.

                       19.2.2      In the event of termination as provided in Section 19.2.1, Company shall pay to Contractor the greater of (a) that portion of the Contract Price associated with all payment milestones achieved, including any amount in the Letter of Credit which amount Contractor may draw down, plus a pro rata portion of the payment milestone amounts for payment milestones partially achieved up to the date of Contractor’s receipt of notice of termination plus any costs attributable to and incurred in terminating the Work, including cancellation charges owed to third parties and additional compensation in the amount of twenty percent (20%) for the portion of the remaining unpaid Contract Price, but in no event shall the total amount exceed the Contract Price, or (b) the termination amount payable by Company to Contractor as specified in Section 19.4. If all such payments are not received within thirty (30) Days of termination, without derogation from other remedies available to Contractor, the license granted to Company under Section 9.4 shall automatically terminate and be of no further effect.

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          19.3      Due to Force Majeure

          If (a) Company wholly suspends the Work on the Facility for six (6) consecutive months due to the occurrence of a Force Majeure suffered by Company; or (b) Contractor is prevented from performing the Work for a period of six (6) consecutive months as a result of the occurrence of a Force Majeure suffered by Contractor, then the affected Party may terminate this Contract at no cost or penalty, other than the payment of all accrued payment obligations due and payable pursuant to this Contract (excluding loss of anticipated profits for the Work not yet performed by Contractor) upon not less than fifteen (15) Days prior written notice to the other Party; provided, however, that nothing in this Section 19.3 shall relieve or excuse either Party from its obligations under Sections 19.5 and 19.6.

          19.4      Due to Company’s Convenience

          If Company determines it is in its best interest to terminate this Contract for its convenience, then Company may terminate this Contract at no cost or penalty if such notice is given prior to Company issuing Contractor a Notice to Proceed pursuant to Section 4.1. Company may also terminate this Contract for convenience after issuing Contractor a Notice to Proceed at no cost or penalty, other than the payment by Company to Contractor of the sum of (a) the greater of (i) Five Million Dollars ($5,000,000) less payments previously made by Company to Contractor under this Contract prior to termination or (ii) all accrued payment obligations due and payable pursuant to this Contract plus a pro rata portion of the payment milestone amounts for payment milestones partially achieved up to the date of Contractor’s receipt of notice of termination (excluding loss of anticipated profits for the Work not yet performed by Contractor), (b) any costs attributable to and incurred in terminating the Work, including cancellation charges owed to third parties, and (c) One Million Dollars ($1,000,000) for miscellaneous expenses and/or loss of anticipated profit for the Work not yet performed by Contractor. Such payment shall be made by Company to Contractor not less than fifteen (15) Days after Contractor has provided Company written notice of the amounts due. Nothing in this Section 19.4 shall relieve or excuse either Party from its obligations under Sections 19.6 and 19.7. It is understood and agreed by the Parties that Contractor shall be damaged by Company’s termination of this Contract for convenience and that (i) it would be impracticable or extremely difficult to fix the actual damages resulting therefrom; (ii) the termination fee described in clause (c) above is in the nature of liquidated damages, and not a penalty, and is fair and reasonable; and (iii) such payments represent a reasonable estimate of fair compensation to Contractor for the losses that may reasonably be anticipated from such termination.

          19.5      Exclusive Remedy

          Company’s payment to Contractor pursuant to either Section 19.3 or 19.4, shall be Contractor’s exclusive remedy against Company in the event of such termination.

          19.6      Actions Required Following Termination

          Upon early termination of the Work, each Party shall be immediately released from any and all obligations to the other Party (except for the obligation of each Party to pay any amount then accrued or due hereunder, or otherwise due under this Article 19), Contractor immediately

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shall discontinue the Work and remove its personnel and construction equipment from the Site, and except for termination due to Company’s default Company shall be entitled to take exclusive possession of the Materials and all or any part of the Materials delivered or en route to the Site, to the extent that Company has paid Contractor all undisputed amounts hereunder then due and payable from Company to Contractor. Contractor shall immediately take such steps as are reasonably necessary to preserve and protect Work completed and in progress.

          19.7      Termination and Transfer of Subcontracts and Other Rights

          Upon the early termination of the Work pursuant to this Article 19, including pursuant to Section 19.4, if requested by the Company, Contractor shall make reasonable efforts to cancel existing contracts with Subcontractors performing Work at the Site. If early termination of the Work occurs due to the default by Contractor, Contractor shall also, upon request by Company (a) deliver and assign to Company, pursuant to a document produced by Contractor and reasonably acceptable to Company, any and all Subcontracts, purchase orders, bonds and options made by Contractor for Work to be performed at the Site (but in no event shall Company be liable for any action or default of Contractor occurring prior to such delivery and assignment (except to the extent such action or default was caused by Company) and Contractor shall defend and hold harmless Company against any such liability); and (b) deliver to Company originals of all Subcontracts and all papers and documents relating to Contractor Permits, orders placed, bills and invoices, lien releases related to the Work. All deliveries hereunder shall be made free and clear of any liens, security interests or encumbrances, except as may arise hereunder, be created by Company or may arise in favor of Contractor due to non-payment by Company. Except as provided herein, no action taken by Company or Contractor after the termination of the Work and/or this Contract shall prejudice any other rights or remedies of Company or Contractor provided by Law, this Contract or otherwise upon such termination.

          19.8      Surviving Obligations

          Termination or expiration of this Contract (a) shall not relieve either Party of its obligations with respect to the confidentiality of the other Party’s information as set forth in Article 21; (b) shall not relieve either Party of any obligations hereunder which expressly or by implication survive termination hereof; and (c) except as otherwise provided in any provision of this Contract expressly limiting the liability of either Party, shall not relieve either Company or Contractor of any obligations or liabilities for loss or damage to the other Party arising out of or caused by acts or omissions of such Party prior to the effectiveness of such termination or arising out of such termination, and shall not relieve Contractor of its obligations as to portions of the Work or other services already performed or of obligations assumed by Contractor prior to the date of termination. This Section 19.8 shall survive the termination or expiration of this Contract.

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ARTICLE 20.      INTENTIONALLY OMITTED

ARTICLE 21.      CONFIDENTIALITY

          21.1      Both Parties to Keep Information Confidential

          Company and Contractor shall keep confidential and shall not, without the written consent of the other Party, divulge to any third party Information of the other Party.

          21.2      Use of Information

          Subject always to Sections 9.1.1, 9.4 and 21.1, Company shall not use any Information of Contractor for any purpose other than the operation and maintenance of the Facility. Similarly, Contractor shall not use any Information received from Company for any purpose other than the design, procurement of the Facility, construction or such other Work as required for the performance of the Contract.

          21.3      Exclusions

          The obligations of any Party under Sections 21.1 and 21.2 shall not apply to Information of the other Party that:

                    (a)      now or hereafter enters the public domain through no fault of the receiving Party;

                    (b)      can be proved to have been in the possession of the receiving Party at the time of disclosure and which was not previously obtained, directly or indirectly, from the other Party hereto;

                    (c)      otherwise lawfully becomes available to the receiving Party from a third party under no obligation of confidentiality; or

                    (d)      the receiving Party is required by law or any relevant stock exchange or other competent regulatory authority to publish or otherwise disclose but only to the extent that it is necessary to publish or disclose the same.

          21.4      Company Not to Remove Logos

          Company shall not remove or detach from the Work or any part thereof any of Contractor’s trademarks, designs, names, logos or markings.

ARTICLE 22.      NOTICES

               22.1      All notices and other communications required or permitted by this Contract shall be in writing and delivered by hand (including by messenger or courier) or by airmail post or special courier or by telecopier or facsimile (receipt confirmed), at the addresses or numbers set forth below or at such other addresses or numbers as the Party receiving notice shall

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subsequently designate by way of replacement by giving ten (10) Days’ written notice to the other Party pursuant to this Section:

If to Company:	US Geothermal, Inc.
1509 Tyrell Lane, Suite B
Boise, Idaho 83706
Attention: Daniel Kunz
Fax: (208) 424-1030

with a copy for
any notice of
claim or dispute
to:	Stoel Rives LLP
600 University Street
Seattle, WA 98101
Attention: John F. Pierce
Fax: (206) 386-5700

If to Contractor:	Ormat Nevada, Inc.
980 Greg Street
Sparks, NV 89431-6039
Attention: President
Fax: 702-356-9039

with a copy for
any notice of
claim or dispute
to:	Perkins Coie LLP
1201 Third Avenue, 40th Floor
Seattle, WA 98101-3099
Attention: Robert E. Giles, Esq.
Fax: 206-583-8500

          22.2      Any notice sent by telecopier or facsimile transmission shall be confirmed within two (2) Days after dispatch by notice sent by airmail or special courier.

          22.3      Any notice or confirmation of notice sent by airmail or special courier shall be deemed (in the absence of evidence of earlier receipt) to have been delivered ten (10) Days after dispatch and in proving the fact of dispatch, it shall be sufficient to show that the envelope containing such notice was properly addressed, stamped and conveyed to the postal authorities or courier service for transmission by airmail or special courier.

          22.4      Any notice delivered by hand, facsimile, telecopier or telegram shall be deemed to have been delivered on the date of its dispatch.

          22.5      In this Article 22, notices shall include any approvals, consents, instructions, orders, and certificates to be given under the Contract.

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ARTICLE 23.      MISCELLANEOUS

          23.1      Governing Law

          This Contract and the Exhibits hereto shall in all respects be governed by and construed under the laws of the State of Idaho, without regard to the principles of conflict of laws. The selection of Idaho law shall conclusively be presumed to be a significant, material and reasonable relationship with the State of Idaho and shall be enforced whether or not there are other relationships with the State of Idaho. Any dispute arising under or related to this Agreement shall be resolved by a court of competent jurisdiction in King County, Washington and each party hereby irrevocably and unconditionally submits to such exclusive jurisdiction and venue.

          23.2      Construction

          This Contract and any documents or instruments delivered pursuant hereto shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Contract and such other documents and instruments shall be construed as though the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Contract or such other documents or instruments.

          23.3      Nature of Agreement

          Contractor and its Subcontractors shall be independent contractors with respect to the Work, irrespective of whether such Subcontractors are selected or approved by Company, and neither Contractor nor its Subcontractors, nor the employees of either, shall be deemed to be the servants, employees, representatives or agents of Company. This Contract does not create any agency, partnership, joint venture or other joint relationship between Company and Contractor. Nothing contained in this Contract shall be construed (a) to authorize either Party hereto to act as agent for the other Party or to permit a Party hereto to undertake any contract or other obligation for the other Party or (b) to create any agency, partnership, joint venture or other joint relationship between the Parties.

          23.4      Severability

          In the event that any of the provisions or portions, or applications thereof, of this Contract become invalid, illegal or unenforceable in any respect under the Law of any jurisdiction, Company and Contractor shall negotiate an equitable adjustment in the provisions of this Contract with a view toward effecting the purpose of this Contract, and the validity and enforceability of the remaining provisions or portions, or applications thereof, shall not be affected thereby.

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          23.5      Amendments and Waivers

          This Contract may not be changed or amended orally, and no waiver hereunder may be oral. Any change or amendment or any waiver of any term or provision of, or consent granted under, this Contract shall only be effective if given in writing and signed by the waiving or consenting Party (or both Parties in the case of a change or amendment).

          23.6      Survival

          The provisions of Sections 2.4, 3.3, 5, 9.1.1, 9.4, 9.5, 11.2, 11.3, 11.4, and all of Articles 5, 14, 15, 19, 21, 22 and 23 shall survive termination or expiration of the Contract for whatever reason.

          23.7      Counterparts

          This Contract may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          23.8      Entire Contract

          This Contract and the Exhibits sets forth the full and complete understanding of the Parties relating to the subject matter hereof as of the Effective Date and supersedes any and all negotiations, agreements, understandings and representations made or dated prior thereto with respect to such subject matter. Contractor shall not be bound by, and specifically objects to, any term, condition or other provision that is different from or in addition to the provisions of this Contract (whether or not it would materially alter this Contract), which is proffered by Company in any purchase order, receipt, acceptance, confirmation, correspondence or otherwise, unless Contractor specifically agrees to such provision in a written instrument signed by Contractor.

          23.9      Waivers

          Subject to Section 23.5, no relaxation, forbearance, delay, indulgence or failure by either Party to enforce any of the terms, covenants, conditions or other provisions of this Contract at any time shall in any way prejudice, affect, limit, modify or waive that Party’s right thereafter to enforce or compel strict compliance with every term, covenant, condition or other provision hereof, any course of dealing or custom of the trade notwithstanding. No delay or omission on the part of a Party shall operate as a waiver thereof, nor shall any waiver by either Party of any breach of the Contract operate as a waiver of any subsequent or continuing breach of the Contract.

          23.10      Counterparts; Transmitted Copies

          This Contract may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. To expedite the process of entering into this Contract, the parties acknowledge that Transmitted Copies of this Contract shall be equivalent to original documents until such time (if any) as original documents are completely executed and delivered. “Transmitted Copies” mean copies

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that are reproduced or transmitted via facsimile or another process of complete and accurate reproduction and transmission.

          23.11      Further Assurances

          Company and Contractor shall use reasonable endeavors to implement the provisions of this Contract, and for such purpose each, at the request and expense of the other, shall, without further consideration, promptly execute and deliver or cause to be executed and delivered to the other such, consents, documents or other instruments in addition to those required by this Contract as the other may reasonably require to implement any provision of this Contract.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the Parties have caused this Contract to be executed on the date first above written.

Company:		Contractor:

US Geothermal, Inc.		Ormat Nevada, Inc.

By:		By:

Name:	Daniel Kunz	Name:	Hezy Ram

Title:	President and CEO	Title:	Executive Vice President

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EXHIBIT A

SCOPE OF WORK ALLOCATION AND INTERFACE POINTS

1.      Scope of Work Between Contractor and Company for Facility Construction

          The allocation and division of the work to be performed by Company and Contractor is defined below for the Facility and the remainder of the Project. As used in this Exhibit A, references to “Power Plant” shall have the same meaning as Facility and “Geothermal Fluid” shall have the meaning ascribed to that term in Exhibit D. All technical work is as defined in Exhibit C. The list below does not replace Exhibit C, but simply confirms and clarifies specific areas of conformance with that document.

ITEM	ACTIVITY or EQUIPMENT DESCRIPTION	QTY	Supplied By

1	POWER PLANT PROJECT & CONSTRUCTION MANAGEMENT
	Free Site access and main access road		Company
	On-Site Overall Site Management	Lot	Contractor
	All Trade Labor & Construction Supervision	Lot	Contractor
	Project and Construction Scheduling	Lot	Contractor
	Supervision During Preparation Of the Site Area	Lot	Contractor
	Supervision of Initial Start-Up And Power Plant Commissioning	Lot	Contractor
	Operator Training (Power Plant and Control System)	Lot	Contractor

2	DESIGN, ENGINEERING & DOCUMENTATION

	Heat source and cooling water characteristics and utilization constraints		Company
	Drawing Schedule	Lot	Contractor
	Site General Arrangement	Lot	Contractor
	Equipment General Arrangement Drawings	Lot	Contractor
	Foundation Plan & Details	Lot	Contractor
	Electrical One Line Diagrams	Lot	Contractor
	Equipment Schematic & Wiring Diagrams	Lot	Contractor
	Lighting Plan	Lot	Contractor
	MCC & Electrical Equipment Layout Drawings	Lot	Contractor
	Piping & Instrument Diagrams	Lot	Contractor
	Control System Programming (Power Plant, Gathering and Injection System, and other Project facilities)	Lot	Contractor
	Well Head Control System Equipment and Control Strategies	Lot	Company

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ITEM	ACTIVITY or EQUIPMENT DESCRIPTION	QTY	Supplied By
	Geotechnical Report	Lot	Company
	Utility interconnection study		Company
	Mechanical and electrical detailed design, Power Plant		Contractor
	Mechanical and electrical detailed design, gathering system and well pad		Company
	Water treatment system design		Company
	Mechanical and electrical design for raw water supply and blow-down system outside the Power Plant fence line		Company

3	CIVIL WORKS
	Site Final Grading, including runoff containment	Lot	Contractor
	Foundations and Anchor Bolts (inside Power Plant)	Lot	Contractor
	Cooling Tower Basin	1	Contractor
	Containment for transformers, pentane storage, diesel tanks, etc. (inside Power Plant)	Lot	Contractor
	Preparation and maintenance of Access road, well pads, roads to wells and any other outside of the Power Plant area		Company
	Gravel for Power Plant Site Area (Crushed Stone Surface)	Lot	Contractor
	Fencing Around Power Plant Boundaries	Lot	Contractor
	Final Grouting of Equipment, Skids, Etc.	Lot	Contractor
	Rubbish storage area (excluding Contractor Hazardous Materials)		Company
	Removal and final disposal of Contractor rubbish and debris, and Contractor Hazardous Materials from the Facility.		Contractor

4	STRUCTURAL STEEL & PLATFORMS (Inside Plant fence line)
	Structural Steel And Platforms	Lot	Contractor
	Pipe Supports	Lot	Contractor
	Conduit & Cable Tray Supports	Lot	Contractor
	All Other Structural Steel	Lot	Contractor

5	ORMAT ENERGY CONVERTER
	Turbine – Generator Set	Lot	Contractor
Turbine – Generator oil system
	Turbine and Generator Controls and Protection	Lot	Contractor
	Electrical system		Contractor
	Vaporizer and pre-heaters.		Contractor
	Condenser (with 316L tubes)	Lot	Contractor

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ITEM	ACTIVITY or EQUIPMENT DESCRIPTION	QTY	Supplied By
	Working fluid pumps, piping, and instrumentation	Lot	Contractor
	Pentane Vapor Recovery system	Lot	Contractor
	Working fluid (Pentane) initial fill up and allowance for purging and losses during startup.		Contractor
6	Injection Pumps
	Foundations		Contractor
	4160V Electrical Supply and Equipment		Contractor
	Power Metering		Contractor
	Piping and Valves		Contractor
	Instrumentation and control		Contractor
	Injection pump specification		Company
	Purchase of pumps to specification		Contractor

7	RAW WATER SUPPLY (For fire water, construction, cooling water & sanitary use)
	Single water supply line to the Power Plant fence for all uses (service, pump seals, sanitation, CT makeup, etc.)	Lot	Company
	Pumps and piping as required to deliver water from fence to uses within the Power Plant.		Contractor
	Fittings, Valves, And Hardware	Lot	Contractor
	Interconnect Cabling	Lot	Contractor

8	COOLING WATER SYSTEM
	FRP Cooling Tower	Lot	Contractor
	Cooling Tower water basin and pump pit	Lot	Contractor
	Cooling water supply and return piping	Lot	Contractor
	Cooling water circulating water pumps	Lot	Contractor

9	PENTANE STORAGE AND FEED SYSTEM
	Storage tank system comprising Pumps, Piping, Valves, instrumentation, and all other ancillary items	Lot	Contractor
	Mechanical installation		Contractor

10	FIRE FIGHTING SYSTEM
	Diesel Firewater Pumps	1	Contractor
	Electric Jockey Pump	1	Contractor
	Freeze protection and/or shed for fire water system and fire pumps	1	Contractor
	Underground Fire Loop, Hydrants W/ Hose Reels	Lot	Contractor
	Interconnect Cabling, Testing and Checkout	Lot	Contractor
	Fire annunciation and alarm system	Lot	Contractor

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ITEM	ACTIVITY or EQUIPMENT DESCRIPTION	QTY	Supplied By
	Mechanical installation		Contractor
	Raw Water Tank with supply line to Power Plant	1	Company

11	WASTE WATER SYSTEM
	Blow Down Water Disposal (from condenser discharge to interface point)	1	Company
	Piping, Fittings, Valves, flowmeter, and Hardware	Lot	Contractor
	Mechanical installation	Lot	Contractor
	Interconnect Cabling Installation, Testing and Checkout	Lot	Contractor
	Septic system for toilets and sinks	1	Contractor

12	WATER TREATMENT SYSTEM
	Water Analysis and Treatment Design	Lot	Company
	Water treatment system ( equipment and materials)		Company
	Water treatment installation		Contractor
	Chemicals for initial fill up, commissioning and operation		Company
	Slab and foundations for the water treatment		Contractor
	Mechanical and electrical Installation and connection		Contractor

13	COMPRESSED AIR SYSTEM
	Compressor Package – Duplex Compressors	1	Contractor
	Compressed Air Piping, Fittings, Valves and Hardware	Lot	Contractor
	Instrumentation (Pressure Transmitter And Indicator)	Lot	Contractor
	Mechanical installation	Lot	Contractor
	Interconnect Cabling Installation, Testing and	Lot	Contractor
Checkout

14	COMMUNICATION SYSTEMS
	Supervisory Control System – Power Plant hardware and interconnection capability for gathering and injection system	Lot	Contractor
	Programming of control system – Power Plant and gathering and injection system	Lot	Contractor
	Telephone Connections from fence-line to PBX panel and distribution to control system and control room	Lot	Contractor
	Telecom hardware inside PBX panel	Lot	Company
	Construction telephone service for Contractor	Lot	Contractor

15	BUILDINGS
	Control Room (Operator Station) with closets and	1	Contractor

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ITEM	ACTIVITY or EQUIPMENT DESCRIPTION	QTY	Supplied By
	toilet facility
	Off-site offices, warehouse, and maintenance building	Lot	Company
	Electrical Building	1	Contractor
	Mechanical Equipment Building	1	Contractor
	Chemical Treatment area shed	1	Contractor

16	PLANT LIGHTING, LIGHTNING and GROUNDING
	Site Lighting Distribution Panel	1	Contractor
	Outside Lighting Fixtures & Control Sensors	Lot	Contractor
	Conduit And Wires	Lot	Contractor
	Site Ground Grid, Conductors, Electrodes, Etc.
	Lightning Protection

17	ELECTRICAL SYSTEMS
	12.47 / 34.5kV Main Step-Up Transformer	1	Contractor
	12.47kV Generator Circuit Breaker	Lot	Contractor
	12.47k V / 4160 V Aux Transformer (if required)	1	Contractor
	12.47kV / 480 V Service Transformer	Lot	Contractor
	12.47 kV Power And Control Cabling Complete	Lot	Contractor
	4160 And 480 V Power And control Cabling Complete within Power Plant scope	Lot	Contractor
	Motor Control Centers And Distribution Panels for Power Plant scope with spares,	Lot	Contractor
	Power, Control and Instrument Cabling Complete	Lot	Contractor
	Emergency Diesel Generator	1	Contractor
	24 and 125 VDC System, Batteries, Cabling and Charges	Lot	Contractor
	Conduit, Cable Trays, Terminations, Supports and Structures	Lot	Contractor
	Electrical Testing and Checkout	Lot	Contractor
	Freeze protection systems

18	34.5 KV EQUIPMENT AND TRANSMISSION INTERCONNECT
	34.5 kV Breakers to Well Pump Upstream of plant output meter	1	Contractor
	34.5 kV Breakers to Well Pump Downstream of plant output meter and transmission line breaker	1	Contractor
	34.5 kV revenue metering and protection equipment	Lot	Contractor
	34.5 kV Breaker to transmission system (line breaker)	1	Contractor
	Dead-end poles for 34.5 kV lines to pumps and transmission line with disconnects	Lot	Company

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ITEM	ACTIVITY or EQUIPMENT DESCRIPTION	QTY	Supplied By
	Underground or overhead 34.5 kV cable from breakers to 34.5kV poles	Lot	Contractor
	34.5 kV Disconnect Switch in Switchgear	Lot	Contractor
	Surge Arresters	Lot	Contractor
	Protective Relaying And Control (Inc. Breaker/Xfmr)	Lot	Contractor
	Cable, Terminals, And Misc. Hardware	Lot	Contractor
	Utility interconnection		Company
	Transmission line	Lot	Company

19	WELLS, FIELD GATHERING and WELL HEAD
SYSTEM
	Production, re-injection and makeup well drilling		Company
	Well pad equipment including pump and auxiliaries		Company
	Production pipe lines and equipment		Company
	Injection pipe line and equipment		Company
	All electrical equipment in the well pads		Company
	Well pad controllers		Company
	Communication interface connection to well-pads in PLC/Communication hub at Power Plant fence-line	9	Contractor
	Transmission line or cabling (electrical and control) to the well pads (well pumps)		Company

20	MECHANICAL WORK – DETAILS

	Off Loading and Protection Of Equipment At Site	Lot	Contractor
	Setting And Leveling of Equipment On Foundations	Lot	Contractor
	Installation And Testing of geothermal Piping Systems	Lot	Contractor
	Installation And Testing of cooling water Piping Systems		Contractor
	Installation And Testing of auxiliary Piping Systems		Contractor

21	MISCELLANEOUS
	Operations & Maintenance Manuals	Lot	Contractor
	Operators for plant start up, commissioning and operation		Company
	Transportation to the site of Contractor’s equipment		Contractor
	Replacement of Spares And Consumables Used in Installation And Startup	Lot	Contractor
	Custom clearance and import duties		Contractor
	State and local taxes, duties and levies		Company
	Geothermal fluid in Design Conditions		Company

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ITEM	ACTIVITY or EQUIPMENT DESCRIPTION	QTY	Supplied By
	Raw water at Design Condition		Company
	Utility hook up		Company
	Plant Performance Test		Contractor
	OEC special tools		Contractor
	Spare Parts Initial Inventory And Special Maintenance Equipment (Optional Item Not Included In This Contract)	Lot	Company

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2.      Interface Points Between Contractor and Company for Facility Construction

Description	Interface	Conditions	Comment
Geothermal Fluid to Facility Power Plant	Flange downstream of block valve into plant, on or adjacent to the Plant fence line.	Per H&MB Diagram for “Guaranteed Design Point”	Company to supply bypass pipeline from production line to injection line
Geothermal Fluid to Injection Wells	Flange upstream of block valve out of Power Plant, but downstream of brine injection pumps, on or adjacent to the Plant fence line.	Minimum discharge pressure = 60 psi above power plant inlet pressure. Maximum = 350 psig	Pressures per the requirements of Paragraph 3.6.2 of the Design Criteria of Exhibit C.
Raw Water into Power Plant	Pipe end at fence-line at depth below frost line	1000 gpm at 13 psig	Single supply line for cooling water make- up, sanitary water, and service water
Cooling Tower blowdown	Pipe end at fence-line at depth below frost line	Discharge from cooling water system downstream of Condensers
Power to Utility	Pole-mounted disconnect inside Power Plant fence	34.5 kV	Company supplies pole and disconnect
Power to wells (2 feeds)	Pole-mounted disconnect inside Power Plant fence	34.5 kV	Company supplies pole and disconnect
HMI at control room inside Facility Power Plant fence	2 operator interface at Power Plant control room
HMI at nearby US Geo building	Communications cable and location by Company HMI Computer and programming by Contractor
Production and Injection well controls	Communication Hub Port(s) located in the Control Room	Ethernet	Communication protocol and equipment manufacturer to be same as ORMAT
Communication Cables to off-site	Communication Hub in Control Room	Company provides cables	Contractor provides pull-box at base of

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Description	Interface	Conditions	Comment
control sites			one 34.5 kV power pole interface with conduit to hub
Telephone and Internet	Junction box inside fence		Plenty of spare capacity into and out of junction box
Access and well field roads	Fence-line

EXHIBIT B
CONTRACT PRICE and
PROJECT MILESTONE AND PAYMENT SCHEDULE
Raft River EPC Contract between US Geothermal and Ormat

A.	Contract Price
	The Contract Price for the Facility is	$20,200,000
		(twenty million, two hundred thousand US dollars)

B.	Milestone Payment
	Schedule

#	DESCRIPTION (notes 1 - 5)	Month (notes 7-9)	Documentation for Payments (notes 6)	% of EPC Contract Price
				Change in Committed Cost	Minimum cash payment	L/C fund amount
[1]	Sign Contract	n/a		0%	0%	0%
2	Notice to Proceed	0.0	• Contractor's invoice	15%	7%	8%
3	provide geotechnical and topographical study (by Company)	2.0				0%
4	issue purchase order for heat exchangers materials or issue purchase order or subcontract for heat exchangers (subcontracted)	2.0	• Contractor's invoice • P.O. for heat exchanger tubes or P.O. or Subcontract for heat exchanger Subcontractor	15%	5%	10%
5	finalize oec components specification	2.0				0%
6	complete conceptual design (p&id; sld; layout; main equipment specification)	2.0	• Contractor's invoice • Submittal to Company of conceptual design package	2%	2%	0%
7	provide access to the site and any other required land, easements and rights of way, including access roads and lay down area for start of construction (by Company)	2.5				0%
8	issue purchase order for step up transformer	3.0	• P.O. for step up transformer • Contractor's invoice	4%	2%	2%
9	issue purchase order for generator	3.0	• Contractor's invoice • P.O. for OEC Generator	4%	3%	1%
10	complete control configuration design	3.0		1%	1%	0%
11	Issue PO for detailed civil engineering	4.0	• Contractor's invoice • P.O/Engineering agreement for Civil Engineeringcivil engineering and Designdesign	1%	1%	0%
12	issue purchase order for cooling tower	4.0	• P.O. for Cooling Tower • Contractor's invoice	4%	2%	2%
13	provide all construction-related Company-obtained permits (by Company)	4.0				0%

#	DESCRIPTION (notes 1 - 5)	Month (notes 7-9)	Documentation for Payments (notes 6)	% of EPC Contract Price
				Change in Committed Cost	Minimum cash payment	L/C fund amount
14	issue po's for cooling water circ pumps	4.0	• Contractor's invoice • P.O. for cooling water pumps	4%	2%	2%
15	issue PO for detailed electrical engineering	6.0	• Contractor's invoice • P.O./Engineering Agreement for Electrical Engineeringand Design	1%	1%	0%
16	commence fabrication of heat exchangers	6.0		2%	2%	0%
17	Award Civil Contract	6.0	• Contractor's invoice • P.O./SubcontractConstruction Contract for civil works	1%	1%	0%
18	complete civil detailed design	7.0		2%	1%	1%
19	complete mechanical detailed design	7.0		1%	1%	0%
20	Award Mech Constr Contract	7.0	• Contractor's invoice • P.O./Subcontractconstruction contract. for mechanical works	1%	2%	-1%
21	Award Electr Constr Contract	7.0	• Contractor's invoice • P.O./Construction contract for electrical works	1%	1%	0%
22	civil contractor mobilization to site	7.0	• Contractor's invoice	1%	1%	0%
23	construction power available (by Company)	7.0				0%
24	commence foundation work	8.0			2%	-2%
25	Vaporizer ready for shipment	10.0		2%	2%	0%
26	Cooling Tower Foundations complete	10.0	• Contractor's invoice	2%	2%	0%
27	Condenser ready for shipment	10.0	• Contractor's invoice • Packing List	3%	3%	0%
28	OEC generator ready for shipment	10.0		2%	3%	-1%
29	Cooling Tower Equipment Ready for Shipment	10.0	• Contractor's invoice • Packing List	3%	3%	0%
30	last oec components ready for shipment	11.0	• Contractor's invoice • Packing List	2%	2%	0%
31	OEC Foundations complete	11.0	• Contractor's invoice	1%	2%	-1%
32	Receive majority OEC equipment on site	11.0		1%	3%	-2%
33	Cooling tower pumps ready for shipment	11.0		2%	3%	-1%
34	commence electrical work	11.0	• Contractor's invoice	0%	2%	-2%
35	Provide operators ( By Company)	11.0		0%	0%	0%
36	commence erection oec unit	12.0	• Contractor's invoice	0%	3%	-3%
37	Receive final OEC equipment on site	12.0		2%	5%	-3%
38	geothermal fluid available to Facility (by Company)	12.0				0%

#	DESCRIPTION (notes 1 - 5)	Month (notes 7-9)	Documentation for Payments (notes 6)	% of EPC Contract Price
				Change in Committed Cost	Minimum cash payment	L/C fund amount
39	34.5 kV utility interconnection available for interconnect to Facility (by Company)	12.0				0%
40	Complete erection of cooling tower	13.0		2%	3%	-1%
41	energize power plant	15.0		1%	3%	-2%
42	complete erection of the oec unit	16.0		4%	9%	-5%
43	First admission of brine into the unit	16.5
44	substantial completion	17.0	• Contractor's invoice • Certificate of Substantial Completion Certificate • Performance Tests readiness notice provided under Section 6.3 of the Contract	8%	10%	-2%
45	Commence performance tests	17.5
46	guaranteed final completion date	19.0	• Contractor's invoice • Certificate of Final Completion Certificate	5%	5%	0%

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EXHIBIT C

of the

ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT

Between US Geothermal, Inc. and Ormat Nevada, Inc., dated December 5, 2005

POWER PLANT DESIGN CRITERIA

Revision 0 – December 5, 2005

TABLE OF CONTENTS

1.0	INTRODUCTION	3

2.0	BASIS OF PLANT OPERATION	3

3.0	DESIGN CONDITIONS	4

3.1	LEGAL DESCRIPTION FOR POWER PLANT SITE NO.	14
3.2	SEISMIC ZONE	4
3.3	WEATHER DATA	4
3.4	DESIGN POINT CONDITIONS AND REQUIRED PLANT OUTPUT	6
3.5	PROCESS DESIGN CRITERIA	6

4.0	CODES AND STANDARDS	9

5.0	GENERAL SCOPE OF WORK REQUIREMENTS	12

5.1	INTRODUCTION	12
5.2	CONTRACTOR ENGINEERING, PROCUREMENT, CONSTRUCTION,
AND STARTUP SCOPE	12
5.3	COMPANY SHORT DESCRIPTION OF SCOPE OF WORK AND
RESPONSIBILITY	18

6.0	MECHANICAL DESIGN	19

6.1	PIPING DESIGN	19
6.2	PLANT LAYOUT REQUIREMENTS	23
6.3	MECHANICAL EQUIPMENT DESIGN CRITERIA	24
6.4	UTILITY SYSTEMS	31
6.5	OTHER PLANT AND FACILITY DESIGN CRITERIA	31

7.0	ELECTRICAL DESIGN	35

7.1	GENERAL REQUIREMENTS	35
7.2	ELECTRICAL SCOPE OF WORK	35
7.3	DESIGN CONSIDERATIONS	37
7.4	DC SYSTEM	37
7.5	UPS SYSTEM	38
7.6	PLANT LIGHTING AND RECEPTACLES	38
7.7	STUDIES	39
7.8	GROUNDING SYSTEM	39

Design Criteria - RR EPC Contract, Exhibit C	Rev 0 – 12/05/05

*Certain portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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7.9	ELECTRICAL HEAT TRACING	39
7.10	CABLE SYSTEM	39
7.11	MOTOR SPECIFICATIONS	40
7.12	VARIABLE SPEED (OR FREQUENCY) DRIVE SPECIFICATION	40
7.13	DIESEL GENERATORSYSTEM	41
7.14	REVENUE METERING AND UTILITY COMMUNICATIONS/TELEMETRY	41

8.0	INSTRUMENTATION AND CONTROLS DESIGN	43

8.1	GENERAL REQUIREMENTS	43
8.2	PLC CONTROL SYSTEM HARDWARE DESIGN CRITERIA	43
8.3	PLC SYSTEM SOFTWARE	44
8.4	CABINETS, POWER SUPPLIES AND WIRING	45
8.5	CONTROL VALVE SPECIFICATION	45
8.6	GENERAL INSTRUMENT SPECIFICATION	46

9.0	CIVIL, STRUCTURAL, AND ARCHITECTURAL DESIGN	47

9.1	GEOTECHNICAL REPORT (BY OTHERS)	47
9.2	CIVIL WORK CRITERIA	47
9.3	GROUTING OF ROTATING EQUIPMENT	51
9.4	DESIGN LOADS	51
9.5	STRUCTURAL DESIGN	54
9.6	CONSTRUCTION MATERIALS	55
9.7	BUILDINGS	57

10.0	SPARE PARTS, SPECIAL TOOLS AND CONSUMABLES	61

10.1	SPARE PARTS	61
10.2	SPECIAL TOOLS	61
10.3	CONSUMABLES	61

11.0	SUBMITTALS	62

12.0	TESTING AND ACCEPTANCE	64

12.1	GENERAL	64
12.2	PRE-OPERATIONAL TESTING AND STARTUP	64
12.2.1	GENERAL SCOPE OF WORK	64
12.2.2	PROCEDURE	65
12.2.3	TURNOVER PACKAGES	65

13.0	PLANT OPERATIONS AND MAINTENANCE	67

13.1	ANTICIPATED MANPOWER	67
13.2	OPERATIONS AND MAINTENANCE MANUALS	67

Design Criteria - RR EPC Contract, Exhibit C	Rev 0 – 12/05/05

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1.0       INTRODUCTION

1.1	This document provides the design criteria to be used by the Contractor in performing its responsibilities under the Contract.

1.2

The Contractor shall furnish materials, equipment and services required to design, engineer, procure, construct, precommission, start-up, and test a geothermal electrical power plant with a 30 year design life.

1.3	The following are definitions for the project participants.

•	Contractor – refers to the EPC contractor who is responsible for the engineering procurement, construction and startup of the project.
•	Company – refers to US Geothermal.
•	Company’s Representative – refers to the Company’s engineer or any other party designated to represent the Company.
•	Supplier – refers to a vendor or manufacturers that supplies material to the project under contract to the Contractor or Company.

2.0	BASIS OF PLANT OPERATION
2.1	The plant shall be designed for an annual average availability of 97% for an expected availability of 8,497 hours per year. Scheduled overhauls shall be every 2 years for 7 days.

2.2	The Contractor’s design shall provide a plant that facilitates stable operations and operating flexibility.

Design Criteria - RR EPC Contract, Exhibit C	Rev 0 – 12/05/05

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3.0          DESIGN CONDITIONS

The Raft River Geothermal Project location is in Cassia, County Idaho, approximately 40 miles southeast of Burley, the county seat. Assets existing on this location include geothermal production and injection wells and monitoring wells.

3.1	Legal Description for Power Plant Site No. 1

The power plant will be located approximately 15 miles south of Malta, Idaho. The facility shall be located on a parcel in the SW1/4 of the SE1/4 of Section 23, T.15S., R.26E., Boise Meridian, Cassia County, Idaho

Elevation of the plant site is approximately 4,834 ft above sea level.

3.2	Seismic Zone

The site is located in Seismic Zone C, as defined by the International Building Code. Seismic design for all new buildings and structures shall be in accordance with the IBC for earthquake with an importance factor of 1.0. Contractor is responsible for confirming the Seismic Zone designation and for conforming to all applicable code requirements.

3.3	Weather data

Weather data is as follows:

Average barometric pressure	25.00 in Hg (12.28 psia)
Maximum barometric pressure, design	27 in Hg
Minimum barometric pressure, design	24 in Hg

Ambient Weather Conditions – Based on Malta Agrimet data	Drybulb T	Wetbulb T1
Annual average temperature	48°F	40°F
Average temperature, coldest month in year	29°F	28°F
Minimum winter temperature	-30°F	-17°F

_________________________________

1 Wetbulb Temperatures calculated with a 20°F cut-off in calculation of averages. Wetbulb and drybulb maximum and minimum are not necessarily coincident.

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Temperature, warmest month in year	Avg 71°F	Avg 55°F
	1st SD 85°F	1st SD 62°F
	2nd SD 99°F	2nd SD 68°F
Maximum summer temperature	111°F	71°F

Line tracing, design dry bulb temperature	-20°F
Tank heating, design dry bulb temperature	-20°F
Control building heating, design dry bulb temperature including control room	Maintain 68°F with - 30°F outside temperature
Control Building Air conditioning	Maintain 82°F with 110°F outside temperature
Building heating, design dry bulb temperature for unoccupied buildings.	40°F minimum with -30°F outside
Maximum dry bulb temperature for compressed air system design	110°F
Precipitation and Storms Maximum precipitation of storm/duration	2.0 in. per 24 hours
Maximum monthly average rainfall	1.64 in. (May)
Maximum rainfall in one hour	1.0 in
Design rainfall	100 yearstorm event having a 24-hour duration (2.6 inches) per NOAA data
Lightning storms	Common in summer
Average annual rainfall	11 inches
Wind Average wind velocity	Approximately 10 mph
Maximum wind velocity (gusts)	90 mph per IBC
Direction of prevailing wind	Winter- SE, Summer – 240° (cooling system to be oriented to summer wind direction)
Design wind pressure	IBC, 90 mph, Exposure C, Importance Factor 1.0
Snow Design snow load	29 pounds per square foot per IBC
Frost Depth per IBC	24 inches

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Climate Zone per IBC	14B

3.4	<Section 3.4 is not used>

3.5	Design Point Conditions and Required Plant Output

Brine Flow (kph)	Brine Inlet Temperature (°F)	Wet Bulb (°F)	Net Power Plant Output (Net of all power plant internal loads, but exclusive of injection pump load)
[ *** ]	[ *** ]	[ *** ]	[ *** ] MW at [ *** ] power factor with the required fouling factors of Section 6, as measured at the high side of the step-up transformer and the electrical feed of the brine injection pumps

The Performance test calculation are based on “as clean” conditions, brine tubeside fouling factors in the heat exchanger of 0.0001, and on the shell side of the tubes and all non-brine containing tubes of 0.00005.

Where power factor and plant output is specified, it will be measured at the high side of the step-up transformer and the electrical feed of the brine injection pumps.

3.6	Process Design Criteria

3.6.1	Brine Source and Raw Water Chemistry

The brine supply and return chemistry is in mg/l as shown2

		Brine	Raw Water
Silica	(SiO2)	[ *** ]	[ *** ]
Boron	(B)	[ *** ]	[ *** ]
Sodium	(Na)	[ *** ]	[ *** ]
Potassium	(K)	[ *** ]	[ *** ]
Lithium	(Li)	[ *** ]	[ *** ]
Calcium	(Ca)	[ *** ]	[ *** ]
Magnesium	(Mg)	[ *** ]	[ *** ]
Strontium	(Sr)	[ *** ]	[ *** ]
Arsenic	(As)	[ *** ]	[ *** ]
Chlorine	(Cl)	[ *** ]	[ *** ]

______________________

2 Numbers shown in the list of chemical quantities are approximate and not binding.

Design Criteria - RR EPC Contract, Exhibit C	Rev 0 – 12/05/05

*Certain portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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Fluorine	(F)	[ *** ]	[ *** ]
Sulfate	(SO4)	[ *** ]	[ *** ]
Bicarbonate	(HCO3)	[ *** ]	[ *** ]
Carbonate	(CO3)	[ *** ]	[ *** ]
Carbon Dioxide	(CO2)	[ *** ]	[ *** ]
Nitrogen	(N2)	[ *** ]	[ *** ]
Hydrogen Sulfide	(H2S)	[ *** ]	[ *** ]
Methane	(CH4)	[ *** ]	[ *** ]
Argon	(Ar)	[ *** ]	[ *** ]
Ammonia	(NH3)	[ *** ]	[ *** ]
Hydrogen	(H2)	[ *** ]	[ *** ]
Total Dissolved Solids (TDS)		[ *** ]	[ *** ]
pH (post flash)		[ *** ]	[ *** ]

3.6.2	Brine Flow Requirements

The plant shall be capable of processing at least 110% of the Design Point Condition Flowrate.

At the power plant boundary, as defined in Paragraph 3.1, conditions are projected to be as follows for the Design Point Condition Flowrate:

Commodity                   Flowrate                     Pressure                           Temperature

Brine Supply	[ *** ]	[ *** ]	[ *** ]
Brine Return	[ *** ]	[ *** ] above	[ *** ] (min)
supply pressure[3]

3.6.3	Raw Water Supply:

The raw water for cooling, service, seal, sanitation and fire supression will be delivered by the Company to the plant boundary. The Company will provide a bare pipe end buried to a depth of at least 24inches..

Commodity                   Flowrate                     Pressure                           Temperature

Raw Water	Varies as needed	13 psig	50°
Supply	(the raw water
system in the
Facility will be
designed to handle
up to 1500 gpm)

__________________________________

3Injection piping shall be designed for 350 psi minimum injection pump discharge pressure.

4 This limit shall not apply during the performance test

Design Criteria - RR EPC Contract, Exhibit C	Rev 0 – 12/05/05

*Certain portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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3.6.4       Plant Output and Additional Parasitic Loads

The plant must achieve a net output per Paragraph 3.5 at the high side of the generator step-up transformer plus the electrical feed to the brine injection pumps. This net output condition must include all Facility pumps, including the following parasitic loads: Building space conditioning, air compressors, in Plant raw water distribution, lighting inside the power plant facility, etc. Intermittent loads shall be averaged, and the average load accounted for in the net power output of the plant.

Design Criteria - RR EPC Contract, Exhibit C	Rev 0 – 12/05/05

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4.0          CODES AND STANDARDS

4.1	The design, manufacture and erection of equipment and systems shall be in accordance with governing Codes and Standards current at the time of contract award.

4.2	All applicable local, state and federal requirements shall be complied with by the Contractor.

4.3

The detailed design of each system and equipment specification shall contain reference to the specific code or standard to which the item is designed. In general, the following Codes and Standards should apply.

4.4	Any conflict between codes shall be referred to Company’s Representative for resolution.

Standard Index Description

AASHTO	American Association of State Highway and Transportation Officials

ACI	American Concrete Institute

a.	Building Code Requirements for Reinforced Concrete (ACI 318)
b.	Building Code Requirements for Concrete Masonry Structures (ACI 531-79)

AGMA	American Gear Manufacturers Association AISC American Institute of Steel Construction

a.	Specification for the design, fabrication and erection of structural steel for buildings.

ANSI	American National Standards Institute
API	American Petroleum Institute
ASCE	American Society of Civil Engineers
ASHRAE	American Society of Heating, Refrigerating, and Air Conditioning Engineers

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ASME	American Society of Mechanical Engineers

a.	Boiler and Pressure Vessel Code, Sections II, VIII, IX
b.	Power Test Codes, as applicable
c.	Power Piping Code 31.1

ASTM	American Society of Testing & Materials
	a.	Material Specifications as applicable
	b.	Sampling and Testing Standards as applicable.

AWS	American Welding Society

AWWA	American Water Works Association

CAGI	Compressed Air and Gas Institute

CTI	Cooling Tower Institute

EPA	Environmental Protection Agency

FM	Factory Mutual System
	a.	Handbook of Industrial Loss Prevention
	b.	Factory Mutual Approval Guide
	c.	Loss Prevention Data

HI	Hydraulic Institute Standards

IBC	International Building Code
(Note, by the time of plant construction, the 2003 version is expected to be in use by Cassia County)

IEEE	Institute of Electrical and Electronic Engineers

ISA	Instrument Society of America

MBMA	Metal Building Manufacturers Association Design Practices Manual

MSS	Manufacturers Standardization Society

NEMA	National Electrical Manufacturers Association

NFPA	National Fire Protection Association
	a.	National Electrical Code (NEC)

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b.	Fire Protection Codes as appropriate

OSHA	Occupational Safety and Health Act, (Latest Edition)

SSPC	Structural Steel Painting Council

TEMA	Tubular Exchanger Manufacturers Association

TIMA	Thermal Institute Manufacturers Association

UBC	Uniform Building Code

-NOTE: See also “IBC”

UL	Underwriters Laboratories, Inc.
	a.	UL Product Lists (where not FM listed)

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5.0	GENERAL SCOPE OF WORK REQUIREMENTS

5.1	Introduction

The criteria presented herein shall apply to the scope of the work for a plant design life of 30 years. The work includes all systems and facilities inside the power plant boundary, and electrical tie-ins with the utility at the plant’s dead-end structure. Work external to the power plant facility will be performed by others.

5.2	Contractor Engineering, Procurement, Construction, and Startup Scope

5.2.1	Engineering and design for this work shall include, but not be limited to, the following engineering and technical services:

a.	Civil Design
•	Site drawing
•	Site grading including site roads
•	Site drainage sloped to on-site unlined pond of capacity for 100 yearstorm event with 24-hour duration.
•	Containment areas for all equipment and bulk storage locations which contain oil or fuel, per the requirements of Section 9.
•	Storm Water Pollution Prevention Plan, if required
•	Sanitary system, including a leachfield system for distribution of sanitary effluent
•	Soils reports (provided by others) review, and incorporation of results into final design
•	Material and Fabrication Specifications
•	Construction Specifications
•	Site Survey (initial site survey provided by others)
•	Area slabs on grade, spill containment, and sumps
•	Area paving

b.	Struc4tural Design
•	Foundation Design, including cooling tower basin
•	Foundation location plan
•	Mechanical and electrical equipment
•	Buildings and sheds
•	Transformer and miscellaneous electrical devices
•	Miscellaneous platforms/ladders
•	Miscellaneous pipe and electrical supports
•	Miscellaneous foundations
•	Structural Steel Design –

- Main pipe/electrical raceway structural steel (pipe rack)

-Cooling tower sump and pump area

-Heat exchanger area steel

-Miscellaneous platforms, stairways, handrail and grating

-Area pipe supports

-Area conduit supports

-Miscellaneous structural supports

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•              Technical Review of Vendor Fabrication Drawings

•	Material and Fabrication Specifications
•	Construction Specifications

c.	Mechanical Design
• Power Plant General Arrangement and Plot Plan
• Equipment specifications
• Equipment lists
• Piping design internal to the power plant boundary

-Working fluid supply

-Working fluid return/storage/recovery

-Cooling water supply

-Cooling water return

-Lube oil -Plant and Seal water

-Instrument and Plant air

-Firewater system including, pump and hydrant system

-Miscellaneous systems

•	Vendor document review and approval
•	Pipe stress
•	Piping Plans and sections
•	Pipe material and fabrication specifications
•	Construction specifications
•	Fire Protection (Sprinkler/Deluge) System

d.	Electrical and Instrumentation
	•	One line diagrams
	•	Power Design
	•	Lighting and Freeze Protection
	•	Control Logic Diagrams and narratives
	•	Loop Diagrams
	•	Electrical Schematics
	•	Connection Diagrams
	•	Instrument and I/O List
	•	Instrument Location Details
	•	Instrument Installation Details
	•	PLC Programming and Logic
	•	Conduit and Cable Schedules
	•	Grounding Design
	•	Lighting Design
	•	Raceway Diagrams
	•	Material and Fabrication Specifications
	•	Construction Specifications
	•	Fire Detection
	•	Working Fluid Leakage Detection

e.	Architectural

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•	Control building design
•	Prefabricated power distribution center building
•	Firewater pump house
•	Mechanical Equipment Building

f.	General Engineering
•	Supply all calculations necessary to perform the engineering scope of work.
•	Idaho Professional Engineer Stamping of documents necessary to secure building permits.
•

Supply record drawings, calculations, specifications, vendor documentation, installation instructions, operating procedures, maintenance manuals, and other relevant information for the Project Manuals.

•	On site engineering and technical support, during the construction of the facility necessary to satisfy County building department requirements.
•	Insurance
•	Startup and Testing Procedures
•	Performance Test Report

5.2.2	Procurement services shall include but not limited to the following:

a.	Civil
	•	Imported fill, as required
	•	Crushed rock
	•	Road Base
	•	Culvert if needed internal to the power plant
	•	Temporary storm water control material (hay bales, erosion fencing)

b.	Concrete
• Structural concrete, 4000 psi
• Reinforcing steel
• Concrete embedments (anchor bolts, water stop, and misc. steel)
• Structural and mechanical grout

c.	Structural Steel
• Platforms, stairways/ladders, grating and handrail
• Mechanical equipment supports
• Pipe rack support steel with finish coat paint
• Miscellaneous pipe/electrical supports

d.	Mechanical
• All capital equipment listed or required in bidder’s scope of supply
• Lubricants

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e.         Piping

•	Pipe and fittings
•	Inline specialty devices
•	Motor Operated Valves and control valves
•	Expansion joints
•	Pipe supports, clips, shoes, guides and anchors
•	Manual valves
•	Miscellaneous piping material

f.	Electrical, Instrumentation and Controls
•	Power cable
•	Galvanized or Aluminum cable trays as required
•	Instrument cable
•	PLC
•	Data Highway/Fiber Optics
•	Instruments
•	Instrument tubing
•	Miscellaneous support materials
•	Grounding cable
•	Light fixtures and local receptacles
•	Power and lighting buildings
•	34.5KV Circuit breakers
•	Step-up transformer to 34.5KV
•	4,160 V Switchgear
•	4,160V and 480V Transformers
•	Prefabricated or on site erected power distribution center containing:
•	Switchgear
•	MCC’s
•	Battery System (with dual chargers)
•	Power Service Relays and Controls
•	Revenue metering
•	Lighting, devices, HVAC (100% recirculation), general purpose power, cable and raceways
•	UPS system
•	Emergency generator

g.	Architectural
•	Prefabricated or on site erected electrical power distribution center.
•	Control Building, complete with heating, ventilation, and air conditioning as required. Prefabricated is allowable.
•	Firewater Pump House.
•	Cooling water chemical treatment shed

h.	General Construction
• Insurance per the Contract

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•	Construction Permits and Licenses (as per Exhibit G)
•	Initial Fluid Fills

5.2.3	Construction and startup services shall include but not be limited to the following:
	a.	Demolition
• No demolition work will be required.

b.	Civil
•	Perform site clearing and grading
•	Grade the site for drainage including plant retention pond.
•	Install sanitary and leechfield system
•	Finish grade the rest of the site
•	Trenching as required for the installation of underground pipe and electrical ductbank.
•	Structural excavation and backfill
•	Soils compaction testing

c.	Concrete
•	Installation of all foundations including anchor bolts and imbeds
•	Installation of all grout and shims
•	Concrete slump, cylinder and air testing as required per ACI

d.	Structural Steel Installation
•	Install all structural steel platforms, stairways, ladders, supports, etc.
•	Structural steel bolt tension test

e.	Mechanical
•	Installation of all mechanical equipment
•	Lubricants
•	Mechanical Testing, Alignment and Run-in to mechanical completion (ready for introduction of the working fluid)
f.	Piping
•	Installation of all onsite piping systems
•	Pipe supports
•	Pipe testing
•	Clean and closure
•	Tie-ins at as required
•	X-ray Inspection
•	Freeze protection

g.	Electrical, Instrumentation and Controls
•	Installation of all electrical equipment (including the prefabricated power distribution center building)
•	Installation of all the onsite conduit/tray and cable/wire
•	Installation of 34.5 KV line to the dead-end wood pole and disconnect

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(provided by others) in the power plant switchyard.

•	Installation and connection of required pole lights and task lights.
•	Install and connect general purpose receptacles and welding outlets.
•	Install and connect the grounding system including lightning protection
•	Install and connect heat tracing where required.
•	Install all instruments and control equipment
•	Pre-operational testing and circuit verifications to mechanical completion (ready for introduction of the working fluid)
•	Megger testing of all conductors 4,160V and above

h.	Startup
•	Provide management and start-up personnel to perform the following using Company’s operations staff.
•	Pre-operational commissioning and testing
•	Operator and maintenance training (classroom and on-the-job training sufficient for competent operations after departure of Contractor from job site)
•	Power plant startup and performance testing

i.	Architectural/Insulation and Finishes
	•	Buildings

-Erect Control building

-Erect prefabricated (packaged) or on site erected electrical building

NOTE: The electrical and control buildings may be combined as one building.

-Erect firewater pump , chemical treatment sheds, and mechanical equipment buildings.

•	Insulation

-Pipe insulation (geothermal, water, pentane, and oil as required)

-Valve insulation (4” and above)

-Pentane vessels and turbines, except for condensers

•	Finishes

-Finish paint non-insulated pipe

-Structural steel and pipe supports

j.	General
•	A comprehensive safety program, including pre-hire drug screening.

A site/project specific safety plan shall be implemented during construction.

•	Quality Control program that is tailored to the needs of the work
•	Project Management including the following services:

-Safety Management

-Quality Management

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-Site Management

-Site Security

-Project Scheduling

-Purchasing and Expediting

-Warehousing, including offloading, inspection, and storage

-Document control and Distribution

-Subcontractor Management –

Technical Services

•	Full time on site construction management
•	Coordination and interfacing between Company, engineering, major vendors and construction
•	Special instruments and services for performance testing

5.3	Company short description of scope of work and responsibility:

The following Company’s and others work which is excluded from Contractors’ work. More details are in the List of responsibilities, interface point table and list of permits as described in Exhibits A (Scope of Work Allocation) and G (Permits) of the EPC contract:

a.	Topographic map of site with two foot contours
b.	Full and comprehensive geotechnical report, including soil resistivity analysis.
c.	Design, supply and construction of all gathering and injection systems to the power plant boundary (wells, production and injection lines, down hole well pumps, raw water wells and pipe line etc.)
d.	Raw water and geothermal water in capacity enough for pipe cleaning and hydrotesting
e.	Supply of and interconnection of the power plant deadend structure(s).
f.	Permits per Exhibit G
g.	Operating personnel for pre-commissioning, testing and operation
h.	Start up Commissioning and operation of gathering system, raw water, blow down lines and wells
i.	Raw water well, tank, piping, and electrical to the plant boundary (fence).
j.	Blow down pumping station, if required above condenser discharge pressure.
k.	Company will pay for all construction and startup water and electricity.
l.	Contractor is responsible for all temporary and permanent work to use the water and power on the site.
m.	Chemicals for water treatment system including initial fill up.
n.	Design and supply Water treatment system.
o.	Design, supply and construct Utility interconnection facility and transmission line.
p.	Existing access roads
q.	Spare parts.
r.	Clear, clean and disposal all hazardous materials not introduced to the site by contractor.

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6.0	MECHANICAL DESIGN

Reasonable provisions for performance of routine and nonscheduled maintenance shall be included in the design of mechanical systems without requiring that the operating of the plant or the geothermal field be shut down. Examples of such provisions include but are not limited to isolation valves on pumps, heat exchangers and other equipment to provide operating flexibility and increase plant availability/reliability. All equipment exposed to geothermal fluids shall not contain materials, which experience rapid corrosion in a hydrogen sulfide environment or in the working fluid of the power plant.

6.1	Piping Design

6.1.1	Design Standards

All power process and brine piping design will be done in accordance with the standards set forth in ASME B31.1

Instrument air distribution piping shall be designed and built according to ISA specifications. The piping shall be a welded system. Filters are to be used upstream of all instrument air users when corrosion resistant pipe is not used. All subheaders shall come off the top of the main header.

Other services shall be designed according to the appropriate code.

Relief valves shall not be used except to protect against extreme or extraordinary upset conditions.

All brine piping shall be designed to include the conditions that may exist for startup of the power plant, including any pipe and brine pumps that will see brine inlet temperatures before the turbine is synchronized. The maximum brine design temperature is 310°F.

6.1.2	Line Sizing

All process lines shall be sized in accordance with process requirements and good engineering practice. Liquid lines will be sized large enough to avoid excessive velocity. For design purposes, a safety factor of 10% will be included in the pressure drop calculations of major process lines.

Pump suction and discharge lines and equipment shall be designed for the maximum pressures and temperatures to which they will be subjected by the pump at the design flow plus 10% flow, including deadhead condition.

Geofluid piping shall be sized for the design flow rate plus 10%, with 1/8” (0.125”) of rough geothermal scale on the pipe walls.

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6.1.3	Materials of Construction

Piping materials shall be suitable for geothermal service. No copper or copper bearing alloys shall be allowed to contact geothermal fluids. Lines carrying geofluids shall have a 1/8 inch corrosion allowance.

Cooling water piping may be FRP, HDPE, or other non-corrosive material, or carbon steel with a 1/8 inch corrosion allowance. Buried carbon steel pipe shall have a high-quality and proven external corrosion protection for carbon steel pipe.

6.1.4	Pipe Supports

Pipe shall be supported in pipe racks or “T” supports or other permanent support designs. “Sleeper” supports set on the ground shall not be used

All pipe racks and supports shall have capability for at least one additional 12” insulated pipe, or one additional pipe of the largest size, if all pipes in the rack are smaller than 12”. The additional pipe must be able to be installed without moving the other pipes on the rack.

Any deviations from this requirement must be submitted to Company for approval prior to final design documents being issued for construction.

6.1.5	Routing

Clearance and access shall be maintained around all equipment. Detailed access requirements are provided in Paragraph 6.2.

6.1.6	Stress Analysis

6.1.6.1	Basic Requirements

All piping systems shall be designed considering the effects of thermal transients, dead and live loads, seismic events, wind loads, pressure, and flow for start-up, normal operating, shutdown and definable upset conditions in accordance with the codes referenced in this section. Calculations shall be based on an assumed standard ambient temperature and they shall take into account the temperature extremes that will exist at the site.

Applicable Codes:

ASME B31.1 “Power Piping”

IBC “International Building Code”

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6.1.6.2	Load Limitations on Equipment

Pumps - All pump nozzles shall be capable of withstanding the forces and moments defined in the pump specifications and in accordance with the manufacturer’s requirements.

Turbines -Preliminary nozzle loads will be coordinated with the manufacturer prior to design of the piping. Final loads shall be reviewed with the turbine manufacturer before shipment.

Heat Exchangers - All heat exchanger nozzles shall be capable of withstanding the forces and moments defined in a table to be included in the heat exchanger specifications.

6.1.6.3	Method of Analysis

Systems as listed below shall be analyzed by simplified, approximate or comprehensive methods of analysis that are appropriate for the specific case. Formal computer stress analyses shall be performed on the following lines:

•	Lines to and from all rotating equipment greater than two inches nominal diameter.
•	All working fluid and brine lines above 6”.
•	All cooling water lines above 14”.

All computer stress analysis input and output shall be provided to the Company.

6.1.6.4	Seismic Analysis

Piping systems shall be analyzed for static seismic reactions.

6.1.6.5	Wind Loads

Piping systems located outdoors shall include wind loading in the calculations.

Supports and/or pipe racks shall be designed for wind load in outdoor locations. However, wind loads need not be considered as acting concurrently with seismic and vice versa.

6.1.6.6	Differential Settlement

Stress analysis shall take into account the effects of differential settlement as indicated in the geotechnical report.

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6.1.7       Insulation and Freeze Protection

One inch of insulation (minimum) over electrical tracing shall be provided for all lines 2” and under which are exposed to winter temperatures below freezing and which cannot be drained during shutdowns or are stagnant during normal operations. Exposed deadlegs over 2” are not allowed. Lines over 2” which are inherently subject to freezing shall be freeze protected on a case-by-case basis.

The Contractor shall design provisions for freeze protection of the plant equipment if power to the plant is lost during a severe winter storm which results in a multi-day outage.

6.1.8	Isolation Requirements

The piping system shall be designed to be appropriately isolated for maintenance. This means isolation and a drop-out spool, from all sources of energy such as the main geofluid line into the plant and working fluid storage. Drop out spools must be accessible from ground level or a working platform.

Working fluid power process pumps, fire pumps, and brine pumps shall have upstream and downstream isolation valves so that the entire system does not have to be drained in order to effect their removal for maintenance.

6.1.9	Metering runs

Wherever a flow meter is required, the piping shall be layed out to meet ASME and ISA meter run requirements. Per these specifications, there shall be sufficient straight pipe upstream and downstream of the meter based on the elbow configuration at the inlet and outlet of the meter run.

Piping diameter upstream and downstream of the brine meter shall be measured to the requirements of the ASME and ISA code if required to do so.

The following flow meters are required:

•	Brine flow into the plant is to be measured with a venturi flow meter.
•	Other flow meters as shown in the P&ID’s of the EPC Contract, Exhibit C.

6.1.10	X-Ray Inspection

Pipe shall be inspected by X-ray testing of 5% random (full circumferential and/or bottom only) with testing two other welds with each failure. Tests to be conducted per ASME B31.1, including repair

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and follow-up inspection procedures for failed tests.

6.1.11	Preoperational System Cleaning

Prior to placing in operation, the piping system shall be cleaned as follows:

•	Vapor lines upstream of the turbines shall be cleaned mechanically or via blows. Cleaning procedures shall be reviewed by Company.
•	All other process piping systems shall be cleaned by flushing mechanically or temporary flushing connections and piping shall be installed as necessary.
•	Air system piping shall be cleaned by air blow to the atmosphere with full compressor flow to each leg of the air distribution system, or by ISA recommended procedure.
•	Turbine lubricating oil systems shall be cleaned in accordance with the manufacturer’s instructions and requirements.
•

Temporary startup strainers with provisions for debris and eventual strainer removal shall be provided upstream of all pumps and the turbine(s). Turbine(s) and pumps will not operate over the long term with a strainer in place.

6.2	Plant Layout Requirements

6.2.1	All pumps will be located at grade, and may not be located in below-grade pits or sumps.

6.2.2	Maintenance access must be maintained around all rotating equipment and heat exchangers. Maintenance access includes:

•	The ability to drive a service vehicle next to the equipment
•	Ability to remove any pump or control valve with a suitable crane.
•	Ability to remove the turbine equipment.
•	Adequate maintenance space and platforms provided around equipment that need frequent maintenance.
•	Space at least at one end of every heat exchanger sufficient to retube the exchanger without moving or removing the heat exchanger shell.
•	Maintenance and operations ladders shall be provided for frequently maintenance equipment. Ladders design will be per OSHA requirements.

6.2.3

All pumps that are not set-up as 2 x 50% or 2 x 100% shall be laid-out such that there is sufficient space to retrofit an additional pump in the future. The location of the additional pump shall be shown on the plant layout drawings with appropriate markings to designate that it is intended for future installation.

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6.3          Mechanical Equipment Design Criteria

6.3.1	Geofluid-Working Fluid Heat Exchangers

These exchangers shall be shell-and-tube design per TEMA C. Plate and frame or U-tube designs shall not be used in brine service. The geofluid shall be on the tube side with a fouling factor of 0.002. The fouling factor on the shell side shall be 0.0005. The corrosion allowance (unless corrosion resistance materials are used) shall be 1/16 inch for all wetted surfaces on both sides except for the tubes which shall be 1/32 inch on the geofluid side and 0.0 on the working fluid side. Copper or copper bearing alloys shall not be used for any tubes.

6.3.2	Water Cooled Heat Exchangers

These exchangers shall be shell and tube design per TEMA C. The water shall be on the tube side with a fouling factor of 0.001. The fouling factor on the shell side shall be 0.0005. The corrosion allowance (unless corrosion resistance materials are used) shall be 1/16 inch for all wetted surfaces on both sides except for the tubes which shall be 1/32 inch on the cooling water side and 0.0 on the working fluid side. Copper or copper bearing alloys shall not be used for any tubes. Tube material shall be 316L, 318L, Alloy 2205, or as approved by Company.

6.3.3	Cooling Tower

6.3.3.1	Basic Tower Design Requirements

Cooling towers shall be counter flow with low clog or moderate efficiency fill. High efficiency fill shall only be used if water quality analysis by Contractor indicates it is feasible, and such use is approved by Company in writing. The cooling tower structure shall be FRP. Bolting hardware shall be 304 SS, or better.

One access stairway and one ladder shall be supplied to the cooling tower operating deck. Deck lighting shall be provided. A handrail shall be provided around the perimeter of the deck.

The drift shall be no more than 0.005% of circulating water flow.

Freeze protection methods appropriate to the location must be supplied, and shall consist at a minimum of variable speed drives for each fan motor.

The cooling tower shall be oriented to minimize recirculation and fallout on the substation or other plant equipment. Maximum separation between the cooling tower and the substation shall be provided in the layout.

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6.3.3.2	Fans, Motors and Stacks

Cooling tower motors shall be TEFC. The drive shafts shall be stainless steel or composite. Composite drive shafts shall be provided with an erosion resistant finish to protect the fibers. Fans shall be manually adjustable pitch at stand still. Fan stacks shall be velocity recovery design. Fan to fan stack clearance shall meet fan manufacturer specification. All structural steel and steel equipment cases (e.g. gear box and motors) shall have a coating system appropriate to wet corrosive environment.

6.3.3.3	Cooling Tower and Cooling Tower Chemical Treatment Area Auxilliary Equipment

•	The cooling tower pump pit design shall include the capacity for removable pump screens, per the requirements of Section 9.2.8.

•

Pre-insulated and heat-traced bulk chemical storage tanks with ultrasonic level instruments, seismic restraints, fill lines, and accessories will be provided by Company, and installed by Contractor per the requirements of Section 9.2.

•	Chemical injection pumps, chemical piping, and freeze protection shall be provided by Company and installed by Contractor per the requirements of Section 9.2.

•	Contractor will provide power and instrument connections necessary for the operation of the heat tracing and to tie the Company-supplied instrumentation into the PLC.

6.3.4	Process Pumps

6.3.4.1	General Requirements

Process Pumps, including pumps that handle brine, shall be ANSI. All pumps are to have spares as specified below. All pump flanges shall be raised face.

6.3.4.2	Materials of construction

•	No cast iron pumps will be allowed in a hydrocarbon service.
•	Brine pump materials shall have a proven history of geothermal service.
•	Cooling water and service water pumps shall be cast iron with bronze impellers.

6.3.4.3	Mechanical Seals

Pumps shall have mechanical seals with the exception of cooling water circulation pumps located in a cooling tower basin. Pumps in brine service shall have a clean water flushing system for the mechanical seals. Mechanical seals

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shall be single or double type cartridge seals appropriate for the service. They shall be the product of an established manufacturer and shall be designed for high reliability.

6.3.4.4	NPSH Requirements

Except for the OEC feed pumps the NPSH available shall be at least 25% more than the NPSH required at the maximum flow conditions (including the pump capacity requirements, below) at the pump inlet flange. All pumps, shall be designed with at least 5 pipe diameters of straight pipe upstream of the pump suction.

6.3.4.5	Pump Capacity Requirements

All centrifugal pumps shall be sized to meet the flow and pressure requirements of the design and off-design cases (including a 10% increase in brine flow and its resultant increase in heat exchanger pressure drop, and the plant output specifications for Winter Daily Minimum Temperature in Section 3.5. The pumps shall provide a design capacity 10% greater than the maximum operating requirement at the operating differential head. The impeller diameter shall be at least 1 inch smaller than the maximum allowable impeller diameter for the selected model. The pump curve shall be continuously rising from cut-off to shutoff. The design point shall be to the right of the best efficiency point.

6.3.4.6	Pump and spares shall be as follows:

The design philosophy of this section is to minimize capital costs while providing sufficient reliability for the plant to meet its pro-forma requirements of 97% annual average capacity factor. Alternate proposals that achieve this objective may be submitted for approval to the Company.

•	Brine pumps shall be vertical pumps with 4160V motors and shall be 2 x 50% each.
•	Working fluid process pumps: 2 x 50% with no spare required for warehouse stock.
•	Seal water and service water pumps: 2 x 100%. No spares required for warehouse stock.
•	Oil pumps: Redundant A/C pumps and air-driven pumps for both the lube oil and seal oil systems.
•	Cooling water pumps: 2 x 50%. No spares required for warehouse stock.
•	Miscellaneous pumps: 1 x 100%. No spares required.
•	Fire pumps per Section 6.3.11.

For all pumps, the quality must be sufficient for an expected operating life of several years without failure.

Installed paired pumps (2 x 100% or 2 x 50%) shall be designed with isolation

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valves to allow the removal of one pump while the power plant remains on line and generating power.

Spare motors and pump parts will be acquired under the Company’s spare parts budget, and do not need to be included in the warehouse spare requirements as described above.

6.3.5	Turbine, Generator, and Gear Box

The vendor shall supply a complete functional turbine generator system.

6.3.5.1	General Requirements

Turbine and generator shall be designed to produce the power requirements of Paragraph 3.5 at the high side of the step-up transformer. The electrical generation system shall also be designed in the same way.

The turbine will be multistage axial flow, suitable for geothermal service and the process fluids. The materials shall be adequate for the intended service and life expectancy. The turbine shall have a stop valve and control valve in series with a startup strainer. The piping and strainer shall be designed so that the strainer may be removed after commissioning. Turbine flanges shall be designed to withstand full NEMA forces.

The generator enclosure shall be WPII and may be air or water cooled.

The lube oil system shall have duplex filters with a differential pressure indication and switchable on-line. Necessary cooling and heating of the oil system shall be provided. The lube oil piping shall be stainless steel downstream of the filters.

6.3.6.2	Turbine Control and Monitoring Requirements

The turbine-generator system shall have

•

The turbine control system shall be a Woodward electronic, or may be controlled with the plant control system PLC if the Contractor or Supplier has experience with such a design. Turbine control via PLC is preferred but shall include Contractor support for 3-years after startup. Alternatives may be proposed for approval by the Company.

•

The turbine controls shall be capable of controlling the turbine speed to 125% of the rated speed in the event of a full-load trip, and to a maximum speed rise of 113% of the rated speed in the event of a full-load run-back to house load.

•	The system shall be equipped with an automatic synchronizer and generator protective relaying system. The generator system shall contain voltage regulation and VAR control.
•	The turbines shall be equipped with SKF Machine Conditioning

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Transmitters (MCT) The Generator shall be equipped with PMX vibration transmitter and Bently Nevada vibration X-Y probes, proximate units and key-phasor to allow local analysis. Vibration level display in the control room shall be by local display, PC, or PLC.

•	The turbine and generator controls shall be displayed in the control room with a local instruments for monitoring the system.
•	Shaft-driven main oil pumps are preferred and allowed, but not required.

The turbine/generator system shall be capable of running back to house load in the event of a full-load transmission line breaker trip.

6.3.7	Rotating equipment installation requirements

•	Grouting requirements are defined in the Civil Specification, Section 9.

•

Rotating equipment shafts shall be aligned for angular and offset alignment by reverse dial indicator or laser method. Rotating equipment except for turbine systems shall not have indicated run-out of more than 0.003 inches and angular misalignment of more than 0.0005 inches per inch of dial indicator separation. Turbine system alignment shall conform to the manufacturers specifications.

•	Alignment shall be performed by a specialist (Contractor or vendor).

•	Company shall be notified at least 48 hours prior to both the grouting and the alignment being performed, so that Company can witness.

6.3.8

Working fluid storage requirements: An ASME storage tank shall be provided sized to hold 75% of the complete inventory of working fluid. The system shall contain at least one working fluid transfer pump that is either hard-piped to all accumulation points, or is portable and can be moved from location to location.

6.3.9

Air Emissions and NCG vent system requirements The non-condensable vent system from the condenser and/or other locations shall contain a vapor recovery system sized at least as large as a reasonable winter air infiltration rate.

6.3.10	Compressed Air System

The facility will be provided with a package air compressor system to provide clean dry compressed air for instrumentation only.

The compressed air system shall consist of the following:

•	Two (2) x 120% capacity air compressors with automatic start controls on different set pressures and lead/lag control.
•	Inlet filter
•	One air receiver.
•	Coalescing prefilter and afterfilter.
•	Duplex desiccant air dryer, heated type.

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•	Instrument air headers.

Screw or reciprocating compressors may be used.

The air compressors shall be of identical type and rating. The compressed air shall be oil free.

The two identical compressors shall be used in parallel and each compressor shall be sized for the combined maximum instrument air load of all equipment plus 15%.

Provisions shall be made for each compressor to automatically back up the other compressor in the system.

Instrument air dryer shall be a twin tower desiccant, heated regeneration type.

Instrument air shall be dried to a minus 40 degree °F dew point and shall be supplied at 100 psig nominal pressure (min).

The instrument air supply shall require filtration.

The ASME-stamped air receiver shall be designed for a supply pressure of 125 psig from the compressors. A common discharge line shall be provided for air compressors downstream of the aftercoolers.

The packaged air compressor system shall include electrical breakers, controls and monitoring equipment.

6.3.11	Fire Protection System

The power plant site shall be supplied with a fire protection system. The system shall comply with applicable NFPA requirements. An underground firewater loop shall be provided complete with hydrants with hose houses and monitors at strategic locations to provide required coverage of the site and its open and enclosed facilities.

The source for the fire protection water shall be the cooling tower basin. After the EPC Notice to Proceed, and during the detailed design review, an alternative method to supply fire protection water from the cooling tower make-up line when the cooling tower basin is empty shall be investigated by the Company and the Contractor, with such alternatives subject to a Change Order if implemented.

Piping, equipment and materials shall be suitable for the liquid being pumped and local soil corrosivity conditions.

The fire system design shall have one diesel fire pump of a capacity in

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accordance with NFPA requirements but not less than 1500 gpm each at 120 psi differential. System pressure shall be maintained with a jockey pump. Electrical, piping, and space shall be provided for a second spare electric or diesel fire pump.

Manually operated deluge systems will be installed to protect the individual turbine lube oil systems, and turbine bearings. Deluge system will include heat or smoke detectors for alarm and the means for manual activation of the deluge system at a safe distance from the equipment being protected.

A fire protection panel shall be installed in the control room for monitoring the fire protection system.

The fire pumps shall be housed in a building. Heating and ventilation shall be provided in accordance with NFPA, and the unoccupied building requirements of this specification.

Fire protection water for all enclosed facilities shall be supplied from the fire water loop. In addition to the detection equipment for deluge systems, smoke detectors shall be installed at strategic locations in the control room, prefabricated electrical building, and fire water pump house. All detectors shall be monitored on the protection panel in the control room.

The system shall include:

• Diesel driven fire water pump

• Electric driven jockey pump

• Main fire water loop

• Storage Tank (or cooling tower basin)

• Manual deluge system for individual turbine lube oil systems.

• Manual deluge system for main transformers.

• Hydrants

• Heat/smoke detectors.

• Monitoring panel.

Fire water loop shall extend to the turbine area with hydrant locations and branches to deluge systems as required. A jockey pump shall pressurize the system.

Each hydrant shall have a hose house on a concrete pad.

Post indicating valves shall be provided on the fire water main line to isolate portions of the fire protection system in case of a line break or hydrant break.

All systems shall be engineered, designed, and constructed in accordance

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with NFPA requirements.

6.4	Utility Systems

6.4.1	Service Water System

The power plant design shall include an underground utility water system which will distribute water to two hose bibs on opposite sides of the power block, a hose bib in the chemical treatment area, to the brine injection pump mechanical seals, sanitation, cooling water make-up and other in-plant uses. Freeze avoidance and protection is required. One hose cart with 200 feet of industrial grade hose shall be supplied.

Raw water shall be supplied to the power plant boundary in a single pipeline from Company’s existing fire water tank at the old Raft River power plant site. Water will be available at the conditions specified in Section 3.6.3.

6.4.2	Plant Service Air System

A plant service air system is not required.

6.4.8	Potable Water System

A potable water system will not be installed. Water for sanitary uses will be from the raw water system supplied by the Contractor. The water system shall be set up for a future potable water tank.

6.4.9	Sanitary Sewage Disposal

Sanitary sewage from the plant shall be collected and handled through a septic tank and leach system. The system shall be designed in accordance with the Uniform Plumbing Code and per Cassia County, Idaho and Idaho State requirements. See Section 13 for the number of personnel in order to size the system.

6.5	Other Plant and Facility Design Criteria

6.5.1	Acoustic Criteria

All Equipment shall comply with Occupational Safety and Health Administration U.S. Department of Labor (OSHA) Standard for General Industry Section 1910.95.

The maximum noise generated by any individual equipment should not exceed 85 decibels as measured on the A scale at a distance of 3 feet.

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If the specified noise level is exceeded, the engineering, design, and material for noise controls, e.g., lagging, silencers, and enclosures, as required to achieve compliance will be provided or signs shall be placed at areas and equipment enclosures where ear protection is required.

OSHA 1926.52

Permissible Noise Exposures Table

Duration per Day (Hour)	Sound Level dBA
8	90
6	92
4	95
3	97
2	100
1 1/2	102
1	105
1/2	110
1/4	115
6.5.2	H2S and Corrosion Protection

When hydrocarbon working fluids are used, atmospheric corrosion does not need to be considered.

Corrosion protection is required for atmospheric corrosion due to geofluid and geofluid condensate exposure.

Aluminum is not to be submitted substituted for copper in wire or bus bars.

6.5.3	Heating, Ventilating and Air Conditioning

The heating ventilating and air conditioning systems will be designed according to the following codes:

a.	American Society of Heating, Refrigeration and Air Conditioning Engineers (ASHRAE)
b.	Air Moving and Conditioning Association (AMCA Standard)
c.	Air Conditioning and Refrigeration Institute (ARI)
d.	Underwriters’ Laboratory (UL)
e.	National Fire Protection Association (NFPA)
f.	Uniform Building Code

The HVAC system shall be mounted at grade. Window units are not acceptable. The compressor shall be a SEER 12 or better.

Building space conditioning temperature requirements are per Section 3.4 for both occupied and unoccupied spaces.

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Air distribution devices shall not create air velocities in excess of 50 fpm in the 5-foot zone of occupancy. Exhaust air quantities shall be determined by code requirements or by air changes per hour method.

Electric switchgear and/or instrumentation equipment rooms shall have a total recirculation air conditioning system.

The control room fresh air inlet shall be filtered for dust. The filters are to be accessible and easily changed.

6.5.3	Plumbing

Domestic hot and cold water, drains and vents shall be provided for plumbing fixtures. Domestic hot water heaters shall be electric on-demand devices Fixtures will include water closets, urinals, lavatories, mop receptor, floor drains, and roof drains. Copper or bronze plumbing fittings, tubing or pipe shall not be used.

Roof drains shall be sized per Uniform Plumbing Code.

6.5.4	Safety Showers

Two safety shower/eye wash units shall be provided at the OEC and water treatment areas as required. Freeze protection is required, preferably by actuation of an underground valve.

6.5.6	Insulation System

Insulation shall be provided to conserve heat energy, provide personnel protection from hot surfaces and prevent nuisance water condensation on cold surfaces.

All hot parts shall be covered with mineral wool, fiberglass or calcium silicate of a suitable thickness. To avoid deformation, calcium silicate shall be used where the piping would be readily walked on. Flat surfaces, cylindrical surfaces and irregular surfaces located outside shall be lagged with aluminum, properly sealed. Flat or cylindrical services located inside shall be lagged with aluminum or canvas with aluminum paint.

Irregular surfaces located inside shall be enclosed with preformed aluminum jackets or covered with canvas and finished with aluminum paint. Equipment requiring frequent access for maintenance shall be provided with easily removable and reusable insulation and lagging systems.

Surface temperature of any lagging or insulation shall not exceed 140°F.

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For heat conservation insulation, the materials used shall be either preformed fiberglass, mineral wool or calcium silicate with an 0.25 inch thick desert tan colored aluminum jacket. For temperatures to 200°F, the minimum insulation thickness is 1.5 inches and above 200°F, 3 inch thickness.

Insulation for personnel protection shall extend from the floor or grating level to an elevation seven feet above this level. The minimum insulation thickness is 1 inch.

All parts where the exposed surfaces temperature will be below the expected dew point temperature and the resulting condensation would be a nuisance, shall be insulated with fiberglass or polyurethane of suitable thickness and covered with vapor barrier jacketing.

Asbestos materials shall not be used.

6.5.7	Painting and Coatings

Equipment supplied under this contract shall be painted in accordance with Supplier’s standard practice with due consideration for the operating environment. Factory applied painting is required with repair of construction damage immediately following Unit startup.

Epoxy two coat system (one prime and one finish coat) per Company approved paint supplier shall be applied to balance of plant equipment and structures. Surface preparation shall be to near white blast per SSPC.

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7.0	ELECTRICAL DESIGN

The electrical 1-line diagram of Exhibit C of the EPC Contract shall be the basis of the electrical system design.

7.1	General Requirements

Design of the plant electrical systems together with switchgear, circuit breakers, transformers, and motor control centers shall satisfy all needs of the plant and its connection to the transmission line. Generator output shall be as specified in the table below. Electrical power for use in the plant shall be 4160V, 480V, 240, 3 phase and 240/120 Volt single-phase, 60 cycle AC. A fully coordinated protective system shall be included. A solid state uninterruptible power system shall be utilized to supply continued 120V power for critical control equipment.

The turbine-generator shall be capable of operating in isochronous mode.

The plant auxiliary electrical distribution system shall consist of the AC distribution system, the DC distribution system, and lighting and utility power systems.

The required voltages for the plant equipment are:

Generator Voltage	12.47kV
Transmission Voltage	34.5kV

7.2	Electrical Scope of Work

a.	Indoor transmission voltage equipment (except for transformer and interconnect point) sized for the full output of the supplied generator during, and consisting of:

•	55°C Rise Main Low Loss Transformer
•	Transmission Voltage SF6 or vacuum insulated breakers
•	One branch line to wellfield before plant metering
•	One in-line breaker to transmission line after plant metering (“transmission line breaker”)
•	One branch line to wellfield after plant metering with space for utility metering on branch line (metering by others).
•	Underground or Overhead feed to transmission Voltage pole disconnect (pole and disconnect by Company)
•	Transformer protective relay
•	High side (revenue quality) metering & instruments (including PF, MVARS, MW)
•	Additional space for utility to add it’s own revenue metering as specified in Section 7.14.

b.	Generator System which consists of:

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•	Turbine - Generators
•	Generator breaker(s) and generator surge protection
•	Power cables
•	Turbine - Generator protective relaying and metering

•	Automatic synchronization capability across generator breaker, and step-up transformer high-side breaker.

c.	4,160V system which consists of:
•	Station Transformer to 4,160V (10% spare capacity for future growth)
•	4,160V switchgear
•	4,160V motor controllers
•	Spare section with cable routing to outside of building
•	Section set-up to accept an external diesel generator feed
•	5 kV power cables
•	Protective relaying and metering

d.	480V system which consists of:
	•	Station Transformer to 480V (10% spare capacity for future growth)
	•	480V switchgear
	•	480V motor control centers
	•	600V power cable
	•	Protective relaying and metering (volts and amps)
	•	15% spare cubicles with cable routing to outside of building

e.	125 Vdc system which consists of:
	•	Station batteries
	•	Battery rack capacity sufficient for 50% more batteries.
	•	2-100% battery chargers
	•	125 Vdc distribution panel

f.	120 Vac system which consists of:
• 120 Vac UPS equipment and distribution panel
• 120 Vac distribution transformers and panels
• batteries sufficient to meet the design specification

g.	Freeze protection system

h.	Lighting system

i.	Grounding system

j.	Raceway system

k.	Lightning system

l.	Diesel Generator

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7.3          Design Considerations

7.3.1	General

Insulation levels, short circuit current capabilities, protective relaying schemes and mechanical strength of all equipment shall be selected and coordinated in accordance with good engineering practices.

7.3.2	Protection System

a.	Protection for the electrical equipment shall be designed with the following objectives:

•	prevent and/or minimize damage to equipment
•	minimize the effect of the disturbance on the uninterrupted portion • of the system
•	prevent injury of personnel in the event of electrical faults or abnormal system conditions
•	minimize the loss in power generation

b.

The protective system shall be designed to assure the maximum continuity of service with minimum damage to equipment. Protective devices will constantly monitor the electrical system to detect abnormal conditions and automatically initiate isolation of affected equipment nearest to the fault. Selectivity shall apply to phase to phase, 3 phase, and ground faults.

7.4	DC System

The DC system shall consist of two 125V DC battery banks, two 100% chargers, and a distribution panel to provide power for controls, DC motors, and miscellaneous DC items.

The DC system shall operate at a nominal 125 volts, ungrounded. A standard DC ground detection scheme utilizing a ground detector relay should be used.

The station battery shall have sufficient capacity to supply the demand of the connected loads to permit an orderly and safe shutdown of the generating units. The capacity includes 45 minutes continuous operation for the connected load.

The battery rack shall have capacity for 50% additional batteries to be added in the future.

Recommended engineering practices for ventilation, containment, isolation, and corrosion protection for and from the battery system shall be followed in the design of the system.

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7.5          UPS System

Control system computers, phone, and other critical 120V a/c electronic equipment shall be protected with a commercially available UPS.

7.6	Plant Lighting and Receptacles

The plant lighting system shall consist of 480 V and 240/120 V, 3 phase-4w loads as needed to supply adequate zone lighting in accordance with recommended IES lighting levels.

Emergency lighting shall be confined to escape-route lighting and essential areas such as control room and switchgear rooms and shall consist of self-contained maintenance free battery packs with at least 90 minute capacity.

High intensity, high efficiency lighting fixtures shall be used in outdoor areas, and will use photo cells with a manual switch in parallel for control. All lighting in finished areas shall have local mounted switches.

Indoor lighting shall be electronic instant-on fluorescents (T-8).

The lighting system shall be designed to give the maintained illumination at operating level not less than shown below:

LOCATION	FOOTCANDLE

Indoor Areas:

Control Room and Control Areas	70-80

Stock Room, Washroom, Change Room

and General Service Areas	15-20
Back of Control Panels (Inside Open Door)	13-15
Electrical Equipment and Compressor Rooms	20-30
Offices and Lab	80

Outdoor Areas:

Switchracks, Pump Rows, Valves and

Equipment Areas	4-6
Operating Platforms and Process Areas	4-6
Loading Areas	15-20
Stairways, Walkways	4-6
General Areas	1-2
Gauge Glasses	5-7

Convenience receptacles shall be provided in outdoor areas, spaced at approximately 100 feet apart. Convenience receptacles shall also be provided in finished areas on 8’ spacing.

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7.7	Studies

Complete short circuit, voltage drop (steady state and transient, such as motor starting), grounding system and protective device coordination studies shall be performed for Company review. These studies shall include device coordination time-current curves. In the short-circuit study, short circuit interrupting and momentary duties for a 3-phase bolted fault at the switchgear lineup shall be calculated. Ground fault current and phase to phase studies shall be performed.

7.8	Grounding System

a.	A site survey shall be performed to determine the grounding grid design for the station.
b.	A ground grid shall be provided for the plant and shall be in accordance to latest NEC standards. The plant and substation fences shall be grounded.

7.9	Electrical Heat Tracing

The first line of defense against freeze protection shall be to bury the pipe or equipment as practical. Where that is not possible or practical, electrical heat tracing for freeze protection of all necessary piping, instruments and equipment shall be provided.

The electric heat tracing shall be designed as a system. The system shall be able to handle items that normally will freeze in cold temperatures plus items that will freeze when the plant is shutdown in cold weather. The system shall be complete with thermostatic control, monitoring and power distribution.

The system shall be Raychem, Tyco Thermal Controls, or Company approved equal. Power limiting cables shall be used in geofluid service and working fluid service. Self regulating cables can be used in utility service.

Instruments such as transmitters that are subject to freezing shall be enclosed in a premanufactured traced enclosure. Consideration must be given the electrical area classification that the electrical tracing system is in.

7.10	Cable System

a.	General

The cable system shall be divided into three main groups in accordance with their voltage class.

b.	Power Cables

Low voltage cable-up to 600 volts

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Medium voltage cables-601 volts to 5 kV

High voltage cables – above 5 kV to 34.5 kV

c.	Cable Specifications

•

5 kV power cable will be shielded and shall have Ethylene propylene rubber (EPR) insulation and jacket. 5 kV motor feeder cable shall be non-shielded. Type THWN insulation shall be used for all 5 kV power cable.

•	Power and control power cables up to 480 V shall be rated 600 V and have type THWN insulation.
•	Instrument cables shall be rated 300 V, shielded, and shall be 18 guage minimum.

Instrument cables shall be used in the low level signal circuits such as transducers, recorders, etc. Multiconductor instrument cables, or pulls of multiple single cables, shall have 20% spares, or two spare pairs, whichever is greater.

d.	Cable Sizing

All power cable shall be sized in accordance with the requirement of the National Electrical Code.

e	Cable Installation

•	Instrument cable shall be separated from power cables whether in conduit or cable tray per IEEE.
•

Direct burial of power cable is permitted per IEEE. Buried power cable must follow pre-defined routes, with shortest distance straight-line runs to individual end points not allowed. An as-built of buried power cable must be provided.

•	Direct burial of instrument cable shall not be allowed. Instrument cable must be in conduit or cable tray.

7.11	Motor Specifications

All motors shall be TEFC, 1.15 service factor and high or super efficiency. Motors greater than 300 HP shall be 4,160V; motors under 300 HP and above 1/2 HP shall be 480V.

7.12	Variable Speed (or Frequency) Drive Specification

Where required by this Specification Document, or selected by the contractor, VFD’s shall meet the following specifications:

7.12.1	Redundancy and Back-up

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•	each have their own VFD, • or they may be driven by the same VFD, but backed-up by a conventional power supply and a normally bypassed control valve.

•	or a spare VFD or the critical components shall be included as warehouse stock.

7.12.2	Characteristics

•	Motors supplied with VFD’s shall be inverter duty rated.

•	VFD’s shall be per NEMA ICS.

•	Drives 60 HP and larger shall use direct torque control technology with no carrier frequency.

•	Minimum efficiency shall be 97%.

7.13	Diesel Generator System

The Diesel Generator (DG) shall supply power for three purposes: 1) when the plant loses power and fails to fall back to house load the DG shall effect an orderly shutdown of the plant, through the supply of plant lighting, HVAC, heat tracing, battery charging, UPS and other critical loads.

7.13.1	Functional Requirements

•	Diesel or gasoline Generator
•	Rated for 60 days continuous usage at full load.
•	Designed for 20 year life.
•

Fuel storage capacity sufficient for 24 hours at full load for a generator capable of black start, and for 48 hours otherwise, shall be supplied via a combination of one or more of the base of the DG skid and a freeze-protected external fuel tank. Fuel tank(s) shall meet NFPA requirements.

•	The diesel generator shall be supplied with a high-quality commercial exhaust silencer.

7.14	Revenue Metering and Utility Communications/Telemetry

7.14.1	Metering Requirements

Revenue metering facilities shall be provided by the Contractor including a Form 9S meter base suitable to accept a utility provided Landis & Gyr S4 three element meter. The Contractor shall provide necessary wiring to connect to an integral modem within the meter.

The revenue metering instrument transformers to be provided by the Contractor shall be as follows:

•	Current transformers shall be dry type, insulated for the applicable voltage, and have the ratio matching the expected plant output. Current transformers shall have an ANSI metering accuracy of 0.3

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B 1.8, and shall have sufficient thermal and mechanical capacity to withstand the maximum momentary current rating of the substation circuit breakers. The secondary terminals shall be screw type with self~ locking screws. Polarity shall be marked with standard markings on all current transformers. Current transformers shall have a 5 amp secondary current.

•

Potential transformers shall have an ANSI metering accuracy class of 0.3 at a W burden, or better, with a ratio matching the expected voltage. The Impulse Insulation Level for the potential transformers shall be equal to or greater than the Impulse Insulation Level of the switchgear. Secondary fuses shall be provided to protect the potential transformers. Potential transformers shall have a 120-volt secondary voltage.

Instrument transformer secondary circuits shall be wired out to a 10-pole meter test switch located in an accessible lockable enclosure suitable for the environment. The secondary terminals of the current transformers shall be wired out to the test switch shorting terminal blocks.

All instrument transformer secondary wiring shall be stranded tinned copper conductor, type SIS, cross-linked polyethylene insulation, rated 600 volt, and installed within steel conduit or lockable enclosure. The wire size shall be #10 with 105 stands per conductor. Splicing and tapping of wiring shall not be permitted. All wiring shall be fitted with solderless, non-insulated, ring-type compression terminal connectors. All wire terminals shall be attached using a positive ratchet locking crimping tool. More than two terminations per pole of terminal blocks and devices will not be permitted.

If metalclad switchgear is utilized, the minimum acceptable accuracy class for metering instrument transformers shall be in accordance with the latest edition of ANSI Standard C37.20.2. The revenue metering equipment shall be installed in a lockable dedicated utility metering cubicle within the switchgear.

7.14.2	Communications/Telemetry Requirements

The Contractor’s equipment shall provide generation output data using DNP3 Level 2 Slave communications protocol via modem, and Company provided dedicated 4-wire analog communications circuit.

The telemetering facilities shall be connected to the same bus as the Idaho Power Company revenue metering equipment.

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8.0          INSTRUMENTATION AND CONTROLS DESIGN

8.1	General Requirements

Monitor/control of plant equipment will be accomplished from a central control room. To provide a reliable and integrated operator interface, a distributed control system (PLC) will be utilized. The PLC shall be designed to serve as the primary monitoring/control system of the plant.

The PLC system shall be capable of true plant wide automation. The architecture of the system must accommodate both functional and geographical distribution of the hardware throughout the site while allowing system wide access to the distributed data. The system architecture shall support a Windows XP Window client/server environment, or it’s successor, with multiple program partitions. The software shall be object oriented and meet the requirements of IEEE 802.4 as a minimum. The PLC systems shall be manufactured using state of the art microprocessors and peripheral equipment suiting the needs of process control applications. PLC systems shall include only completed, tested and operational programs that are fully documented and described clearly. Installed spare I/O capacity and spare space requirements of 20 % will be met per the specification. Process connected device CPU loading shall not exceed 60% for the monitoring and control of the process under normal and abnormal process conditions.

Subject to compliance with the PLC requirements, the following vendors are acceptable to the Company: Alan-Bradley, Schneider/Modicon.

8.2	PLC Control System Hardware Design Criteria

Contractor shall supply written verification from the Supplier that the PLC system will be available for sale for at least another 2 years, and that the Supplier intends to support the product (including spare parts) for at least a minimum of ten (10) years from the time of delivery of the equipment to the job site.

The system shall include all necessary hardware, drawings, schematic diagrams, and test equipment required to execute fault identification. System shall incorporate precious metal plating of component lead wiring, connectors, etc. System construction shall preferably avoid techniques, e.g., wire wrapping, which are particularly prone to damage by corrosive atmospheric pollutants. All systems must provide capability for expansion, which shall be achieved by straight addition, not modification of, hardware, and with minimum of software and configuration changes. All CRT displays shall be color. System shall be able to support, and PLC VENDOR shall be able to supply, and warrant the requested peripheral devices. Systems shall be subject to rigorous quality assurance and testing programs at all stages of manufacture redundant communication data links shall always be provided between devices on the highway. Both data links shall be continuously monitored and failures alarmed as a system alarm. Changeover from one data link to the other in case of failure of one shall be automatic and shall not interrupt process control. Failure of both data links between controllers and display generators shall not prevent operation of the process controllers.

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Microprocessor based controllers or controller server systems will be of a dual redundant configuration. The system shall have the capability to provide faster scan rates for some selected analog and digital points, a scan rate of 100 milliseconds per point or better shall be possible.

Global access by tag number to each process and calculated variable from any node is essential.

The PLC VENDOR shall provide: Control and I/O Devices, Two Consoles (remote Operator and an Operator/Engineer Workstation with minimum configuration Pentium 4, 3.0 GHz, 512 MB RAM, CDRW Drive, internal 100 GB hard disc drive, 19 inch LCD- monitor, and an external hard drive which mirrors the internal hard drive), system software applicable to all user requirements, Interfaces to other systems, cabinets for PLC Devices, System Cables, Data Highways (internal and external), System and Application Software, and Testing/Training/Documentation for the PLC System. Input/Output (I/O) Modules) like: Analog Input, Analog Output, Digital Input, Digital Output, RTD, Thermocouple, and Periodic Input. The PLC System shall include: Processor Modules, SOE Card (1 ms resolution), Two (2) Laser Jet Printers, Serial Interface Module, Data Highway Interface, and Data Highway. The communication interfaces are required to contain a high degree of error checking and special note is to be taken of the loading and response times. The PLC communication interfaces shall be replaced on-line without interruption to the system. The interfaces shall be fault tolerant and shall transmit all system diagnostic alarms for display as an integral part of the PLC alarm system. The control system shall have an availability requirement of at least 99.99%. Single point component failure shall not result in loss of availability of the control system.

8.3	PLC System Software

The system shall use digital techniques in order to achieve fail-safe control of the process operation. Additionally the design shall provide for logical grouping of process information to allow faster process condition recognition. Operator selection of control parameters and alarm windows shall be by trackball or mouse. Configuration modifications may be carried out on line. The operator displays shall be LCD. System status display selection capability and continuous system alarm monitoring shall be provided on the operator console. The system shall be simple and flexible with regard to re-configuration of loop connection and display formats to suit changes in operational requirements. The system must have the capability to be totally reconfigured on-site with the hardware and software system supplied. Dynamic data display on CRT shall have an update time of 1 second or less. Controller’s response (time interval between input change and new output) shall be within 1 second. Commands from the console to activate field devices shall be accomplished with 0.5 second. Alarm inputs shall be displayed within 1 second. Graphics call up time shall be 1 second or less. System shall include audio annunciation, display, and logging facilities for alarms. “First Out” capability shall be provided on all alarm/shutdown functions. System status display selection capability and continuous system alarm monitoring shall be provided on the operator console.

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Contractor shall supply integrated programming and control via the PLC for Company-supplied equipment located outside of the power plant Facility, based on Company-input logic definition with guidance from Contractor.

The PLC shall require minimum maintenance and routine calibration, and shall have comprehensive self-checking calibration and self-diagnostic fault capabilities including self-test failure alarms. Comprehensive system status information shall be available for display on standard operator consoles.

8.3.1	PLC Documentation

Contractor shall supply Company with full documentation of PLC programming, including subroutines and control algorithms.

8.4	Cabinets, Power Supplies and Wiring

PLC Cabinet doors and panels shall be fitted with dust tight seals and shall conform to IP-51 Standards, or better, unless PLC manufacturer environmental requirements are met through the use of IP-41 Standards cabinets. All equipment cabinets, processors, CRT console peripheral items, or PLC devices utilizing 240/120 VAC power must be properly fused. Separate earthing shall be provided i.e., electrical safety ground for the PLC cabinets and metal work, and signal ground for field instruments. Instrument shields shall be earth grounded at the marshalling cabinet. 24VDC power supply with battery backup is acceptable.

8.5	Control Valve Specification

•	Shall be flanged or wafer type construction.
•	Valve material shall be carbon steel body with stainless steel or stellite trim, unless the service environment requires otherwise. Stellite trim shall be used for valves in geofluid service.
•	Stainless steel valves shall be used in stainless steel piping.
•	Pneumatically operated valves shall be supplied with I/P converters and positioners. Position transmitters are required on any valves in critical valve service.
•	Valves that are required to be corrosion resistant shall be 316 SS.
•	Valves with motor operators shall have current to position converters.
•

Process control valves (e.g. downstream of the feed pump) shall be provided with isolating block valves that will permit the valve to be removed for service without draining the entire working fluid system. The control valve may be included inside the pump isolation valves. Handwheels and bypass valves are not required.

•

Control valves in brine service shall be capable of being isolated within the power plant boundary through a combination of plant inlet and outlet valves (included in Company Scope), or pump valves, or dedicated valves. The valve must be capable of being removed and serviced without the need to drain the entire cross-country pipeline system. Because of the clean nature of the Raft River geo fluid, common geothermal bypass and isolation standards

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are not required. A handwheel for manual control is required. The actuator shall be sized to at least 25% larger than the maximum process requirement dP, or the shaft limit, whichever is less.

•	All instrument tubing shall be 316 SS, or may be plastic if rated for 10 years outdoor service in the ambient temperature conditions as specified in Section 3.
•	Control valves are to be designed for fail-safe position
•	Control valves shall meet applicable noise requirements.
•

Control valves in brine service or other scaling service shall only be quarter-turn eccentric cam type, such as Masoneillan Camflex II or Fisher V-500. No rising stem or sliding seat valves shall be used.

8.6	General Instrument Specification

•	Pressure gauge – shall have a phenolic case, 4 to 6 inch dial, 316 SS bourbon tube and socket, and 1 inch rear blowout disc.
•	Thermocouples – shall be ISA type K, 1/4 inch nominal outside diameter with stainless steel sheath and elements of the spring load design. All thermocouples shall be duplex type.
•	Thermowells - Thermowells in geofluid service shall be 316 SS made from one solid block. Process thermowells may be threaded or flanged.
•	Bimetallic Thermometers – shall have 5 inch disk with adjustable angle faces and 316 SS thermowells.
•	RTD’s – shall be three wire 100 ohm and shall be provided complete with thermowell as an assembly, where a thermowell is required.
•	Pressure switches – shall be of the DPDT type and all wetted parts be 316 SS.
•	Level Switches – shall be of the float or displacer type and be of the DPDT type.
•	Gauge Glasses – shall have block valves with integral ball check valves and be of the armored type.
•

Flow Elements – Flow tubes shall normally be carbon steel body with stainless steel throat. Orifice flanges shall be provided with flange taps and jack bolts. Orifice plates shall be the paddle type made of 316 SS.

•

Safety and Relief Valves – shall be in accordance with ASME requirements. Discharge piping shall be routed to reduce hazard to personnel. Thermal relief valves shall be 3/4” NPT minimum. All other relief valves shall be flanged, full nozzle type. Materials will be carbon steel bodies with stainless steel trim. Rupture discs shall be installed under relief valves in brine service.

•

Transmitters – shall be smart, 4-20 maDC for control signals, be of the two wire type, with wetted parts constructed of 316 SS, and be enclosed in a NEMA 4 housing with integral junction box and wiring terminals.

•	Alarms and Trips – Equipment shall be provided with accurate alarm and trip devices with ample safety margins to protect all equipment. Trip contacts shall be primary element switches.
•

Lower Explosion Limit (LEL) and other hazardous material monitoring/alarm systems shall have monitors/transmitters mounted at appropriate places through out the plant. Monitoring/alarm panels shall be mounted in the

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control room.

9.0	CIVIL, STRUCTURAL, AND ARCHITECTURAL DESIGN

9.1	Geotechnical Report (by Company)

A geotechnical soil investigation and analysis, including soil resistivety, shall be conducted to establish foundation design parameters, leach field and grounding requirements. Detailed civil/structural design criteria shall be included in the geotechnical report.

9.2	Civil Work Criteria

9.2.1	Earthwork

Earthwork including excavating, backfill materials and compacting backfill shall be as recommended in the geotechnical report prepared by CH2M Hill, dated October 2005, titled “Geotechnical Report – Raft River Geothermal Project”, and other such geotechnical reports as may be reasonably required by Contractor to design and construct the Facility to the relevant codes and standards, and communicated to Company within three (3) weeks of the signing of the EPC Contract. Unless otherwise specified in the geotechnical report(s), all backfill shall be compacted to 95% dry density with in-place lifts not to exceed 6-inches. If such backfill will not be subjected to external loading, compaction to a 90% dry density is allowable. Contractor has assumed that the native soils can adequately support the anticipated foundation loading. Any soil improvement work that requires more than the standard soil replacement (2 to 3 ft’ underneath foundation) shall be considered a Change in the Work and subject to a Change Order.

9.2.2	Traffic and Parking Areas

All areas within the Facility subject to normal car, truck, or crane traffic, including a parking area sized for a minimum of six vehicles shall be constructed with a 6” thickness of a modified “Pit Run Sub-base” comprising generally an aggregate composition of a) 3 – 12% No. 200, b) 5 – 20% No. 100, c) 30 – 60% No. 4, d) 60 – 100% 2-inch, e) 0% larger than 2-inch. The aggregate shall be compacted to 95% dry density in accordance with AASHTO T99. Other design requirements include:

•	Plant road width: 20 feet minimum
•	Minimum turning radius: 20 feet
•	Design speed 10 mph

Culverts and pipes shall be designed in accordance with AASHTO-HS20-44 loading criteria, except for areas subject to special heavy transporting

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equipment, which shall be designed for an axle load given by the supplier.

Guard posts (6” diameter concrete filled) will be placed where required to protect structures and equipment against possible damage from vehicles.

9.2.3	Storm Drainage

Runoff, resulting from rainfall, shall be conveyed to drainage ditches by sloping the tributary surface area. Surface slopes of 1.0 percent are preferred. Flatter slopes may be used if necessary.

Design rainfall shall be 1 inch per hour intensity and 2.6 inches in 24 hours. Calculations shall be performed to verify adequacy of drainage system design.

Design velocity for earth drainage ditches shall be appropriate to avoid erosion of the bottom slope of ditches.

Design frequency for the power plant site shall be based on a 100 year storm with a minimum time of concentration Tc = 5 minutes. Other areas shall be designed for 100 years frequency with Tc = 10 minutes.

Storm drainage from within the power block, building, and switchyard area shall drain to an on-site unlined pond, the locations of which shall be as agreed to between the Company and Contractor t. Other areas of the fenced area are not required to drain to the unlined pond.

9.2.4	Oil, Chemical, and Fuel Spill Containment

The design shall follow specific Company permit requirements. Generally the spill containment system shall be designed to curb areas where oil and fuel are present. The curbs or walls shall be able to contain 110% of the volume of the oil or fuel plus margin for rain or firewater. Each curbed or wall area shall contain a 2 foot x 2 foot x 2 foot sump for pumping. The sumps shall be covered with grating and shall have a 2 inch outlet valve if the sump can be drained by gravity. Walls shall have stiles for access. The top of curbs shall be one inch above grade in order to prevent tripping.

9.2.5	Heat Exchanger Cleaning Solids Containment

The heat exchangers shall be provided with a solids containment area for hydroblast cleaning of the brine-containing heat exchanger tubes. A pad with a curb 1” above grade and a depth of 4” to 6” shall be provided to catch the solids from the hydroblasting cleaning operations, including reasonable expected overspray. Each curbed area shall contain a 3 foot x 3 foot x 3 foot sump for pumping. The sumps shall be covered with

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grating and shall have a 2 inch outlet valve if the sump can be drained by gravity.

9.2.6	Underground Utilities Protection

Installation of underground utilities shall be at least two feet below finish grading or as specified in the geotechnical report. Underground electrical runs shall be marked with red concrete or direct buried cable will be flagged.

Pipes will be checked for traffic loads using the Marston Formula and with reference to AASHTO “Standard Specifications for Highway Bridges”.

9.2.7	Cooling Tower Basin Design The cooling tower basin shall

•

generally be in accordance with the cooling tower manufacturer recommendations and the Contractor’s most recent cooling tower design of similar duty built in the Imperial Valley within the three years previous to this EPC Contract.

•	extend sufficiently beyond the sides of the cooling tower structure where falling water is present such that water is not blown out of the basin during normal site wind conditions.
•	provide sufficient depth for a reasonable accumulation of mud in the basin and the ability to fluctuate the basin water level by a reasonable amount for normal operations.
•	The top of the cooling tower basin wall shall be twelve to eighteen inches, minimum, above finished grade to inhibit debris from entering the basin.
•	Be designed to prevent infiltration of water to the ground.
•	Allow for expansion of another cooling tower cell in the future.
•	The cooling tower basin slab shall be sloped to facilitate periodic removal of sediment by spraying with water to wash the sediment to a collection point in the pump pit.

9.2.8	Cooling Tower Pump Pit Design

The cooling tower pump pit design shall include

•

The transition from the cooling tower basin to the pump pit, and the pump pit itself, shall be designed to the cooling tower pump manufacturer’s requirements in respect to turbulence at the cooling tower pump intakes in order to provide maximum pump life.

•	methods to restrict the entrance of mud into the pump pit from the cooling tower basin where it is intended to accumulate.
•	Provisions or space for the installation of removable pump screens by the Company, should such screens be deemed to be required either during the course of the EPC contract and subject

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to a Change Order, or at some time in the future.

9.2.9	Cooling tower bulk chemical storage area

Contractor shall provide an outdoor uncovered chemical storage area that conforms to the following requirements.

•

Contractor will provide a separate concrete below-grade spill containment capacity of 100% of the tank volume for each of three storage tanks comprising 8,000 gallons of 98% sulfuric acid in a 10 foot diameter tank; 8,000 gallons of sodium hypochlorite in a 10 foot diameter tank; and 2,500 gallons of dispersant in a 7 foot diameter tank.

•	The tanks shall be situated and oriented so as not to interfere with the air flow into the cooling tower, per tower manufacturer guidelines for their performance guarantee.
•	The containment area wall shall extend six to twelve inches above grade and shall be no more than 42 inches tall from the slab to the top of the wall.
•	The floor of the sulfuric acid containment area and 6” up the walls shall have an acid-resistant long-life coating to protect the concrete from incidental spills.
•	Each containment area shall have a collection sump per the requirements of Section 9.2.4.
•	The bulk chemical truck unloading area will be paved and drain into the spill containment area.
•	Adjacent to and above each tank containment area, Contractor shall install the chemical feed-pumps on a slab that slopes back to the containment area.
•

A buried 6” PVC Schedule 80 pipe shall be provided from inside the containment area and below each pump to above the cooling tower basin wall. The pipe shall drain into the containment area. Company shall install polyethylene tubing from the pump to the cooling tower basin via the 6” PVC pipe.

•	Mechanical equipment, instrumentation, and electrical requirements are provided in Section 6.3.3.3.

9.2.10	Cooling Tower Chemical Treatment Building

Adjacent to the chemical storage area a chemical treatment building shall be provided per the terms of Section 9.7.

9.2.11	Other Cooling Tower Chemical Treatment Area Requirements

•	Safety shower and eye wash per Section 6.5.5.
•	Service water for chemical washdown
•	Instrumentation tie-in to PLC for tanks and for pump control.

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9.3	Grouting of Rotating Equipment

Rotating equipment of 25 HP or greater shall be grouted with epoxy grout that is approved by the Company. The epoxy grout shall be installed by a contractor that is certified by the grout vendor, and has substantial experience in epoxy grouting, to perform the installation. All rotating equipment grouting will be witnessed by the Company’s Representative. A 48 hours advanced notification will be given. Grouting or drypacking of rotating equipment under 25 HP shall be done with Five Star Grout or Company approved equal.

9.4	Design Loads

The following design loads shall be used:

9.4.1	Dead Loads (D)

a.

Dead loads include the weight of framing, roofs, floors, walls, partitions, platforms and all permanent equipment and materials. The vertical and lateral pressures of liquids shall also be treated as dead loads.

b.	Floors shall be checked for the actual equipment loads. For permanently attached small equipment, piping, conduits, and cable trays, a minimum of 20 psf shall be added to floors and roofs.

c.	Where the piping is to be supported from platforms or walkway beams, actual loads shall be determined and used.

9.4.2	Live Loads (L and LO)

a.	Live Loads (L)

Live loads include floor area loads, snow loads, laydown loads, equipment handling loads, lateral earth pressure and vehicles. The floor area live load shall be omitted from areas occupied by equipment whose weight is specifically included in dead load. Live load shall not be omitted under equipment where access is provided, for instance, an elevated tank on four legs.

b.	Live Loads During Operation (LO)

In loading combinations including earthquake motions, the live loads shall be limited to the designation “LO”, which is defined as the live load expected to be present when the plant is operating. The “LO” loads shall be established in accordance with the layout and mechanical requirements, shall be applied simultaneously with the

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seismic forces, and shall be shown in the calculations. These loads may vary depending on the function of a specific area. Because of the overall light occupancy of power plants, when investigating the overall behavior of the structure or large portion thereof, the occupancy loads need not be considered.

In the laydown areas, the actual weight of the equipment as spread out on the floor shall be considered “LO’.

Crane loads shall be considered live loads.

c.	Minimum Design Live Loads

The following minimum live loads shall be used in the design. Certain other applicable loads are listed separately in succeeding sections.

General

Roofs	20 psf
Offices	50 psf
Stairs and Walkways	100 psf
Railing:	25 plf or 200 lbs applied in any direction at top of railing
Platforms and Gratings	100 psf
Surcharge adjacent to plant structures	200 psf
Truck support structures	AASHTO HS20-44
Snow Load	29 psf per IBC

Special Areas,

Cooling Tower Deck	75 psf
Turbine lay-down area	100 psf
Control Room	50 psf
Switchgear Floor	250 psf or equipment weight, if greater
Battery Room	250 psf
Raceways	15 psf
Pipeways	*

Actual load but not less than 35 psf on each level.

d.	Live Load Reduction

No reduction shall be allowed for warehouse storage areas.

No reduction shall be allowed for slabs, beams, joists and girders, for loads exceeding 100 psf.

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e.             Machinery Foundation Design

Bearing capacities and other relevant data are provided per Section 9.1 and Section 9.2.1. Designs shall account for dynamic loads which may occur during normal and upset conditions.

9.4.3	Earth Pressure

Earth pressures shall be in accordance with the recommendations from the geotechnical report(s). In no case shall the loads be less than the requirements of the IBC.

9.4.4	Groundwater Pressure

For structural and buoyancy calculations, the high groundwater table shall be provided in the geotechnical report(s). The effect of a design flood shall also be considered.

9.4.5	Wind Loads (W)

All structures shall be designed for wind loading in accordance with ASCE 7.02 based on 90 mph wind (per IBC) exposure C, importance factor 1.0, or the IBC whichever results in higher loadings.

9.4.6	Seismic Loads (E)

All structures shall be designed in accordance with the IBC, Zone C.

9.4.7	Special Considerations and Temporary Loads

a.	Design restrictions on shoring removal that are different from the normal practice recommended by ACI codes shall be shown on the specific design drawings.
b.

Generally, the structural backfill may be placed when concrete reaches 60 percent of f’c. Structures designed primarily for earth retention shall not be backfilled for 28 days. Other backfill restrictions, if any, shall be shown on the specific design drawing.

c.	The design load on structures subject to impact loading shall be increased by 25 percent unless otherwise specified.

9.4.8	Deflections and Settlements

a.	Deflection of structures and structural members shall conform to the requirements of the IBC and other referenced codes.

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b.	Differential settlement shall be limited based on criteria given in the Geotechnical Report.

9.4.9	Thermal Loads

a.	All vessels and exchangers shall be investigated for thermal expansion.
b.

Other thermal loads caused by expansion or contraction due to a change in temperature from the erection condition shall receive proper consideration. Such loads shall include 1) forces caused by partial or complete anchorage of piping or equipment, 2) forces caused by sliding or rolling friction of equipment, 3) forces caused by expansion or contraction of the structure.

c.	Initial temperature for calculating expansion or contraction in structural design = 70°F.

9.5	Structural Design

9.5.1	General

All steel structures shall be designed in accordance with the AISC 9th Edition and IBC, unless more recent editions have been released. Soil bearing pressure shall be checked for the actual loads. Reinforced concrete shall be designed, using the ultimate strength method.

9.5.2	Factor of Safety

A minimum factor of safety shall be provided for all structures as shown below:

Overturning:	1.50
Sliding:	1.50
Buoyancy	1.25

9.5.3	Loading Combinations and Allowable Stresses

a.	Concrete - The IBC and ACI 318-02 code shall govern for all concrete structures.

b.

Structural Steel - The allowable stress design method will be used. The structural members load resisting capacity, S, is to be based on the allowable stresses. The following load combinations shall apply:

(1)	D+L<S
(2)	D + LO + E < 1.33 S
(3)	D + LO + W < 1.33 S

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(4)          .9D + E < 1.33 S

c.	Connections

All connections shall have a minimum of two 3/4” diameter high strength bolts. All high strength bolt connections shall be bearing type connections with threads including in shear planes. All high strength bolts shall be 3/4” diameter and larger. Bolts 5/8” diameter and smaller shall be machine bolts.

Shop connections may be welded or bolted. Field connections shall preferably be bolted.

9.6	Construction Materials

9.6.1	Concrete

a.	Concrete design compressive strengths shall be as follows:

Use	f’c

All structural concrete	4,000 psi
Electrical duct encasement and	2,000 psi

lean concrete backfill

b.	Compressive strength (f’c) refers to strength at 28 days.

9.6.2	Reinforcing Steel

Bar sizes No. 3 through No. 18 shall be deformed billet steel, conforming to ASTM Designation A615, Grade 60.

Spirals shall be deformed bars conforming to ASTM A82. Welded wire fabric shall conform to ASTM A185.

9.6.3	Anchor Bolts

Anchor bolt steel, washers, and nuts, shall conform to ASTM A307, A-36 or A-193. Allowable stress on anchor bolts shall be 20,000 psi based on net tensile stress area of bolts. Headed stud anchor bolts shall conform to ASTM A-108.

9.6.4	Structural Steel Structural steel shapes and plates shall conform to ASTM A36 or A572,

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Grade 50.

Structural pipe members shall conform to ASTM A53, Types E or S, Grade B or ASTM A106, Grade A.

Allowable stresses in structural steel shall be determined in accordance with the AISC code, 9th Edition.

All high strength bolts, nuts and washers shall conform to ASTM A325. All other bolts and nuts shall conform to ASTM A307, Grade B. All filler metal shall conform to AWS D1.1.

9.6.5	Concrete Masonry

Concrete block masonry units shall be Grade ‘A’ conforming to ASTM C90 design compressive strength f m psi shall be as follows:

a.	With special inspection:	1,350 psi

b.	Without special inspection:	675 psi

c.	Grout: Minimum compressive strength of 2,000 psi at 28 days.

d.	Mortar: Type M, 2,500 psi minimum compressive strength at 28 days.

Allowable stresses in concrete masonry shall be determined in accordance with the IBC.

9.6.6	Platforms, Walkways and Stairs

Minimum Widths: Operating & maintenance platforms: 3’-6”

Walkway: 3’-0”

Stairs: 3’-0”

Grating for platforms and walkways shall be welded to supports as per typical details unless removeability is required. Removable sections shall be limited to 150 lbs.

a.	Stairs

Preferred limit for rise/run combination shall be: rise 6-1/2”, run 11” to rise 7-1/2” run 10”. Rise height and run width shall be uniform throughout any flight of stair including any foundation structure used as one or more runs of the stairs.

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Maximum vertical distance between landing:

12’ when stair is required for general use.

18’ when stair is only used to attend the equipment.

Each minimum landing width shall be 3’-0”. Stair tread shall have a visible abrasive nosing.

b.	Ladders

Step-off platforms shall be provided at 30’ maximum intervals.

When ladder height exceeds 20’ above grade, a cage shall be provided. Self-locking gates shall be as required by OSHA.

Ladders with a 5 degree of repose shall be installed instead of vertical ladders when there is regular operation traffic or where maintenance access is often required.

c.	Handrails and toe boards

As required by OSHA.

9.7	Buildings

9.7.1	Prefabricated or on site erected Electrical Building

The Electrical Building is a stand-alone building. All exterior walls and roof will be insulated. Exterior doors are to be insulated. This building will be air conditioned and heated if required per minimum inside temperature specifications.

The following equipment, as a minimum, shall be located in the Electrical Equipment Building:

Switchgear

Motor Control Center

Uninterruptible Power Supply

Protective Relay Board

Battery Charger and DC Batteries

9.7.2	Fire Water Pump and Mechanical Equipment Houses

The Fire Water Pump House shall be an industrial grade permanent metal building with concrete slab on grade. All exterior walls and roofs are to be insulated. This building will be heated and ventilated, as required.

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The following equipment, as a minimum, shall be located in the mechanical equipment building:

•	Diesel Generator (DG) (or gasoline generator)
•	Air compressors

9.7.3	Control Building

A pre-engineered metal building will be utilized. This building may be combined with the electrical building. All exterior walls shall be insulated to a minimum of R-19. The roof will be insulated to a minimum of R-30. The building will be heated and air conditioned.

All windows and doors, interior and exterior, shall be metal framed. Exterior doors will be metal, insulated, and shall have reinforced half lights and will be keyed alike with knob locks and deadbolts. Outside doors shall not open directly into the control room. All windows shall be double paned with solar reflector glass. The exterior sheeting shall be 24 gauge with a color to be determined by the Company. The building interior shall be finished with a color to be determined by the Company. Floors will be linoleum tiled with a color to be determined by the Company. The ceiling will be hung with acoustic absorbing tile. Florescent lights will be hung in the ceiling. Low glare diffusers shall be used in the control room. Hot water (non potable) may be via an Instaheat under sink device. Electrical, data and phone outlets shall be provided in the control room and office.

The control room will contain:

•	Self-closing door with a half light.
•	PLC Operator Interface and integral desk with power, data, and phone outlets
•	Fire alarm panel, turbine panel, gas monitoring panels.
•	PLC instrument I/O interface cabinets
•	other operator and plant control devices (if any)
•	Allocation of space for:
o	Two 6’ x 4’ bookshelves for plant operation manuals and project manuals.
o	filing cabinet
o	Two workstation desks for visitors, with phone, data, and power outlets.

One unisex ADA (American’s with Disabilities Act)-compliant restroom will contain:

•	A toilet, sink, mirror, soap and towel dispenser.
•	mop and broom closet
•	mop faucet

Communication closet containing:

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•	Space for telephone switching equipment
•	Space for Intranet and Internet communication equipment
•	Dead-end runs for all voice and phone communications
•	Multiple outlets for communication devices
•	Two dedicated 120V electrical circuits for the convenience outlets

The building shall also contain:

•	6’ x 8’ storage room with locking door.

9.7.3	Cooling Water chemical treatment building

Located adjacent to the Chemical storage area described in Section 9.2, Contractor shall provide a lit and lightly insulated storage building for miscellaneous cooling water treatment chemicals. Building shall be designed to accomplish the following objectives

•	Located at sufficient distance from cooling tower so as to not interfere with air flow to cooling tower per cooling tower manufacturer requirements for their performance guarantee.
•	Contain a buried 6” Schedule 80 PVC pipe from the building to above the cooling tower basin wall through which Company will install tubing to deliver chemicals to the cooling tower
•	Be of sufficient size to store 6 barrels of chemicals and one 275 gallon tote container.
•	Contain a man-door and a rolling door through which to bring in chemical on a fork lift or a dolly.
•	The floor shall be sloped away from the rolling door so that any spill or washdown will drain to the 2500 gallon storage tank containment area (See Section 9.2) through a high capacity floor drain.
•	The walls that do not contain the rolling door shall be curbed to prevent corrosion of the building from spilled chemicals.
•	The building shall be provided with power outlets sufficient to run chemical pumps and heat tracing to be provided by Company, if required.

9.8	Site Requirements

9.8.1	Site Perimeter Fence

The plant shall be enclosed by a grounded industrial quality 7-feet high galvanized chain link fence with three strands of barbed wire, supported by angle brackets, facing out. A gate will be provided at the plant entrance. All gates shall be built over a concrete apron that extends 3’ forward and back from the gate and 2’ beyond the width of the opening on each side.

The electrical substation will also be fenced and contained a pedestrian and vehicular access gate.

9.8.2

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Site Preparation

The site will be cleared and grubbed as necessary for the facilities, operations and construction as specified herein. Areas not required for plant operation shall remain natural. Erosion control for storm drainage during the construction phase shall be implemented in accordance with the stormwater permit, if needed. An area within the plant site will be graded, if needed by the Contractor to provide for construction trailers and activities. After completion, these areas shall be regraded, and made free and clear of debris and unused construction material.

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10.0        SPARE PARTS, SPECIAL TOOLS AND CONSUMABLES

10.1	Spare Parts

The Contractor’s procurement specifications shall request the equipment suppliers to provide a recommended spare parts list with prices for two years operation.

10.2	Special Tools

The Contractor’s procurement specifications shall require equipment suppliers to provide any special tools, equipment or lifting devices required to install, test, clean, or maintain the equipment. Special tools for the turbine maintenance shall be supplied by the Contractor. The Contractor will provide all instruments required for the performance testing (if are not part of the permanent Plant instrumentation. Instruments used for the performance tests shall be of the accuracy as specified in Exhibit D.

10.3	Consumables

The Contractor shall supply the first fill of all lubricants, oils and motive fluid.

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11.0        SUBMITTALS

11.1

The Contractor shall submit to the Company and the Company’s Representative information describing the equipment furnished by Contractor in a timely manner, such that the schedule for design and construction of the facility shall not be delayed. The Contractor shall, as a minimum, submit to the Company the following information:

The Company shall have the right to review and comment on the following documents in addition to those referenced in other parts of the contract.

•	Project Procedures Manual
•	Contractor Change Order Estimates
•	Contractor Quality Control Procedures
•	Contractor Request for Progress Payments
•	Contractor’s Site Safety and Security Program
•	Performance Test Procedures and Results
•	Operation and Maintenance Manuals

11.2	The Company shall be provided with the following according to the following schedule:

•	Contractor’s Engineering Drawings issued for review.
•	Vendor Submittals including Shop Drawings, Catalog Cuts, Construction Procedures and Scheduling Information
•	Vendor Guarantees
•	Contract Performance Schedule Updates
•	System Test and Start-up Procedures, Test Packages

11.3

The sequence of submission of all submittals shall be such that all information is available for checking each submittal when it is received. Within seven (7) days after receipt, unless as otherwise agreed upon for critical items, the Company will return two copies of the submittals with comments.

11.4	The submittals shall be accompanied by a letter of transmittal identifying the drawings submitted.

11.5	Drawings

a.	General

All drawings, data nameplates control programming and Instruction Books shall be in the English language and all dimensions and units of measurements shall be in the United States standard units.

At the conclusion of the work, all drawings shall be submitted as a viewable file in a format such as Adobe Acrobat pdf. Contractor’s CAD drawings shall

Design Criteria - RR EPC Contract, Exhibit C	Rev 0 – 12/05/05

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be submitted in AutoCAD format.

b.	Drawing Quality

The submittal shall have every line, character, and letter or symbol clearly legible. All original drawings shall be CAD. All 8-1/2 x 11 drawings shall be on bond paper.

c.	Scale Required

All drawings shall be drawn accurately to a scale sufficiently large to show all pertinent features. Dimensions shown on all drawings shall be in feet and inches.

d.	Type of Prints Required

Documents shall be submitted in any convenient size as listed below.

“A” size is 8-1/2 in. by 11 in.

“B” size is 11 in. by 17 in.

“C” size is 22 in. by 34 in.

“D” size is 30 in. by 42 in.

•	Final Drawings: All final as built drawings shall be in the following form:

All final as built drawings submitted to the Company shall consist of (2) two D-sized prints and two CD’s. All 8-1/2” x 11” drawings may be on bond paper. “B” size 11 x 17 and “E” size 34 x 44 shall not be used. All final as built drawings shall be submitted in accordance with the provisions in the EPC contract.

•	Issued for Construction (IFC) Drawings

IFC Drawings generated by the engineer shall be so marked by the engineer and where required shall be stamped, signed and dated by a professional engineer licensed by the State of Idaho. The signed professional engineer, shall be licensed in the discipline appropriate to the drawing.

All drawings shall be issued to the Company when issued to the constructor.

•	Issued for Review (IFR) Drawings.

Certain key drawings will require review by the Company. The Company requires 3 copies for review.

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12.0        TESTING AND ACCEPTANCE

12.1	General

Prior to final acceptance, the power plant shall be inspected and tested for mechanical completion, conformance to the contract, specifications and design documents, performance, and reliability. This testing shall be governed by protocols and procedures agreed to between Contractor and Company.

Performance testing shall be in accordance with Exhibit D. The Contractor shall be responsible for preparing the test procedures and protocols, submitting them for Company’s approval, conducting the tests, and reporting the results.

12.2	Pre-Operational Testing and Startup

This subsection describes and defines general requirements which pertain to the procedures leading to the startup of all equipment provided under these specifications. The Contractor shall be responsible for complete calibration, checkout, testing, and commissioning of all equipment and systems provided by this Contract. All work shall be performed in accordance with the procedures and methods described herein.

12.2.1	General Scope of Work

The Contractor shall provide craft labor, supervision, administration and management, and supply all test and calibration equipment, materials, and services necessary to perform the system calibration, checkout, and initial operation complete in accordance with these specifications for the entire scope of Work provided. This includes training Company’s operating personnel and directing operation of the work as required. The Contractor’s startup manager shall provide overall coordination of the startup program from the completion of construction through initial operation.

Individual systems and items of equipment shall be completed on a turnover package basis in a sequence that will permit systematic checkout and trial operation of each such component before it is incorporated in the initial operation.

The Company will make available its operating personnel during the startup period to work under the Contractor’s technical direction. The Contractor shall provide all other workmen required to make adjustments and correct deficiencies during the equipment and plant checkout and operation.

The Contractor will be responsible for directing the work, from Notice to Proceed through Final Completion, or as otherwise agreed in writing between

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the Contractor and Company, in a safe and efficient manner. The purpose of this section is to establish a systematic approach to construction completion, system demonstration and turnover of plant equipment and systems to the Company.

The Contractor shall submit to the Company a commissioning plan detailing the general procedures for startup and testing, and providing the turnover packages as described below.

12.2.2	Procedure

Compliance Checks - As facility equipment, systems, and subsystems are sufficiently completed to permit testing, Startup and/or operation, they will be checked for compliance with drawings and specifications. A listing of compliance checks shall be included in the turnover packages. The checks will be performed by the Contractor prior to commencement of the startup activities. The Contractor will be responsible for these compliance checks. Prior to commencement of the compliance check, a documented checking signoff will be developed by the Contractor for equipment and systems for the purpose of ensuring and documenting that major aspects of the Work have been properly installed and checked. The documentation will include sign-off provisions for the responsible Contractor personnel.

A construction punch list will be prepared for incomplete work and deficiencies. The Company and Contractor will review the system check list and construction punch list, and determine the extent of work required prior to turnover for test and startup. Construction punch list items, which do not preclude safe testing and startup, may be deferred until after startup.

12.2.3	Turnover Packages

Turnover packages will be prepared and delivered to Company for each system or subsystem prior to initial operation to identify system boundaries, testing requirements, and compliance check procedures.

Each turnover package will be assigned a unique number and title and a log will be maintained by the Contractor’s startup manager of all turnover packages indicating status through system completion. The turnover package will include the following:

•	A letter of transmittal (system release form) identifying the system being turned over.
•	Open items list which describe the exceptions and uncompleted work items within the boundaries of the system.
•	List of mechanical equipment, electrical equipment, and instrument index within the system.
•	If applicable, interim marked-up drawings to reflect system as-built

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conditions (P&IDs, piping and electrical, electrical single lines and electrical diagrams.)

•	Flush, leak test hydro records, continuity, and other test records as applicable.
•	Completed system compliance check records.

A startup and system turnover schedule will be prepared by the Contractor and reviewed by Company for the orderly execution of this phase of the Work.

When the Contractor determines that the equipment has been assembled, constructed or completed in accordance with the drawings, and that written operating procedures are available, the Contractor shall notify Company of the achievement of mechanical completion for sign-off and approval by Company.

Upon acceptance of any system or subsystem, the Company shall properly operate and maintain systems or subsystems under the Contractor’s technical direction in accordance with Contractor’s, Subcontractor’s, or Supplier’s instructions and procedures.

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13.0        PLANT OPERATIONS AND MAINTENANCE

13.1	Anticipated Manpower

Based on the plant in the above scope of work, the anticipated manpower to operate the plant is as follows:

Position                                                             Number

Plant Manager	1
Electrical/I&C Technician	1
Mechanical Maintenance 1 Helper	1
Shift Operator	4
Shift Operator Helper	4

13.2	Operations and Maintenance Manuals

Contractor shall provide detailed system and equipment instructions from the turbine generator supplier, the design engineer, condenser/ejector supplier, PLC supplier, and other major equipment suppliers.

The contractor shall supply five (5) copies of the instruction books for all equipment incorporated in the work specified herein to the Company. These shall give complete and detailed installation and operation instructions, with particular emphasis on sequence and methods to be used in future maintenance, disassembly, and reassembly. Special precautions, sequence of work, recommendations on methods of assembly, and adjustment of all parts requiring adjustment shall be covered in detail. Parts catalogs and other data shall be included for easy identification of parts for ordering replacements.

The above requirements shall be assembled together with three sets of all major drawings reduced to or copied onto 11 inch by 17 inches paper and bound in a permanent, strong, and serviceable cover without folding the drawings.

Instruction books as a minimum shall include as required the following:

1.	Recommended methods for assembly and adjustment of all parts requiring assembly or adjustment as part of O&M , including bearings.

2.	Overall system diagram, process flow sheets and/or process and instrument drawings.

3.	Schematic diagrams showing each discrete component in symbolic form along with its connecting points.

4.	Wiring diagrams showing internal and external connections to all components

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5.	Physical layout drawings identifying each major component. The parts lists shall be keyed to the devices shown on the physical layout drawings.

6.	Component parts list identifying each discrete component. The parts list shall be keyed to the devices shown on the physical layout drawings.

7.	Detailed operating instructions consistent with the operation and maintenance provisions provided or required by the various equipment suppliers as a condition of their warranty obligations.

8.	Recommended maintenance procedures including required test and calibration intervals.

9.	Test and calibration procedures for all devices including test equipment connection drawings.

10.	Procedures for troubleshooting the equipment and systems.

11.	List of recommended spare parts.

12.	Manufacturer’s instruction bulletins for all transducers, relays, instruments, etc., supplied by manufacturers outside the vendor’s own company.

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[23 pages of diagrams have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.]

File: RR-EPC_Exib-D_12-05-05_Rev0

EXHIBIT D

of the

ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT

Between US Geothermal, Inc. and Ormat Nevada, Inc., dated December 1, 2005

PERFORMANCE TEST AND CORRECTION CURVES

Revision 0 – December 5, 2005

This Exhibit sets forth the requirements for the conduct of the Performance Tests in accordance with the Engineering, Procure and Construction Contract and the criteria for establishing successful completion of these tests.

1.	DEFINITIONS

For the purposes of this Exhibit D capitalized terms when used shall have the meaning defined in the Contract, and as set forth below:

Capacity Test: The test to be conducted as defined in Section 2.3 below to determine the Net Deliverable Capacity of the Facility.

Correction Curves: As defined in Section 7 and Schedule B of this Exhibit D.

Design Conditions: The Geothermal Fluid, ambient air wet bulb temperature and power factor parameters as defined in Exhibit C sections 3.5 of the EPC Contract.

EPC Contract: Engineering, Procurement and Construction Contract between Company and Contractor, of which this Exhibit D is a part.

Geothermal Fluid or Brine: The geothermal brine to be supplied by Company to the Facility as described in Exhibit C.

Net Deliverable Capacity: The actual net power generated by the Facility net of all power loads for pumps and other internal uses of the Facility, as demonstrated in the Capacity Test and calculated according to formula 2 of Schedule A of this Exhibit D.

Net Power Correction Factor: The resultant correction factor of the product of the individual Correction Curves and the uncertainty factor, as defined in formula 1 of Schedule A of this Exhibit D.

Performance Guarantee: Per the Power Plant Design Criteria of Exhibit C, paragraph 3.5, of the EPC Contract.

Performance Test - Raft River EPC Contract, Exhibit D	Rev 0 – 12/05/05

*Certain portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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Reliability Test: The test to be conducted as defined in Section 2.4 below.

Synchronization Test: The test as defined in Section 2.1, below

Trip Test: The test as defined in Section 2.2 below.

Turbine Run Back Test: The test as defined in Section 2.5 below.

2.	PERFORMANCE TESTS

Additional information and requirements of the Performance Tests are provided in Section 6 or the EPC Contract.

All tests shall be conditional upon adequate and continuous supply of Geothermal Fluid and availability of electrical grid. If such conditions are inadequate, the tests will be considered according to the EPC Contract.

The Performance Tests will be comprised of the Synchronization Test, the Trip Test, the Reliability Test, the Capacity Test and the Turbine Run Back Test.

The results of the Capacity Test shall be corrected for variations in the conditions as specified in this Exhibit D.

2.1	Synchronization Test

The Synchronization Test will demonstrate that the plant is capable of automatic synchronization to the power transmission lines, and has reached the point where it is capable of delivering power to the grid. The generator shall be brought to synchronization speed and synchronized to the grid using Contractor’s recommended procedures. The unit shall operate at a positive flow of power from the plant to the grid for one hour, followed by a single trip test from whatever the unit’s one-hour operation has been to confirm that the unit will shut down safely. The results shall be recorded as per the attached “Test Record of the Synchronization Test”.

Critieria for Completion of the Synchronization Test

The Synchronization Test shall be considered successful if the test is conducted without any equipment malfunction and the plant is deemed ready for further testing per this Exhibit D.

If the grid is unavailable for the Synchronization Test through no fault of the Contractor, the test will be deemed complete on the date that the plant is deemed ready to be synchronized, including all purging of pentane lines and other pre-startup activities.

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2.2          Trip Test

The purpose of the test is to demonstrate that the ORMAT® Energy Converter (OEC) can be operated safely and reliably in the following conditions:

a.

The OEC shall run at stable condition at 50% (±5%), 75% (±5%), and 100% (±5%) of the Design Conditions power, and at maximum facility output, conditional upon adequate supply of Geothermal Fluid and the electric grid for between fifteen (15) minutes and one (1) hour without any failure or malfunction.

b.	The OEC shall be tripped manually with the OEC remaining in a safe condition without any damage and capable of immediate restart.

c.	After the OEC comes to a standstill and after re-setting the unit, it shall be started again according to the start procedure as described in the O&M Manuals and resume normal operation conditions.

The test will be recorded as per the attached “Test Record of the Trip Test”.

Criteria for Completion of the Trip Test

The Trip Test shall be considered successful if the test is conducted without any equipment malfunction or failure, and the turbine/generator does not exceed the manufacturer’s overspeed limit (not to exceed 130% of the synchronized speed of 1800 rpm).

2.3	Capacity Test

The Capacity Test shall determine the Net Deliverable Capacity of the Facility.

The Facility shall be tested for a period of twelve (12) hours (the “test period”). Data shall be recorded once every ten (10) minutes for the test period. The test period shall be used to verify the Facility capacity, during which the Geothermal Fluid conditions, ambient air wet bulb temperature and power factor shall be within the ranges covered by the Correction Curves, but in any case the OEC stipulated nameplate capacity shall not be exceeded.

Out of the test period, one continuous six (6) hour period shall be selected for the Capacity Test. The six hour Capacity Test period shall be selected as the one during the test period that provides the Net Power Correction Factor (CF, as defined in Schedule A of this Exhibit D) that is closest to the value of 1.0 (one point zero) when averaged over the six hour test interval.

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The test results will be recorded per the attached “Test Record of Capacity Test”, or similar form as may be agreed by the Contractor and Company at the time of the test.

The Capacity Test results shall be calculated in the following manner:

•

The instrument readings taken during the test period and the approved Correction Curves shall be used to calculate the corrected Net Deliverable Capacity (NDC) of the Facility in accordance with formula 2 of Schedule A to this Exhibit D.

•

Contractor shall compare the NDC with the Performance Guarantee. If such comparison shows that the Facility has not achieved the Performance Guarantee, the Capacity Test may be repeated thereafter in accordance with Section 4 of this Exhibit D.

Net Deliverable Capacity Deficiency or Surplus

The Net Deliverable Capacity Deficiency (NDCD), if any, shall be used for the purposes of calculating liquidated damages under Section 11.2.1 of the Contract.

The Net Deliverable Capacity Surplus (NDCS), if any, shall be used for the purposes of calculating the performance bonus payment under Section 11.3.2 of the Contract.

The NDCD or the NDCS shall be calculated using formula 3 and 4, respectively, of Schedule A to this Exhibit D.

2.4	Reliability Test

The period of the Reliability Test will demonstrate reliable continuous operation of the Facility.

The Reliability Test will be conducted to demonstrate that the Facility can meet 98.5% Availability, over a continuous 168 hour period, conditional upon adequate supply of the Geothermal Fluid and the electrical grid.

The test results will be recorded per the attached “Test Record of Reliability Test”.

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Calculation of Availability

Availability will be calculated as follows.

Availability (%) = HG / PH

where:

HG	=	Hours of Generation
	=	(PH – LH)

During the Reliability Test, the hours of generation shall include brine flow variation from 50% to 110% of design brine flow and manual trips of a production well pump and a pentane feed pump to verify stable operation under ordinary and expected upset conditions. Pump trips shall be undertaken at the discretion of Contractor within the 1st 24 hours of the test. Load change rate will be limited to 2 MW/minute, except after a pump trip. In any case, the minimum Brine flow shall be above 50% of Design Conditions during the test.

LH	=	Lost Hours of Generation

In the event that the Facility trips during the Reliability Test, the Lost

Hours of Generation (in hours) shall be the time that it takes to return to the generation level that preceded the trip, or the particular event that induced the trip.

PH	= =	Period Hours of the Reliability Test Period 168 hours (minimum).

Criteria for Completion of the Reliability Test

Upon completion of the minimum 168 hour test period, the Reliability Test will be deemed passed if the calculated Availability is greater than or equal to 98.5%. If the Availability is less than 98.5%, the test may continue on an hour by hour basis until the Reliability Test has been passed, upon agreement of Contractor and Company, which shall not be unreasonably withheld. At any time during the test, Contractor may choose to forfeit the test and restart at a later time.

2.5	Turbine Run Back Test

The purpose of the test is to demonstrate that the Facility will reliably run back to house power in the following conditions:

a.

Subject to adequate supply of Geothermal Fluid and the electric grid for one (1) hour without any failure or malfunction, the OEC shall run at stable condition at 100% (±5%), 75%(±5%), and 50% (±5%) of the

Performance Test - Raft River EPC Contract, Exhibit D	Rev 0 – 12/05/05

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Design Condition Net Deliverable Capacity, and at the maximum available Facility output not to exceed the generator nameplate capacity and not less than the anticipated house load.

b

The line breaker shall be tripped manually with the Facility remaining in a safe condition without any damage and operating at house power. The frequency of the power produced during the run-back shall not exceed that recommended by the electric and electronic equipment manufacturers of any component in the Facility.

The test will be recorded as per the attached “Test Record of the Turbine Runback Test”.

3.	TEST PROTOCOLS

The procedures for conducting the tests, including instrument calibration data, instrumentation data, and frequency of measurements will be detailed in individual test protocols. The individual test protocol will be drafted by Contractor and submitted to Company for review and approval at least ninety (90) days prior to the start of any individual test. Within twenty (20) days of receipt of the draft test protocol, Company will provide any comments or suggestions; if none are forthcoming; the test protocol will be deemed accepted. All components of the test protocol, including revisions, will be agreed upon by all parties at least twenty (20) days prior to the commencement of the tests. The test protocol will be consistent with the terms of this Exhibit D.

The test protocols shall explicitly state the industry codes and standards that will be used, the instrumentation required, the form of the expected results, and the anticipated time duration of the test.

4.	REPEATING TEST

4.1	Performance Tests – Other than Capacity Test

The Performance Tests, other than the Capacity Test, may be repeated if the Performance Test criteria are not met, or problems or deficiencies arise during the conduct of the tests which require cessation thereof, or Contractor opts to retest to improve test results. Contractor will establish the actions to be taken to bring about a successful completion of the tests at Contractor’s cost. Contractor shall take such actions and the tests shall be repeated.

Repeating one or more of the tests does not require repeating any of the other tests.

Performance Test - Raft River EPC Contract, Exhibit D	Rev 0 – 12/05/05

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4.2          Performance Tests – Capacity Test

The Capacity Test cannot be repeated after a Capacity Test result equals or exceeds the Performance Guarantee.

If the Facility fails to achieve the Performance Guarantee during the initial Capacity Test, Contractor may repeat the test under the following conditions, at Contractor’s cost:

a.	if Company and Contractor agree, such agreement not to be unreasonably withheld, that a test instrument was miscalibrated or the test result was otherwise erroneous.

b.	If heat exchangers are inspected and found not to be in “as new” clean conditions

c.

After Contractor has taken corrective measures by repairing or replacing and/or re-performing the affected part of the Work necessary to eliminate the Defect(s) or causes that have resulted in the Net Deliverable Capacity being less than the Performance Guarantee.

d.

At Contractors discretion, without undertaking corrective measures or showing such miscalibration or error, provided that the Net Power Correction Factor is closer to the value 1.0 (one point zero) than the prior Capacity Test, although the Net Power Correction Factor can be either negative or positive from test to test.

Contractor shall be entitled to repeat the Capacity Test, within a period of up to one hundred eighty (180) Days from the Substantial Completion Date or, if Section 6.4 of the EPC Contract applies, from the date that Contractor is able to commence the Capacity Test.

5.	INSTRUMENTATION

Contractor will specify a list of key instruments to be used during the Performance Tests in accordance with the test protocol described in Section 3 of this Exhibit D prior to the initiation of the test. The instruments will be calibrated in accordance with the standards of a recognized national organization.

5.1	Instrumentation Accuracy

Solely for the purposes of these tests, the following instrumentation will be required to have the following minimum after-calibration accuracies. The accuracies shall be updated in accordance with the final installed and calibrated instrumentation:

Performance Test - Raft River EPC Contract, Exhibit D	Rev 0 – 12/05/05

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Kilowatt and kilowatt-hour meters	± 0.75% (of full scale)
Brine flow rate	± 1.5% (of full scale)
Temperature	± 1°F
Pressure	± 1% (of full scale)
Power Factor	± 2% (of reading)

5.2	Measurements of Ambient Wet Bulb Temperature, Geothermal Fluid Conditions and Electrical Power

As a condition for the conduct of the tests, the Geothermal Fluid conditions, ambient air wet bulb temperature and power factor must be within the ranges covered by the Design Conditions. All conditions shall be measured at the points as defined in the following table:

Measurement	Location	Responsible Party
Net Power Plant Electrical Production	1. High side of the Main Step-up Transformer 2. Electrical feed point of the injection pumps	Contractor
OEC Gross Power	Generator Management Relay	Contractor
Power Factor	Generator Management Relay	Contractor
Brine Flow Rate	Brine supply interface point to the Facility	Contractor
Brine Inlet Temperature	Brine supply interface point to the Facility	Contractor
Pin Brine Inlet Pressure	Brine supply interface point to the Facility	Contractor
Pout Brine Outlet Pressure	Brine discharge interface point from the Facility	Contractor
P suction Brine Inlet Pressure to the injection pumps	Injection Pumps Suction line	Contractor
P discharge Brine Discharge Pressure from the injection pumps	Injection Pumps Discharge line	Contractor

Performance Test - Raft River EPC Contract, Exhibit D	Rev 0 – 12/05/05

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6.           CERTIFICATION

6.1	Test Data Certifications

Upon successful completion of each performance test performed under this Exhibit D, Contractor and Company shall jointly sign the test data and shall jointly issue a confirmation that the agreed testing protocols specified in this Exhibit D have been followed.

6.2	Performance Test Certifications – Other than Capacity Test

Upon successful completion of the performance tests performed under this Exhibit D, Contractor and Company shall jointly sign the test reports and shall jointly issue a certificate that testing has been completed and passed the requisite acceptance criteria for the Facility specifying the actual test results and confirming that the agreed testing protocols specified in this Exhibit D have been followed. Non-issuance of the certificate as aforesaid shall be referred to the dispute resolution procedures under Section 14 of the EPC Contract.

6.3	Performance Test Certifications – Capacity Test

Contractor shall deliver to Company notice that the Capacity Test has been completed, and the results of the test as soon as possible after the Capacity Test, and in any event prior to testing team and testing equipment leaving the Site. Within ten (10) Days of the Capacity Test, Contractor shall furnish to Company written notification of the results thereof in the form of a final report. The Company shall provide a written statement to the Contractor of the Company’s acceptance of the test, or of any objections to the test results that the Company may have. Such written statement shall be provided within five (5) working days (US basis) of Company’s receipt of the Capacity Test final report. In the event that Company fails to provide to Contractor a written statement within the designated time, the aforementioned results shall be deemed accepted by Company. If Company and Contractor disagree on the interpretation of the results of the Capacity Test, the dispute shall be referred to dispute resolution in accordance with Section 14 of the EPC Contract.

7.	CORRECTION CURVES

Correction curves for changes in the ambient air wet bulb temperature, brine flow rate, brine inlet temperature and power factor from the Design Conditions are provided in Schedule B to this Exhibit D.

In case of deviation of actual conditions from Design Conditions, the Correction Curves will be used to determine the correction factors (F1, F2, ...... etc.) to be applied as defined in Schedule A.

Performance Test - Raft River EPC Contract, Exhibit D	Rev 0 – 12/05/05

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The Correction Curves shall be provided in graphical (curve) and equation (curve fit) formats.

8.	CORRECTION FACTORS

F1	Ambient air wet bulb temperature net power correction factor as defined by the applicable Correction Curve formula.

F2	Brine flow rate net power correction factor as defined by the applicable Correction Curve formula.

F3	Brine inlet temperature net power correction factor as defined by the applicable Correction Curve formula.

F4	Power Factor correction factor as defined by the applicable Correction Curve formula.

9.	MEASUREMENT UNCERTAINTIES

For each one of the parameters, the uncertainties of the measurements required to calculate the parameter will be accumulated as per their percentage impact in calculating the total uncertainty of the parameter tested. In case of measurement uncertainties of parameters with correction curves, the percentage uncertainties will be determined by the percentage impact of the uncertainty on the measured parameter according to the correction curve. The resulting accumulated percentage uncertainty is applied to the parameter tested, determining the Measurement Uncertainties of each parameter.

Z1	-	Uncertainty factor of the electrical meter reading

[ *** ]

Where:

[ *** ]

Z2	-	Uncertainty factor of the Facility net power.

[ *** ]

Where:

Performance Test - Raft River EPC Contract, Exhibit D	Rev 0 – 12/05/05

*Certain portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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[ *** ]

Note:   The (+) sign in the uncertainty calculation will be used in capacity deficiency (CD) situation, while the (-) sign will be used otherwise.

Performance Test - Raft River EPC Contract, Exhibit D	Rev 0 – 12/05/05

*Certain portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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SCHEDULE A: FORMULAS

1.	CNEP	=	“Corrected Power Plant Net Electrical Production” [MW]

CNEP	=	[ *** ]

Where:

NEP =	“Power Plant Net Electrical Production” [MW] [ *** ]

[ *** ] as defined in Section [ *** ] of this Exhibit D.

CF	=	“Net Power Correction Factor”

CF	=	[ *** ]

Where [ *** ] are as defined in Section [ *** ] of this Exhibit D.

PDP =	Correction of Net Power Plant Output due to deviation from Plant Designed Pressure Drop [MW]

PDP	=	[ *** ]

Where [ *** ] are as defined in Section [ *** ] of this Exhibit D and [ *** ] is the ratio between [ *** ]

2.	NDC	=	Facility “Net Deliverable Capacity” [MW]

=	[ *** ]

3.	NDCD	=	Facility “Net Deliverable Capacity Deficiency” [MW]

if [ *** ]

NDCD = [ *** ]

if [ *** ]

NDCD = [ *** ]

4.	NDCS	=	Facility “Net Deliverable Capacity Surplus” [MW]

if [ *** ]

NDCS = [ *** ]

if [ *** ]

NDCS = [ *** ]

Performance Test - Raft River EPC Contract, Exhibit D	Rev 0 – 12/05/05

*Certain portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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SCHEDULE B

CORRECTION CURVES1

F1	Ambient wet bulb air temperature net power correction factor

F2	Brine flow rate net power correction factor

F3	Brine inlet temperature net power correction factor

F4	Power Factor net power correction factor

_________________________

1Note: curves are in a separate file “RR-EPC_Corr-Curves_12-01-05.pdf

Performance Test - Raft River EPC Contract, Exhibit D	Rev 0 – 12/05/05

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SCHEDULE C

TEST RECORDS

Performance Test - Raft River EPC Contract, Exhibit D	Rev 0 – 12/05/05

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TEST RECORD

of

TRIP TEST

% DESIGN LOAD	PRE-TEST STABLE CONDITION footnote[1]		UNIT TRIPPED MANUALLY	MAXIMUM OVERSPEED AFTER TRIP footnote[2]	UNIT TO STAND-STILL	RESET OF UNIT	START SIGNAL	UNIT ON LINE		Overspeed is within limits	All equipment and systems shut-down normally
	(Hr:Min)	(kW)	(Hr:Min)	(RPM)	(Hr:Min)	(Hr:Min)	(Hr:Min)	(Hr:Min)	(kW)	(yes/no)	(yes/no)

The Unit has met all requirements of the Trip Test and of Section 2.2 of Exhibit D of the EPC Contract.

Certified for Contractor

____________________ __________

signed date

____

printed

Certified by Company

____________________ __________

signed date

____

printed

---

[1] The Facility is required to perform the Trip Test at 50%, 75%, 100%, and maximum facility output (all to within ±5%) to the grid from the plant for 15 minutes to one hour before Trip Test.

[2] Maximum over-speed, per Design Criteria, shall be less than 125% of rated speed.

Performance Test - Raft River EPC Contract, Exhibit D	Rev 0 – 12/05/05

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TEST RECORD

of

RUN-BACK TEST

% DESIGN LOAD	PRE-TEST STABLE CONDITION footnote[1]		34.5kV LINE BREAKER TRIPPED MANUALLY	MAXIMUM OVER-FREQUENCY AFTER TRIP footnote[2]	MINIMUM UNDER-FREQUENCY AFTER TRIP	UNIT TO STABLE SPEED	STABLE FRE-QUENCY	UNIT ON LINE		over/under frequency is within limits	All equipment and systems run-back normally
	(Hr:Min)	(kW)	(Hr:Min)	(Hz)	(Hz)	(Hr : Min)	(Hz)	(Hr:Min)	(kW)	(yes/no)	(yes/no)

The Unit has met all requirements of the Run-Back Test and of Section 2.5 of Exhibit D of the EPC Contract.

Certified for Contractor

signed _______________ date _______________

printed _______________

Certified by Company

signed _______________ date _______________

printed _______________

[1] The Facility is required to perform the Run-Back Test at 50%, 75%, 100%, and maximum facility output (all to within ±5%) to the grid from the plant for 15 minutes to one hour before each Run-Back Test

[2] Maximum over-speed, per Design Criteria, shall be less than 125% of rated speed and maximum over-frequency shall be less than 113% of rated speed.

Performance Test - Raft River EPC Contract, Exhibit D	Rev 0 – 12/05/05

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TEST RECORD

of

RELIABILITY TEST

Page ___ of ___

Pump Trip Tests					
Pump (name and number)	**Tripped**	**Facility Stabilized**	**Pump Started**	**Facility Back to Pre-Trip Condition**	**Reliability Test for Pump passed?**
	(Hr : Min)	(Hr : Min)	(Hr : Min)	(Hr : Min)	(yes / no)
L1 Feed Pump					
L2 Feed Pump					
Circ Water Pump					
Injection Pump					
Production Well Pump					
Well Pump #2					
Well Pump #3					
Well Pump #4					
Well Pump #5					
Shaded areas of the pump trip test record are not applicable to the reliability test					

Record of Off-Line Hours				
Event Description	**Facility Tripped**	**Facility Returned to pre-trip load**	**Elapsed Hours off-line**	**Cumul. Hours Off-line**
	(Hr : Min)	(Hr : Min)	(Hr)	(Hr)
TOTAL				

Performance Test - Raft River EPC Contract, Exhibit D

Rev 0 – 12/05/05

Performance Test - Raft River EPC Contract, Exhibit D	Rev 0 – 12/05/05

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TEST RECORD
of
RELIABILITY TEST

Page ___ of ___

Other Reliabilty Tests

Other Tests (describe)	Start Test	Complete Test	Start Back to pre-test condition	Facility Back to Pre-Test Condition	Reliability Test Passed?
	(Hr : Min)	(Hr : Min)	(Hr : Min)	(Hr : Min)	(yes / no)

Reliability Test Calculation

Availability = HG / PH = _____ / _____ = _____

Calculation of PH:

Start of Reliability Test (date, hour : minute) ________________

Conclusion of Reliability Test: (date, hour : minute) ________________

PH = Total Period Hours (hours) ________________

Calculation of HG:

HG = PH - Hours of Lost Generation (from Table above)

_____ - _____ = _____

The Unit has met all requirements of the Reliability Test and of Exhibit D of the EPC Contract.

Certified for Contractor

________________ ________
signed date

____
printed

Certified by Company

________________ ________
signed date

____
printed

Performance Test - Raft River EPC Contract, Exhibit D	Rev 0 – 12/05/05

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TEST RECORD
of
CAPACITY TEST

PROJECT: Raft River Phase 1
Rev. #:
Date: Page #: 1 of ____

START (Date Hr. Min.):

Measurement		1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17
Accumulated Time	Hr																	
Brine temperature (inlet to Facility)	°F																	
Brine flow rate	kph																	
Ambient air wet bulb temperature	°F																	
Brine Inlet Pressure (inlet to Facility)	PSI																	
Brine Outlet Pressure (Outlet from Facility)	PSI																	
Brine Suction Pressure (inlet to Injection Pumps)	PSI																	
Brine Discharge Pressure (discharge from Injection Pumps)	PSI																	
Power Factor																		
OEC Gross Power	MW																	
Power Plant Net Power (HV)	MW																	
Injection Pumps Power (MV)	MW																	

The Capacity Test has been performed per the written requirements of Exhibit D of the EPC Contract. Contractor shall submit Test Certification report per Section 2.3.

Certified for Contractor

______________ ______
signed date

____
printed

Certified by Company

______________ ______
signed date

____
printed

Performance Test - Raft River EPC Contract, Exhibit D	Rev 0 – 12/05/05

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RAFT RIVER GEOTHERMAL POWER PLANT #1

Wet Bulb Temperature Correction Curve

(Water Cooled Option)

[GRAPH[

[***]

Performance Test - Raft River EPC Contract, Exhibit D	Rev 0 – 12/05/05

*Certain portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

EXECUTION COPY

RAFT RIVER GEOTHERMAL POWER PLANT #1

Brine Flow Correction Curve

(Water Cooled Option)

[GRAPH[

[***]

Performance Test - Raft River EPC Contract, Exhibit D	Rev 0 – 12/05/05

*Certain portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

EXECUTION COPY

RAFT RIVER GEOTHERMAL POWER PLANT #1

Brine Inlet Correction Curve

(Water Cooled Option)

[GRAPH[

[***]

Performance Test - Raft River EPC Contract, Exhibit D	Rev 0 – 12/05/05

*Certain portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

EXECUTION COPY

RAFT RIVER GEOTHERMAL POWER PLANT #1

Generator Power Factor Correction Curve

(Water Cooled Option)

[GRAPH[

[***]

Performance Test - Raft River EPC Contract, Exhibit D	Rev 0 – 12/05/05

*Certain portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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EXHIBIT E

WARRANTY CLAIM PROCEDURES

          1.      Where Company has agreed in accordance with the terms of the Contract to take corrective action, and upon notifying Contractor as set forth in Section 10.3.1 of the Contract, Company may undertake corrective action, but Contractor reserves the right to investigate and determine the eligibility of such warranty claim.

          2.      Company shall notify Contractor in accordance with Section 10.3.1 of the Contract and provide documents per paragraph 3 below together with a written cost estimate of the corrective action required. As soon as reasonably possible following the receipt of said documents and cost estimate, Contractor shall investigate the defect and shall issue written instructions to Company on the corrective action to be undertaken, or Contractor shall undertake corrective action by its own employees or agents.

          3.      The following procedures shall be observed in all Contractor warranty claims for the Facility in connection with which Company taken corrective action at Contractor’s request as identified in paragraph 1 above:

                    (a)      A failure report, which shall contain technical and logistic information sufficiently detailed to enable Contractor to assess the damage to the Work and to evaluate appropriate corrective action in the form as agreed to by Company and Contractor, shall be provided by Company as soon as reasonably practicable after the occurrence of any event giving rise to a warranty claim.

                    (b)      Warranty claims shall be submitted in accordance with paragraph (d) below, and shall include, as a required minimum, the following documents:

          (i)      Applicable failure report;

          (ii)      List of equipment and materials purchased or used in accomplishing the repair, schedule of operations and subcontractors hours applicable to each claim, and a copy of any internal work orders or purchase orders prepared in connection with each such claim;

          (iii)      Company’s maintenance and repair records with respect to the equipment for which the claim is being made (Company shall include with such maintenance and repair records the manufacturer/vendor part number and serial number and the identification by part number and serial number of the next major assembly call-out (such as, but not limited to, turbine, generator, electrical cabinet)); and

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          (iv)      copies of invoices received or prepared for costs and expenses claimed.

The documentation to be provided pursuant to paragraphs (b)(ii) and (b)(iii) above, shall be in a form reasonably acceptable to Contractor.

                    (c)      All warranty claims pertaining to failure of the equipment for which Company has independently undertaken corrective action during any calendar month shall be submitted to Contractor on or before the last day of the following calendar month. Claims shall be paid by Contractor on a net 30 basis. Work performed by Company under a warranty claim shall be billed on a “time and material” basis as defined below:

                    (d)      “Time and Material” in connection with a warranty claim is defined as follows:

          (i)      With respect to “Time”, the product of one hundred fifteen percent (115%) of the normal hourly wage (including fringe benefits, insurance and taxes) Company pays with respect to its particular employee (not including overhead) multiplied by the number of hours each employee performed the particular Work.

          (ii)      With respect to “Material”, one hundred ten percent (110%) of the actual purchase price paid by Company or an affiliate to a third party for the materials incorporated or consumed in connection with the Work; and

          (iii)      With respect to Work performed by a subcontractor (other than an entity which directly or indirectly controls, is controlled by, or is under common control with, Company, Work done by any such entity being deemed Work done by Company through its own employees for purposes of this definition), one hundred ten percent (110%) of the actual amount paid by Company to the subcontractor for such Work.

                    (e)      Accounting settlement between Company and Contractor due to warranty claims shall occur on a quarterly basis.

                    (f)      Company shall maintain adequate records to support all warranty claims and allow Contractor to audit warranty claims upon no less than ten (10) Days period notice.

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EXHIBIT F

APPROVED VENDORS LIST

Equipment Item	Name of Supplier/Vendor
Turbine/OEC	Ormat Systems
Generator	Ideal Electric Co., Kato Engineering, Hundai ; Brush HMA
Feed Pump and Brine	Goulds Pumps, Floway Pumps, FlowServe, Johnston
Pumps	Pump Company, Ingersoll Dresser; ITT; Bunghartz
Air Coolers *[1]	Ormat Systems
Tube and shell Heat Exchangers*[1]	Ormat Systems
Cooling Towers	Cooling Tower Depot, Marley
Auxiliary Transformers	Haward, Virginia Transformer Corp., ABB, Cooper , Siemens
Air Compressors	Atlas Copco, Cooper (Joy) Turbo Division, AC Compressors, Quincy, Hamworthy Belliss & Morcom (UK), Said Macchine Impianti (IT), Ingersol Rand
Switchgear	Powell, Powercon Corp., S&C Electric Canada Ltd, Babco Electric & Engineering Ltd (CN), Blenkhorn & Sawle (CN), Ardan (ISR), Schneider (ISR) ; Siemens
Central Station Control	Ormat Systems HMI-Citect, Cimplicity PLC-Allen Bradley, GE
Motor Control Center	Allan Bradley, GE, Merlin Gerin; Moller Electric Inc. (CN), ADEX (ISR), ILS (ISR), Schneider (FR), ABB; Siemens ; Holec; Terasaki
Step-up Transformer	Waukesha Electric System, Virginia Transformer

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Equipment Item	Name of Supplier/Vendor
Corp., Elco (ISR), Fortune Electric Co. (TW), ABB; Fortune;
Pumps	Goulds Pumps, Floway Pumps, FlowServe, Bungartz (GER)
Instruments and Control Valves	Neles Control Group, Jamesbury Inc., Fisher Controls Int’l LLC, De Zurick, Habonim Industrial Valves LTD (ISR), Hamlet (ISR), Masoneilan, Vanessa Valve Corporation (IT), Tyco ; Flowserve; Valtek; Tyco

*[1]

As being part of the OEC, which is a complete unit, Contractor or Ormat System may, at its discretion, assign the manufacturing of part or all of the OEC Heat Exchanger to an outside manufacturer, with the adequate certifications under Contractor or Ormat System design and supervision.

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EXHIBIT G

PERMITS

          This Exhibit G defines the current scope and allocation of permitting and contracting work for the Project. Contractor is responsible for only the permits expressly designated below as being the responsibility of Contractor; Company is responsible for obtaining all other Project related permits.

PERMITS & CONTRACTS	Prepare by and responsibility party
Conditional Use Permit	Company
Production Well Permits	Company
Injection Well Permits	Company
Air Quality Permit to Construct	Company
Water Rights Use for CT	Company
Transmission Easements (through BLM)	Company
Pipeline road easements (from highway district)	Company
Private land lease & easements	Company
Geothermal leases	Company
County Building Permit – Power Plant	Contractor
Storm Water Pollution Prevention Plan – Power Plant (containment plan during construction)	Contractor*
Storm Water Pollution Prevention Plan (containment plan during operation)	Company
Blowdown land application	Company
Certificate of occupancy	Company
Boiler permits	Company
Idaho Power Certifications	Company

* Contractor shall not be responsible for any delay that may occur in obtaining Governmental Authority approval of the Storm Water Pollution Prevention Plan.

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EXHIBIT H

CERTIFICATE OF SUBSTANTIAL COMPLETION

US Geothermal, Inc.
1509 Tyrell Lane, Suite B
Boise, ID 83706
Attn: Daniel Kunz

          With reference to the ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT (the “Contract”) dated September __, 2005 between US GEOTHERMAL, INC. (“Company”), and ORMAT NEVADA, INC. (“Contractor”) for construction of the unit number one Raft River Geothermal Project power plant in Cassia County, Idaho, Company hereby confirms and certifies that the requirements of the Contract for Substantial Completion set forth in the Contract have been achieved as of _____________, 200_.

          Terms defined in the Contract shall have the same meaning when used herein.

          Executed this ____ day of ________________, 200__.

Ormat Nevada, Inc.

By: ________________________________
Name: ______________________________
Title: _______________________________

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EXHIBIT I

CERTIFICATE OF FINAL COMPLETION

US Geothermal, Inc.
1509 Tyrell Lane, Suite B
Boise, ID 83706
Attn: Daniel Kunz

          With reference to the ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT (the “Contract”) dated as of December 5, 2005 between RAFT RIVER ENERGY I LLC (“Company”), and ORMAT NEVADA, INC. (“Contractor”) for construction of the unit number one Raft River Geothermal Project power plant in Cassia County, Idaho, Company hereby confirms and certifies that the requirements of the Contract for Final Completion set forth in the Section 4.4 of the Contract have been achieved as of _____________, 200_. Attached hereto is a list of the Punchlist Items submitted by Contractor for approval by Company pursuant to Section 4.9 of the Contract.

          Terms defined in the Contract shall have the same meaning when used herein.

          Executed this ____ day of ________________, 200__.

Ormat Nevada, Inc.

By: ________________________________
Name: ______________________________
Title: _______________________________

AGREED:

US Geothermal, Inc.

By: ________________________________
Name: ______________________________
Title: _______________________________

Date Signed: _________________________

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EXHIBIT J

FORM OF FINAL LIEN WAIVER

WAIVER OF LIENS/RELEASE
AND CERTIFICATE OF FINAL PAYMENT

          With reference to the Engineering, Procurement and Construction Contract (“Contract”) dated as of December 5 2005 between the undersigned, ORMAT NEVADA, INC., (“Contractor”) and US Geothermal, Inc. (“Company”) for construction of the unit number one Raft River Geothermal Power Project power plant in Cassia County, Idaho, Contractor hereby certifies and represents that it has made, or will make, when due, full payment of all costs, charges and expenses incurred by it or on its behalf for work, labor, services, materials and equipment supplied to the foregoing premises and/or used in connection with its work under the Contract with respect to the Facility, other than any thereof for which payment has been requested in the invoice of even date herewith.

          Contractor hereby covenants that it will require each of its subcontractors and material suppliers to make full payment of all costs, charges and expenses incurred by them or on their behalf for work, labor, services, materials and equipment supplied to the foregoing premises and/or used by them in connection with the undersigned’s work under the Contract with respect to the Facility, other than any thereof for which payment has been requested in the invoice of even date herewith.

          In consideration of ____________________Dollars ($__________) as final payment under the Contract for work performed by Contractor as of _________, 200_, Contractor, upon receipt of such final payment hereby unconditionally releases and forever discharges Company and Company’s premises and property from all claims, liens and obligations of every nature arising out of or in connection with the payment of the aforesaid final payment except as set forth below:

          (Note: If none, write “NONE” in space above. Any claims excepted must be described and the specific amount claimed must be set forth.)

          As additional consideration for the aforesaid final payment, Contractor, upon receipt of such payment agrees to indemnify and hold harmless Company from and against all costs, losses, claims, causes of action, judgments and expenses, including attorney’s fees arising out of or in connection with claims against Company, which claims arise out of the performance of the work under the Contract with respect to the Facility and which may be asserted by Contractor or any of its Subcontractors or any of their representatives, officers, agents or employees except for those claims listed above.

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          The foregoing shall not relieve Contractor of its obligations under the provisions of the Contract, which by their nature survive completion of the work including, without limitation, warranties, guarantees and indemnities.

          Executed this __________________day of ________________________, _____.

ORMAT NEVADA, INC.

By:  ______________________________

NAME: ___________________________

TITLE:  ___________________________

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EXHIBIT K

LIQUIDATED DAMAGES AND BONUSES

1.      Delay Liquidated Damages

          If the Substantial Completion Date does not occur on or before the Guaranteed Substantial Completion Date, then Contractor shall pay to Company liquidated damages calculated as the sum of the amount set forth below for each Day that the Substantial Completion Date is after the Guaranteed Substantial Completion Date during the period between the Guaranteed Substantial Completion Date and the Substantial Completion Date:

Number of Days that Substantial Completion Occurs After the Guaranteed Substantial Completion Date	Amount of Liquidated Damages per Day
0 - 3 Days	$0
4 – 7 Days	$4,300
8+ Days	$7,100

2.      Schedule Bonus

          If the Substantial Completion Date occurs (a) before the Guaranteed Substantial Completion Date and (b) no later than fifteen (15) months after the date of issuance of the Notice to Proceed plus the extension days, if any, of the Guaranteed Substantial Completion Date under the terms of this Contract, then Company shall pay to Contractor a bonus calculated as the sum of the amount set forth below for each Day that the Substantial Completion Date is before the Guaranteed Substantial Completion Date:

Number of Days that Substantial Completion Occurs Before the Guaranteed Substantial Completion Date	Amount of Bonus per Day
0 - 3 Days	$0
4 – 7 Days	$2,100
8 - 14 Days	$3,600

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15 – 30 Days	$5,400
31+ Days	$5,700

The Schedule Bonus for any period greater than thirty (30) Days shall be subject to the approval of Company, which approval shall be given if the Facility and the remainder of the Project will be ready for operation on such date.

3.      Performance Liquidated Damages

     If the Net Deliverable Capacity result from the final Capacity Test is less than the Performance Guarantee, then Contractor shall pay to Company liquidated damages calculated as the sum of the amount per kW for each kW that such Net Deliverable Capacity is less than the Performance Guarantee as follows and in accordance with Formula 3 in Schedule A of Exhibit D:

Amount of kW that the Net Deliverable Capacity is less than the Performance Guarantee	Amount of Liquidated Damages per kW
0 - 150 kW	$900
150+ – 250 kW	$1,800
250+ - 500 kW	$2,400
500+ kW	$3,800

4.      Performance Bonus

          If the Net Deliverable Capacity result from the final Capacity Test is greater than the Performance Guarantee, then Company shall pay to Contractor a bonus calculated as the sum of the amount per kW for each kW that such Net Deliverable Capacity is greater than the Performance Guarantee as follows and in accordance with Formula 4 in Schedule A of Exhibit D:

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Amount of kW that the Net Deliverable Capacity is greater than the Performance Guarantee	Amount of Bonus per kW
0 - 150 kW	$0
150+ - 250 kW	$500
250+ - 500 kW	$1,000
500+ kW	$1,500

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EXHIBIT L

CHANGE ORDER FORM

Prepared By:	Change Order Form	Rev. #	Date

Description of Change

Change Requested By:	Date:	Basis of Change:

Price of this Change:
Additional time required for Change:

APPROVALS
	Name/Title/Company & Signature	Date
Submitted By:
Approved and Accepted By:
Other:
Attachments to this change Proposal:

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EXHIBIT M

CHANGE ORDER REQUEST FORM

Prepared By:	Change Order Form	Rev. #	Date

Description of Change

Change Requested By:	Date:	Basis of Change:

Price of this Change:
Additional time required for Change:

APPROVALS
	Name/Title/Company & Signature	Date
Submitted By:
Approved and Accepted By:
Other:
Attachments to this change Proposal: